As filed with the Securities and Exchange Commission on September 2, 1999.
                                                      Registration No. 333-70523


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 2 TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ADVANCED VIRAL RESEARCH CORP.
        ----------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
        ----------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      5129
        ----------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   59-2646820
        ----------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

1250 East Hallandale Beach Blvd., Suite 501, Hallandale, Fl 33009 (954) 458-7636
--------------------------------------------------------------------------------
   (Address and telephone number of Registrant's principal executive offices)

                      Shalom Z. Hirschman, M.D., President
1250 East Hallandale Beach Blvd., Suite 501, Hallandale, Fl 33009 (954) 458-7636
--------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)


                                 ---------------
                                   Copies to:
                               CHARLES J. RENNERT
                   Berman Wolfe Rennert Vogel & Mandler, P.A.
                          NationsBank Tower, Suite 3500
                          100 Southeast Second Street
                            Miami, Florida 33131-2130
                     (305) 577-4177 Phone (305) 373-6036 Fax


                                 ---------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                               CALCULATION OF REGISTRATION FEE

                                                       Proposed maximum           Proposed maximum
   Title of each class of           Amount to         offering price per         aggregate offering            Amount of
securities to be registered       be registered            share(1)                   price(1)           registration fee(2)
---------------------------       -------------            --------                   --------           --------------------

Common stock par                   89,912,993                $0.20                 $17,982,598.60               $5,000
value $0.00001 per share

Total Fee                                                                                                       $5,000
                                                                                                                ======


-----------------------
(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the closing bid and ask prices of the common stock on August 24, 1999, as reported on the OTC Electronic Bulletin Board.
(2)  $3,017 of the fee was previously paid.

                          ----------------------------

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                      [This Space Intentionally Left Blank]

             Prospectus subject to completion, dated August 31, 1999.


                                89,912,993 Shares

                          ADVANCED VIRAL RESEARCH CORP.

                                  Common Stock


         The shareholders named on page 41 are selling up to 89,912,993 shares of our common stock.


         Advanced Viral common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "ADVR." On August 25, 1999 the low and high bid prices for the common stock on the Bulletin Board were $0.20 and $0.21, respectively.


         Investing in our common stock involves substantial risks. See "RISK FACTORS" beginning on page 3.

                            ------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                            ------------------------


                  The date of this prospectus is _______, 1999.


The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


Prospectus Summary................................................................................................1

Risk Factors......................................................................................................3

About this Prospectus.............................................................................................8

Where to Find More Information....................................................................................8


Information Incorporated by Reference.............................................................................8

Forward-looking Statements May Prove Inaccurate...................................................................8

Market Price of and Dividends on the Common Stock and Related Shareholder Matters................................10


Capitalization...................................................................................................11

Selected Consolidated Financial Data.............................................................................12

Management's Discussion and Analysis of Financial Condition and Results of Operations............................14

Business.........................................................................................................25

Management.......................................................................................................34

Principal Shareholders...........................................................................................39

Selling Shareholders.............................................................................................40

Certain Relationships and Related Transactions...................................................................43

Description of Common Stock......................................................................................43

Use of Proceeds..................................................................................................43

Plan of Distribution.............................................................................................43

Legal Matters....................................................................................................45

Experts..........................................................................................................45

Financial Statements............................................................................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights only some of the important information contained elsewhere in this prospectus about the offering and Advanced Viral Research Corp. ("Advanced Viral"). You should read the entire document carefully for a complete understanding of our business and the securities offered in this prospectus, including the "Risk Factors" section, the financial statements and notes to the financial statements, and the documents incorporated by reference into this prospectus, before making any decision to invest in the common stock

         This prospectus is part of a registration statement on Form S-1 that we have filed with the Securities and Exchange Commission. The SEC allows us to "incorporate by reference" information that we file with them. This means that we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that we file later will automatically update and may supersede this information. For further information about Advanced Viral and the securities being offered, you should refer to the registration statement and the documents that are incorporated by reference.

GENERAL INFORMATION ABOUT ADVANCED VIRAL

         Advanced Viral was formed to engage in the production and marketing, promotion and sale of the pharmaceutical product Reticulose(Trademark), an anti-viral peptide-nucleic acid preparation, for the treatment of certain viral diseases such as:

         o Human Immunodeficiency Virus (HIV), including Acquired Immune Deficiency Syndrome (AIDS);

         o Hepatitis B, which causes both the acute and chronic forms of HBV, a liver disease that is a major cause of illness and death throughout the world, and can lead to cirrhosis and hepatocellular carcinoma (liver cancer);

         o Hepatitis C, a potentially deadly disease that may lead to cirrhosis and liver cancer;

         o        Human Papilloma Virus (HPV), which causes genital warts;

         o other interferon-related viruses, which produce a substance known as interferon in cell cultures or host tissues in response to infection which is capable of inducing a state of resistance to superinfection with a related or unrelated virus; and

         o Rheumatoid Arthritis, an autoimmune disorder that causes the body's immune system to attack the lining of the joints and can lead to joint deformity or destruction, organ damage, disability and premature death.

         We are a development stage company and our operations over the last five years have been limited principally to engaging in research, in vitro testing and analysis of Reticulose in the United States, and engaging others to perform testing and analysis of Reticulose on human patients outside the United States. In connection with these engagements, we have granted distribution rights for Reticulose in certain foreign countries. Shalom Hirschman, M.D., our President, has monitored the testing of Reticulose and has recently performed certain analyses of Reticulose with our laboratory personnel, which analyses we believe may be used in connection with the FDA approval process. In addition, we have recently contracted with GloboMax LLC of Hanover, Maryland to advise us in our preparation and filing of an IND with the FDA, and to otherwise assist us through the FDA process with the objective of obtaining full approval for the manufacture and commercial distribution of Reticulose in the United States.

         Our offices are located at 1250 East Hallandale Beach Boulevard, Suite 501, Hallandale, Florida 33009 and 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number in Hallandale, Florida is (954) 458-7636 and our telephone number in Yonkers, New York is (914) 376-7383.

                                          Summary Statement of Operations Data

                                                                   Years Ended December 31
                                     -----------------------------------------------------------------------------------
                                                1994             1995            1996             1997            1998
                                                ----             ----            ----             ----            ----

Net revenues                                  $84,852          $68,483        $102,907         $121,923         102,992

Net loss                                    ($440,837)       ($401,884)    ($1,154,740)     ($4,141,729)    ($4,557,710)

Net loss per common share                      ($0.00)          ($0.00)         ($0.00)          ($0.02)         ($0.02)

Weighted average # of shares              238,354,491      248,002,608     257,645,815      274,534,277     294,809,073

                                               Summary Balance Sheet Data

                                                                         December 31
                                      ----------------------------------------------------------------------------------
                                                 1994            1995             1996            1997            1998
                                                 ----            ----             ----            ----            ----

Total Assets                                 $452,264         $796,241      $1,716,800       $4,189,842      $3,304,953

Long-term debt                                      -                -               -       $2,384,793       1,625,299

Stockholders' equity per common share           $0.00            $0.00           $0.01            $0.01           $0.00

Shares outstanding at year end            241,616,991      251,181,774     267,031,058      277,962,574     296,422,907


                                  RISK FACTORS

         Our securities are highly speculative. You shouldn't purchase them unless you can afford to lose your entire investment. You should consider very carefully the following risk factors before you decide to purchase our securities, as well as all other information set forth elsewhere in this prospectus, particularly the information contained in the consolidated financial statements in this prospectus.

1. Because our shares are 'penny stocks,' you may be unable to resell them in the secondary market.

         Our common stock is subject to the Securities Enforcement and Penny Stock Reform Act of 1990, which requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

         In addition, because our securities do not meet the exceptions to the penny stock regulations cited above, trading in our securities is covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934 for securities that are not listed on The Nasdaq Stock Market or any national securities exchange. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

         Because our securities are subject to the regulations applicable to penny stocks, the market liquidity for our securities may be adversely affected. The regulations on penny stocks limit the ability of broker/dealers to sell our securities and thus the ability of purchasers to sell our securities in the secondary market. In addition, certain states may have rules and regulations that impose additional sales practice requirements on broker-dealers who sell the common stock.


2. If we do not receive FDA and other regulatory approvals we will not be permitted to sell our product.


         Reticulose has not been registered or approved for commercial distribution by the Food and Drug Administration of the United States Department of Health and Human Services, or any other applicable foreign government body. Reticulose cannot be sold until the FDA and corresponding foreign regulatory authorities approve Reticulose for medical use. This means that:

         o We have conducted and will continue to conduct expensive and time consuming clinical trials of Reticulose;

         o We have incurred and will continue to incur the expense and delay inherent in seeking FDA approval of Reticulose; and

         o        We will face similar regulatory issues in foreign countries.

3. If Reticulose is not certified for free sale in the Bahamas or other country in which it is manufactured, or if we do not receive FDA approval, Reticulose will not be approved for commercial distribution and sale in any country.

         A free sales certificate is a document typically issued by a country in which a pharmaceutical product is manufactured which certifies that such country permits the "free sale" of such product in such country. Most countries require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured before allowing the registration of such product for use in that country. However, the Bahamas, where our manufacturing facility is located, has no procedures currently in place to issue a "free sales certificate" for any therapeutic drug, including Reticulose. If we do not obtain a free sales certificate or other equivalent document from the Bahamas or another country, or if we do not receive FDA approval, it is possible that we will not be able to meet registration requirements in the countries which require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured, which means that Reticulose will not be approved for commercial distribution by any country.

4. Because Reticulose has not been approved and is not currently marketable, we cannot be sure if we will ever generate revenues from sales of Reticulose, and thus you could lose your entire investment in our company.

         We have a very limited operating history, insignificant operating revenues and must be considered promotional and still in our early developmental stage. From inception through June 30, 1999, we had an accumulated deficit of $15,516,808. We are dependent upon approval by the FDA and foreign regulatory authorities of Reticulose for sale before we can begin any significant commercial operations. We are uncertain that we will ever receive FDA approval to sell Reticulose. Since 1962, when Reticulose, among many other drugs, was reclassified as a "new drug" by the FDA, the FDA has not permitted Reticulose to be marketed in the United States. This has been the direct result of our inability to satisfy the regulatory protocols and the substantial preapproval requirements imposed by the FDA upon the introduction of any new or unapproved drug product pursuant to our prior Notice of Claimed Investigational Exemption for a New Drug ("IND"). FDA approval first requires clinical testing of Reticulose in human trials, and such clinical testing cannot be conducted in the United States until we satisfy the FDA's requirements in a new IND for Reticulose.

         Although we currently anticipate the submission of a new IND to the FDA with the aid of Globomax, we are uncertain as to when such IND will be submitted, and when submitted that the FDA will approve such IND. If such approval is granted, additional financing to fund the first phase of human clinical trials will be necessary in the absence of grants or other subsidies, and we cannot be certain that additional financing will be available to us. We are uncertain as to whether the results of such human clinical trials will prove that Reticulose is safe or effective in the treatment of any diseases.


         Further, we are uncertain as to whether Reticulose will ever be approved for commercial distribution by any country. There is nothing at this time upon which to base any assumption that we will either generate operating revenues or will ever be able to operate on a profitable basis. Our shareholders and holders of options and warrants may lose all or a substantial portion of their investment. See "Business -- Competition," "-- Testing Agreements" and "--Government Regulation."


5. Because Reticulose has gained limited medical acceptance, has not been approved for sale by regulatory authorities, sales of Reticulose have been limited to sales for testing purposes only.

         Reticulose is neither widely known nor accepted by the medical community nor approved for use in the United States for any purpose by the FDA. Two articles published in 1962 in recognized medical journals have questioned the anti-viral effect of Reticulose on Mumps, Encephalitis and Herpes Simplex utilizing tissue culture; on Herpes Simplex in students; and on Lansing Polio and mouse adapted and egg adapted Influenza: A. C. Kempe, "Failure to Demonstrate Antiviral Activity of Reticulose," American Journal of Diseases of Children, Vol. 103, May 1962, and Behbehani, "The Effect of Reticulose on Viral Infections of Experimental Animals," Southern Medical Journal, Vol. 55, February 1962. We cannot be certain that Reticulose will be effective in treating viruses of any variety on a wide scale or any other basis. See "Management's Discussion and Analysis and Results of Operations," "Business -- Government Regulation" and "Testing Agreements."

         The only revenues we have received from sales of Reticulose are insignificant revenues related to distribution of the drug for testing purposes. Without FDA and other regulatory approvals, timely or otherwise, we will be unable to generate sales through our distribution agreements through the marketing of Reticulose in their territories. We currently have exclusive distribution agreements in place with various distributors to market and sell Reticulose, subject to each distributor obtaining regulatory approval, in the following countries: Mexico, China, Japan, Hong Kong, Macao, and Taiwan (AVIX International Pharmaceutical Corp., a New York corporation); Channel Islands, Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize and Saudi Arabia (Commonwealth Pharmaceuticals, a corporation organized under the laws of Cayman Islands, British West); and Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (DCT S.R.L., an Argentine corporation). We are dependent upon obtaining regulatory approval of Reticulose for sale and use in the United States, in other developed countries, or alternatively in one or more of our distributors' territories in order to have the potential for significant distribution and sales of Reticulose.

6. The complexity and expense of complying with government regulations decreases the likelihood that we will be able finance necessary research, development and other operating expenses.

         The FDA and comparable regulatory agencies in foreign countries impose substantial requirements upon the introduction of therapeutic drug products including lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures. Registration or approval of a pharmaceutical product in at least one other country is a prerequisite to obtaining registration for sale in many Third World countries. Such governmental regulation decreases the likelihood that FDA approval for the sale of Reticulose in the United States or elsewhere will ever be obtained or that we will have adequate funds to finance the necessary clinical studies and related costs. In addition, the effect of the FDA and foreign government regulation will be to delay marketing of Reticulose for a considerable period of time, to impose costly procedures upon our activities and to impede and/or prevent our ability to compete with larger companies in our industry. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted.

7. We might not be able to raise additional capital needed to pay our operating expenses as needed.

         We will need to raise additional capital in the near future. We cannot be certain that we will be able to raise additional funds on favorable terms or at all, or that any funds raised will be sufficient to permit us to meet the considerable costs of the full range of continued research and development and testing, as well as the clinical trials that may be required by the FDA in order to obtain approval for the IND to test Reticulose in the United States. Unless we are able to generate sufficient revenue or raise additional funds when needed, it is likely that we will be unable to continue our planned activities, even if we are making progress with our research and development projects. We expect to continue to incur substantial research, product development, and regulatory expenses.


8. The exercise or conversion of our outstanding convertible securities could have a significant adverse impact on the market price of our common stock.


         As of the date of this prospectus, in addition to the 303,192,035 shares of our common stock currently outstanding, the following securities are outstanding:

         o Stock options to purchase an aggregate of 28,265,415 shares of common stock at exercise prices ranging from $0.11 to $0.36

         o Warrants to purchase an aggregate of 7,378,450 shares of common stock at prices ranging from $0.20 to $0.864

         o Convertible debenture currently estimated to be convertible into an aggregate of approximately 20,833,333 based upon an average closing price of $0.10 (the "RBB Debenture").

         o Convertible debentures currently estimated to be convertible into an aggregate of approximately 26,666,667 shares based upon an average closing price of $0.10 (the "Focus Debentures").

         If all the options, warrants, and convertible debentures were fully exercised and converted, as the case may be, there would be outstanding an additional 89,912,993 shares of common stock, all of which would be available for public resale. The sale or availability for sale of this number of shares of common stock in the public market could adversely affect the market price of the common stock. Additionally, the availability to us of additional equity financing, and the terms of any such financing, may be adversely affected by the sale or availability for sale of this number of shares.

9. Our business could be adversely affected if we lose the services of the key personnel upon whom we depend.

         Advanced Viral is currently wholly dependent upon the personal efforts and abilities of our three full-time executive officers, only one of whom, Bernard Friedland, Chairman of the Board, has any experience in the pharmaceutical industry. The loss or unavailability to us of the services of Bernard Friedland or Shalom Z. Hirschman, M.D., President and Chief Executive Officer, could have a material adverse effect on our business prospects and any potential earning capacity, and, therefore, we have obtained "key-man" insurance on the lives of Mr. Friedland and Dr. Hirschman in the amounts of $400,000 and $1,000,000, respectively. In the event our level of operations significantly increase, the business may depend upon our abilities to attract and hire additional management and staff employees. We cannot be certain that we will be able to secure such additional management and staff, if necessary. See "Management -- Executive Officers and Directors" for further information concerning the extent, nature and scope of management's business experience.

10. The voting control held by present management could significantly impact our business.

         As of the date of this prospectus, our current officers and directors beneficially owned 91,653,133 shares of our common stock, or approximately 29% of the 303,192,035 shares of common stock deemed outstanding on such date for the purposes of the percentage calculation, including certain shares underlying options held by Shalom Z. Hirschman. As there are no cumulative voting rights, current management, by virtue of their stock ownership, can be expected to influence substantially the election of our Board of Directors and thereby continue to impact substantially our business, affairs and policies. See "Principal Shareholders" and "Description of Securities."

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission to register with the Commission the resale of the shares issued or issuable to the selling shareholders as provided in this prospectus. As permitted by the Commission's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. This prospectus summarizes some of the documents that are exhibits to the registration statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

         We have not authorized anyone to give any information regarding the offering of the shares that is different from what is contained in this prospectus. This prospectus is not an offer to sell or a solicitation of anyone to whom it would be unlawful to make an offer of solicitation. You should not assume that the information contained in this prospectus is accurate as of any time after the date of this prospectus, and neither the mailing of this prospectus to our shareholders nor the issuance of the shares should create any implication to the contrary.


                         WHERE TO FIND MORE INFORMATION


         We file annual, quarterly and special reports with the Commission. The annual reports contain financial information about Advanced Viral that has been audited and reported on, with an opinion expressed by an independent auditor. These filings are available on the Commission's website: http://www.sec.gov. Hard copies are available at the Commission's public reference facilities at the following addresses:


         - 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549;
         - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661; and
         - 7 World Trade Center, 13th Floor, New York, New York, 10007.


         Call the Commission at 1-800-SEC-0330 with questions about its public reference facilities. To contact us, use the following information:


                          Advanced Viral Research Corp.
                   1250 East Hallandale Beach Blvd., Suite 501
                            Hallandale, Florida 33009
                                 (954) 458-7636


                     INFORMATION INCORPORATED BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this propectus, and information that we file with the Commission later will automatically update and supersede this information. For further information about our company and the securities being offered, you should refer to the registration statement, the documents that are incorporated by reference and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of securities under this prospectus is terminated.


                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         Statements contained in this prospectus that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Words such as "expects," "may," "will," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we are uncertain that such expectations will prove to be correct or whether our company will be able to attain the projected or estimated financial information set forth in this prospectus or the accuracy or completeness of the assumptions from which such projected or estimated information is derived. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including those factors discussed in "Risk Factors."

         We advise you that all cautionary remarks are meant to qualify all forward-looking statements attributable to our company or persons acting on our behalf. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus might not occur.


                   MARKET PRICE OF AND DIVIDENDS ON THE COMMON
                      STOCK AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

         The principal United States market in which our common stock is traded is the over-the-counter market. The following table shows the range of reported low bid and high bid quotations for our common stock for each full quarterly period during the two recent fiscal years ended December 31, 1997 and 1998, and for the first and second quarters of 1999, as reported on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                      Low Bid        High Bid
                                                    (per share)     (per share)
                                                    -----------     -----------

     First Quarter 1997.................................0.26            0.47
     Second Quarter 1997................................0.16            0.31
     Third Quarter 1997.................................0.15            0.33
     Fourth Quarter 1997................................0.175           0.345

     First Quarter 1998.................................0.18            0.4375
     Second Quarter 1998................................0.245           0.46
     Third Quarter 1998.................................0.16            0.30
     Fourth Quarter 1998................................0.155           0.23

     First Quarter 1999.................................0.175           0.35
     Second Quarter 1999................................0.202           0.322

SHAREHOLDERS

         The approximate number of holders of record of the Common stock as of the date of this prospectus is 2,830 inclusive of those brokerage firms and/or clearing houses holding shares of common stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

DIVIDEND POLICY

         We have not declared or paid any dividends on our shares of common stock. We intend to retain future earnings, if any, that may be generated from our operations to finance our future operations and expansion and do not plan for the reasonably foreseeable future to pay dividends to holders of our common stock. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our Board of Directors in its discretion deems relevant.

                                 CAPITALIZATION

         The following table sets forth the actual capitalization derived from our financial statements as of December 31, 1998, and an adjusted capitalization to reflect the issuance of an additional 89,912,993 shares of common stock pursuant to:

         o the full conversion of the RBB Debenture assuming an average closing price of $0.10;
         o the issuance of 4,917,276 shares of our common stock pursuant to a private placement in January 1999;
         o the issuance of 1,851,852 shares of our common stock pursuant to a private placement in July 1999.
         o the full conversion of the Focus Debentures assuming an average closing price of $0.10;
         o        the full exercise of certain warrants; and
         o        the full exercise of certain stock options.

         The capitalization information set forth in the table below is qualified by the more detailed Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus and should be read in conjunction with such Consolidated Financial Statements and Notes thereto.


                                                                      December 31, 1998      Pro Forma As Adjusted
                                                                      -----------------      ---------------------

Long-term Debt:
   Convertible debenture issued in November 1998.........................  $1,457,919                $1,457,919
   Convertible debentures issued in August 1999 .........................           -                $2,000,000
Stockholders' Equity:
   Common stock, $0.00001 par value; 1,000,000,000 shares authorized;
       296,422,907 shares outstanding as of December 31, 1998............      $2,964                    $3,118
   Additional paid-in-capital............................................ $14,325,076               $29,707,582
   Deficit accumulated in the Development Stage..........................($13,550,976)             ($13,550,976)
   Deferred Compensation Costs...........................................    ($14,769)                 ($14,769)
Total Stockholders' Equity ..............................................    $762,295               $16,144,955



                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected historical financial data as of and for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 have been derived from our audited financial statements. The selected consolidated financial data set forth below should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.

                      Selected Statement of Operations Data
                      -------------------------------------

                                                                        Years Ended December 31
                                             ----------------------------------------------------------------------------
                                                  1994           1995            1996            1997           1998
                                                  ----           ----            ----            ----           ----

Revenues:
   Sales                                          $22,402        $27,328         $24,111          $2,278           $656
   Interest                                         7,450         16,155          46,796         111,845        102,043
   Other income                                    55,000         25,000          32,000           7,800            293
                                              -----------    -----------     -----------     -----------    -----------
                                                   84,852         68,483         102,907         121,923        102,992
Costs and Expenses:
   Research and development                        30,040         34,931         255,660         817,603      1,659,456
   General and administrative                     478,984        420,757         983,256       1,681,436      1,420,427
   Depreciation and amortization                   16,665         14,679          18,731         138,245        340,098
   Interest                                            --             --              --       1,626,368      1,240,721
                                              -----------    -----------     -----------     -----------    -----------
                                                  525,689        470,367       1,257,647       4,263,652      4,660,702
                                              -----------    -----------     -----------     -----------    -----------
Net loss                                        ($440,837)     ($401,884)    ($1,154,740)    ($4,141,729)   ($4,557,710)
                                              ===========    ===========     ===========     ===========    ===========


Net loss per share of common stock - basic
and diluted                                         $0.00          $0.00           $0.00           $0.02          $0.02
                                              ===========    ===========     ===========     ===========    ===========
Weighted Average Number of Common
Shares Outstanding                            238,354,491    248,002,608     257,645,815     274,534,277    294,809,073
                                              ===========    ===========     ===========     ===========    ===========

--------------------------------
See notes to consolidated financial statements.

                           Selected Balance Sheet Data
                           ---------------------------

                                                                            December 31
                                               ------------------------------------------------------------------------
                                                    1994           1995           1996            1997           1998
                                                    ----           ----           ----            ----           ----
Assets:
Current Assets:
    Cash and cash equivalents                     $211,203        $65,230        $61,396        $236,059       $924,420
    Investments                                      5,000        479,000      1,378,841       2,984,902        821,047
    Inventory                                          ---         18,091         19,729          19,729         19,729
    Other current assets                            10,163         12,967         16,081          20,240         29,818
                                               -----------    -----------    -----------     -----------    -----------
Total current assets                               226,366        575,288      1,476,047       3,260,930      1,795,014

Property and Equipment                             224,098        214,494        207,209         485,661      1,049,593
Other Assets                                         1,800          6,459         33,544         443,251        460,346
                                               -----------    -----------    -----------     -----------    -----------
         Total assets                             $452,264       $796,241     $1,716,800      $4,189,842     $3,304,953

Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable and other                      $40,244        $14,651        $54,474        $375,606       $279,024
   Capital lease payable-current portion               ---            ---            ---             ---         38,355
                                               -----------    -----------    -----------     -----------    -----------
Total current liabilities                           40,244         14,651         54,474         375,606        317,379
                                               ===========    ===========    ===========     ===========    ===========
Long-Term Debt:
    Convertible debenture, net                         ---            ---             --       2,384,793      1,457,919
    Capital lease payable-long term portion            ---            ---            ---             ---        167,380
                                               -----------    -----------    -----------     -----------    -----------
Total Long-Term Debt                                   ---            ---            ---       2,384,793      1,625,299
                                               -----------    -----------    -----------     -----------    -----------
   Deposit on securities purchase agreement            ---            ---            ---             ---        600,000
                                               -----------    -----------    -----------     -----------    -----------

Stockholders' Equity:
   Common stock; 1,000,000,000 shares, par           2,416          2,512          2,671           2,779          2,964
   value $0.00001 authorized
   Additional paid-in capital                    3,704,517      4,475,875      7,003,351      10,512,767     14,325,076
   Subscription receivable                             ---            ---        (19,000)        (19,000)           ---
   Deficit accumulated during the development   (3,294,913)    (3,696,797)    (4,851,537)     (8,993,266)   (13,550,976)
   stage
   Deferred compensation cost                          ---            ---       (473,159)        (73,837)       (14,769)
                                               -----------    -----------    -----------     -----------    -----------
Total stockholders' equity                         412,020        781,590      1,662,326       1,429,443        762,295
                                               -----------    -----------    -----------     -----------    -----------
Total liabilities and stockholders' equity        $452,264       $796,241     $1,716,800      $4,189,842     $3,304,953
                                               ===========    ===========    ===========     ===========    ===========
Shares outstanding at year end                 241,616,991    251,181,774    267,031,058     277,962,574    296,422,907
                                               ===========    ===========    ===========     ===========    ===========

---------------------
See notes to consolidated financial statements.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The following discussion of our results of operations and financial condition should be read along with our Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus.

OVERVIEW

         Since our inception in July 1985, Advanced Viral Research Corp. has been engaged primarily in research and development activities. We have not yet generated significant operating revenues, and as of June 30, 1999 we had incurred a cumulative net loss of $15,516,808. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of Reticulose. All of our research and development efforts have been devoted to the development of Reticulose.


         In order to commence clinical trials for regulatory approval of Reticulose in the United States, we must submit an Investigational New Drug application (IND) with the FDA. Filings with foreign regulatory agencies are required to continue or begin new clinical trials outside the United States. We have recently contracted with GloboMax LLC of Hanover, Maryland to assist us in our preparation and filing of the IND with the FDA, and to otherwise assist us through the FDA process with the objective of obtaining full approval for the manufacture and commercial distribution of Reticulose in the United States. The IND will seek approval to conduct a study testing the effectiveness of Reticulose on human subjects with AIDS and other dieases. In the IND we intend to include, among other things:


         o       information on chemistry, laboratory and animal controls;

         o safety information for the initial study proposed to be conducted on humans; and

         o information assuring the identification, quality and purity of Reticulose and a description of the physical, chemical and microbiological characteristics of Reticulose.


         We believe that the IND will demonstrate the low incidence of adverse events in the use of Reticulose for the treatment of AIDS and other dieases. However, we are uncertain that the FDA will approve the IND upon its submission. It is impossible to determine whether the data from any ongoing studies will be useful in connection with the IND. FDA approval to begin human clinical trials of Reticulose will require significant cash expenditures, the amount of which is not currently determinable. Further, we are uncertain as to whether Reticulose will ever be approved for commercial distribution by any country.


         We plan to continue to provide funding for testing programs in our laboratory and at selected universities, medical schools, laboratories and hospitals, but the amount of research that will be conducted at those institutions will depend upon our financial status. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future.

RESULTS OF OPERATIONS

Three and Six Months Ended June 30, 1999 and June 30, 1998

         For the three month periods ended June 30, 1999 and June 30, 1998, we incurred losses of $1,056,036 ($0.01 per share) and $1,151,916 ($0.01 per share), respectively. For the six month periods ended June 30, 1999 and June 30, 1998, we incurred losses of $1,965,832 ($0.01 per share) and $2,249,754 ($0.01 per share), respectively. Our decreased losses during 1999 are principally due to a combination of decreased amortization of loan costs related to our convertible debentures (discussed below) included in depreciation and amortization ($148,556 for the six months ended June 30, 1999 vs. $541,823 for the six months ended June 30, 1998), and increased research and development expense ($767,380 for the six months ended June 30, 1999 vs. $380,764 for the six months ended June 30, 1998) resulting from the employment of additional research professionals and rent and operating costs associated with the Yonkers, New York laboratory. Administrative expenses and the lack of sales revenues also contributed to our losses.

         We had sales of $2,191 and $0 during the three month periods ended June 30, 1999 and June 30, 1998, respectively, and $4,590 and $0 during the six month periods ended June 30, 1999 and June 30, 1998, respectively. All sales during these periods were to distributors purchasing Reticulose for testing purposes. Interest income was $5,680 and $27,926 for the three month periods ended June 30, 1999 and June 30, 1998, respectively, and $21,489 and $57,223 for the six month periods ended June 30, 1999 and June 30, 1998, respectively.

         There can be no assurance that Reticulose will ever be sold for commercial distribution anywhere in the world.

Years Ended December 31, 1998, 1997 and 1996

         During the fiscal years ended December 31, 1998 and 1997, we incurred losses of $3,984,793 and $4,141,729, respectively, compared to $1,154,740 in 1996. Our increased losses for the fiscal years ended December 31, 1998 and 1997 as compared with the fiscal year ended December 31, 1996 were attributable primarily to the salary of Shalom Z. Hirschman, M.D. as President and Chief Executive Officer, interest charges as a result of the beneficial conversion feature associated with convertible debentures issued in 1997, increased research and development expense, opening and maintenance costs of our Yonkers, NY office and laboratory, and the implementation of Statement of Financial Accounting Standards Board (SFAS) No. 123, "Accounting for Stock-Based Compensation," which accounted for options granted and recorded as compensation expense. Administrative expenses and the lack of sales revenues also contributed to our losses.

         There were $656 and $2,278 in sales revenues in 1998 and 1997, respectively, compared to $24,111 in sales revenues for 1996. All sales revenues resulted from distributors purchasing Reticulose for testing purposes. Interest income was $102,043 and $111,845 in 1998 and 1997, respectively, compared to $46,796 in 1996. In 1998 and 1997, we collected $0 from the sale of territorial rights compared to $32,000 in 1996.

LIQUIDITY

June 30, 1999 vs. December 31, 1998

         As of June 30, 1999 and December 31, 1998, we had current assets of $160,953 and $1,795,014, respectively. We had total assets of $1,747,862 and $3,304,953 at June 30, 1999 and December 31, 1998, respectively. The decrease in current and total assets was primarily attributable to the use of investment capital to fund increased operating expenditures.

         During the six months ended June 30, 1999, we used cash of $1,726,785 for operating activities, as compared to $1,634,420 for the six months ended June 30, 1998. During the six months ended June 30, 1999, we:

         o incurred non-cash expenses of approximately of $123,000 relating to amortization of loan costs ($52,500) and discount on warrants ($73,460);

         o       expended approximately $717,000 for payroll and related costs;

         o obtained approximately $232,500 in proceeds from the sale of securities;

         o expended approximately $390,000 in professional and consulting fees;

         o expended approximately $137,000 for additions to machinery and equipment at our Yonkers, New York office; and

         o       expended approximately $85,000 in laboratory supplies.

         During the six months ended June 30, 1999, cash flows provided by investing activities were primarily due to the sales of investments which were available from the proceeds of the issuance of the convertible debenture in 1998 and shares of common stock in 1999. See "Capital Resources" for a discussion of cash flows provided by financing activities.

         As of June 30, 1999, we expended the following amounts for research and development in connection with the following ongoing studies being conducted abroad:

         o $50,000 has been advanced to DCT in connection with a study being conducted in Argentina by DCT on 65 patients to compare the results of treatment of AIDS patients using a three-drug cocktail and Reticulose versus AIDS patients taking a three-drug cocktail and a placebo, pursuant to an agreement entered in February 1998.

         o $85,000 has been advanced to DCT to cover the costs of a controlled study in 30 patients to determine the effectiveness of Reticulose for the treatment of rheumatoid arthritis in humans, pursuant to an agreement entered in May 1998.

         o $50,000 has been advanced to DCT to study the effects of Reticulose in inhibiting the mutation of the AIDS virus on patients in Argentina, pursuant to an agreement entered in July 1998.

Years Ended December 31, 1998, 1997 and 1996

         As of December 31, 1998, we had current assets of $1,795,014, compared to $3,260,930 at December 31, 1997. We had total assets of $3,304,953 and $4,189,842 at December 31, 1998 and 1997, respectively. The decrease in current and total assets was primarily attributable to the use of investment capital to fund increased operating expenditures.

         During 1998, we used cash of $3,364,528 for operating activities, as compared to $2,179,780 in 1997 and $665,682 in 1996. During 1998, we:

         o incurred non-cash expenses of approximately $230,000 and $285,000, respectively, relating to amortization of loan costs and discount on warrants relating to convertible debentures issued in 1997;

         o incurred non-cash expenses of approximately $667,000 relating to amortization of deferred interest;

         o       expended approximately $316,000 in legal and consulting fees;

         o       expended approximately $210,000 in laboratory supplies;

         o expended approximately $1.1 million for payroll and related costs;

         o expended approximately $675,000 for leasehold improvements and furniture and equipment at our Yonkers, New York office; and

         o obtained approximately $1.3 million in proceeds from the sale of the convertible debenture issued in 1998.

         During 1998, cash flows provided by investing activities was primarily due to the sales of investments which were available from the proceeds of the issuance of the convertible debentures in 1997.

         During 1999, we expect to spend approximately $1,000,000 on research and development related activities, including:

         o       approximately $300,000 in the preparation of the IND;

         o approximately $325,000 in connection with laboratory research, equipment, supplies and electronics;

         o       approximately $300,000 in overseas research of Reticulose; and

         o approximately $75,000 in preparing the manufacturing facility in the Bahamas for FDA inspection and in accordance with good manufacturing practices standards.

         Management anticipates that we will be required to sell additional securities to obtain the funds necessary to further our research and development activities.

         Under the terms of an agreement with RBB entered in November 1998 pursuant to which RBB purchased a 7% convertible debenture and related warrants, we are required to file with the Commission a registration statement to register shares of the common stock issuable upon conversion of the convertible debenture and upon exercise of the related warrants to allow the investors to resell such common stock to the public. Because the registration statement was not declared effective by the Commission on or before April 13, 1999, the RBB agreement provides that we pay RBB a penalty equal to the sum of (x) $30,000 and (y) $1,500 for each day lapsed after such date, until the registration statement is declared effective by the Commission, provided, however, that total penalties shall not exceed $100,000 in the aggregate. As of the date hereof, RBB has not requested payment of the penalty, and we are negotiating with RBB to have the penalty waived.

         Under the terms of an agreement with several purchasers entered in December 1998, pursuant to which such purchasers purchased an aggregate of 4,917,276 shares of common stock and warrants to purchase an additional 2,366,788 shares of common stock, we are required to file with the Commission a registration statement to register the common stock issued under the purchase agreement, and upon exercise of the warrants to allow the resale of such common stock to the public. Because the registration statement was not declared effective by the Commission on or before May 21, 1999, the agreement provides that we pay a penalty of $30,000 for each full calendar month or portion thereof lapsed after such date, until the registration statement is declared effective, provided, however, that total penalties shall not exceed $100,000 in the aggregate. As of the date hereof, the agent for the purchasers has not requested payment of the penalty, and we are negotiating with such agent to have the penalty waived.

         Under the terms of an agreement with several purchasers entered in June 1999, pursuant to which such purchasers purchased an aggregate of 1,851,852 shares of common stock and warrants to purchase an additional 926,528 shares of common stock, we are required to file with the Commission a registration statement to register the common stock issued under the purchase agreement, and upon exercise of the warrants to allow the resale of such common stock to the public. The registration statement must be filed on or prior to December 28, 1999. In the event the registration statement is not declared effective by the Commission prior to such date, we must pay the purchasers a penalty of $10,000, on a pro rata basis, for each full calendar month lapsed after such date, and a pro rated amount of said $10,000 based on a month of 30 or 31 days (as applicable to the month in which the registration statement is declared effective), provided, however, that total penalties shall not exceed $20,000 in the aggregate.


         Under the terms of a securities purchase agreement with Focus Investors LLC dated August 3, 1999 pursuant to which Focus Investors purchased 7% convertible debentures and related warrants, we are required to file with the Commission a registration statement to register shares of the common stock issuable upon conversion of the debentures and upon exercise of the warrants to allow the purchaser to resell such common stock to the public. The purchase agreement provides that, in the event the registration statement is not filed or declared effective prior to a certain date, or if the number of shares qualified for trading on the OTC Bulletin Board or reserved for issuance shall be insufficient for issuance upon the conversion of the debentures and the exercise of the warrants, or upon the occurrence of a Blackout Event (as described in the agreement (each of these events referred to as a "Registration Default"), we will be required to pay the purchaser a penalty for each 30 day period during which a Registration Default shall be in effect (each such period, a "Default Period") equal to $40,000 (the "Periodic Amount"); provided that, with respect to any Default Period during which the relevant Registration Defaults shall have been cured, the Periodic Amount shall be pro rated for the number of days during such period during which the Registration Defaults were pending. To the extent the Periodic Amounts for all Default Periods exceed $100,000 in the aggregate, such excess amount shall be paid in shares of common stock, as set forth in the agreement. The agreement further provides that until such registration statement has been filed and becomes effective, we will not file any other registration statement without the written consent of Focus Investors.


         The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 1998, includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the Consolidated Financial Statements states that our ability to continue operations is dependent upon the continued sale of our securities for funds to meet our cash requirements, which raise substantial doubt about our ability to continue as a going concern. Further, the accountant's report does not include any adjustments that might result from the outcome of this uncertainty. Although we may not be successful in doing so, we plan to eliminate or remedy the deficiencies in our financial condition through the issuance of additional securities for cash.

CAPITAL RESOURCES

         We have been dependent upon the proceeds from the continued sale of securities for the funds required to continue operations at present levels and to fund further research and development activities. The following table summarizes sales of our securities since February 1997.


                      Gross         Security        Convertible/           Conversion Price/        Maturity Date/
    Date Issued      Proceeds        Issued        Exercisable Into         Exercise Price          Expiration Date
    -----------      --------        ------        ----------------         --------------          ---------------
February 1997       $1,000,000      Debenture     6,675,982 shares        $0.15-0.20 per share      Fully converted

                                    Warrants      535,134 shares          $0.288-0.864 per share    February 28, 2007

August 1997         $3,000,000      Debenture     17,577,354 shares       $0.13-0.23 per share      Fully converted

                                    Warrants      1,800,000 shares        $0.20-0.27 per share      August 30, 2007

November 1998       $1,500,000      Debenture     20,833,333 shares       $0.075 per share (1)      October 31, 2008

                                    Warrants      375,000 shares          $0.20 per share

                                                  375,000 shares          $0.24 per share

January 1999        $802,500        Shares        4,917,276               n/a                       n/a

                                    Warrants      1,183,394 shares        $0.2040 per share         December 31,
                                                                                                    2003

                                                  1,183,394 shares        $0.2448 per share

July 1999           $500,000        Shares        1,851,852               n/a                       n/a

                                    Warrants      463,264 shares          $0.324 per share          June 30, 2004

                                                  463,264 shares          $0.378 per share

August 1999         $2,000,000      Debentures    26,666,667              $0.075 per share (1)      August 3, 2009

                                    Warrants      1,000,000 shares        $0.2461 per share         August 3, 2004

----------------
(1) Assumes the full conversion of the debenture based upon an average closing price of $0.10, and an applicable conversion price of $0.072 for the RBB debenture and $0.075 for the Focus debentures.

         Securities Issued in 1997.

         In February 1997 and October 1997, in order to finance research and development, we sold $1,000,000 and $3,000,000, respectively, principal amount of our ten-year 7% convertible debentures due February 28, 2007 and August 30, 2007, respectively, to RBB in offshore transactions pursuant to Regulation S under the Securities Act. Accrued interest under the 1997 debentures was payable semiannually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The 1997 debentures were convertible, at the option of the holder, into shares of common stock pursuant to specified formulas. On April 22, 1997, June 6, 1997, July 3, 1997 and August 20, 1997, pursuant to notice by the holder, RBB, to us under the February 1997 debenture, $330,000, $134,000, $270,000 and $266,000, respectively, of the principal amount of the February 1997 debenture was converted into 1,648,352, 894,526, 2,323,580 and 1,809,524 shares of the common stock, respectively. As of August 20, 1997 the February 1997 debenture was fully converted. On December 9, 1997, January 7, 1998, January 14, 1998, February 19, 1998, February 23, 1998, March 31, 1998, May 4, 1998 and May 5, 1998, pursuant to notice by the holder, RBB, to us, $120,000, $133,000, $341,250, $750,000,
$335,750, $425,000, $275,000 and $620,000, respectively, of the October 1997 debenture was converted into 772,201, 1,017,011, 2,512,887, 5,114,218,
1,498,884, 1,870,869, 1,491,485, and 3,299,979 shares of common stock, respectively. As of May 5, 1998, the October 1997 debenture was fully converted.


         In connection with the issuance of the 1997 debentures, we issued to RBB six warrants to purchase common stock, three of which entitle the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of the common stock, and three of which entitle the holder to purchase, from August 30, 1997 through August 30, 2007, 600,000 shares of the common stock. The exercise prices of such warrants are $0.288, $0.576, $0.864, $0.20, $0.23 and $0.27 per warrant share, respectively. Each such warrant provides that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under such warrant as the excess of the market value of shares of common stock over the warrant exercise price bears to that market value. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of August 30, 1999, none of the warrants have been exercised.


         Securities Issued in 1998.

         In November 1998 we sold $1,500,000 principal amount of our ten-year 7% convertible debenture due October 31, 2008 to RBB, as agent for the accounts of certain persons, in an offshore transaction pursuant to Regulation S under the Securities Act. Accrued interest under the convertible debenture is payable semiannually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The convertible debenture is convertible, at the option of the holder, into shares of common stock pursuant to a specified formula. The actual number of shares of common stock issued or issuable upon conversion of the convertible debenture is subject to adjustment and could be materially less or more than the above estimated amount, depending upon factors that cannot be predicted by us at this time, including the future market price of the common stock and the potential conversion of accrued interest into shares of common stock.

         Based on the terms for conversion associated with the convertible debenture, there is an intrinsic value associated with the beneficial conversion feature of $625,000. Since conversion can occur immediately upon issuance of the convertible debenture, this amount was recognized as interest expense.

         In connection with the issuance of the convertible debenture, we issued to RBB two warrants to purchase common stock , each warrant entitling the holder to purchase, until October 31, 2008, 375,000 shares of the common stock. The exercise prices of the two warrants are $0.20 and $0.24 per warrant share, respectively. Each warrant provides that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that warrant as the excess of the market value of shares of common stock over the warrant exercise price bears to that market value. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of August 30, 1999, none of such warrants had been exercised.


         The fair value of the warrants issued in connection with the convertible debenture was estimated to be $48,000 ($0.064 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of one year. This amount has been reflected in the accompanying consolidated financial statements as interest expense related to the convertible debenture.


         In December 1998 pursuant to a securities purchase agreement, we sold 4,917,276 shares of common stock, and warrants to purchase an aggregate of 2,366,788 shares of common stock, including (x) two warrants to purchase an aggregate of 1,966,788 shares of common stock and (y) a finder's fee paid to Harborview Group consisting of two warrants to purchase an aggregate 400,000 shares of common stock, in a private offering transaction pursuant to Section 4(2) of the Securities Act, for an aggregate purchase price of $802,500, of which $600,000 was received on December 31, 1998, and $202,500 was received in January 1999. Two of the warrants entitle the holders to purchase 983,394 and 983,394 shares of common stock at exercise prices of $0.2040 and $0.2448 per share, respectively. The other two warrants entitle the holders to purchase 200,000 and 200,000 shares of common stock at exercise prices of $0.2040 and $0.2448 per share, respectively. All four warrants are exercisable at any time and from time to time until December 31, 2003. Each warrant provides that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that warrant as the excess of the market value of shares of common stock over the warrant exercise price bears to that market value. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of August 30, 1999, none of such warrants had been exercised.


         The fair value of the warrants issued as of January 7, 1999, the date of issuance of the shares in connection with the securities purchase agreement, was estimated to be $494,000 ($0.0208 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%, and a risk free interest rate of 6% through the December 31, 2003 expiration date.

         Securities Issued in 1999.


         In June 1999 pursuant to a securities purchase agreement, we sold 1,851,852 shares of common stock, and warrants to purchase an aggregate of 925,926 shares of common stock in a private offering transaction pursuant to
Section 4(2) of the Securities Act, for an aggregate purchase price of $500,000, received in July 1999. The warrants entitle the holders to purchase 463,264 and 463,264 shares of common stock at exercise prices of $0.324 and $0.378 per share, respectively. The warrants are exercisable at any time and from time to time until June 28, 2004. Each warrant provides that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that warrant as the excess of the market value of shares of common stock over the warrant exercise price bears to that market value. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of August 30, 1999, none of the warrants had been exercised.


         The fair value of the warrants issued as of July 9, 1999, the date of issuance of the shares in connection with the securities purchase agreement, was estimated to be $37,000 ($0.04 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%, and a risk free interest rate of 5.75% through the June 30, 2004 expiration date.

         Pursuant to a securities purchase agreement dated August 3,1999 in a private offering transaction under Section 4(2) of the Securities Act, we sold to Focus Investors LLC an aggregate of 20 Units for an aggregate gross purchase price of $2 million, each Unit consisting of (i) $100,000 principal amount of our ten-year 7% convertible debentures due August 3, 2009, and (ii) Series W warrants to purchase 50,000 shares of our common stock exercisable until August 3, 2004. Accrued interest under the convertible debenture is payable semiannually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The convertible debenture is convertible, at the option of the holder, into shares of common stock pursuant to a specified formula. The actual number of shares of common stock issued or issuable upon conversion of the convertible debenture is subject to adjustment and could be materially less or more than the above estimated amount, depending upon factors that cannot be predicted by us at this time, including the future market price of the common stock and the potential conversion of accrued interest into shares of common stock.


         The exercise price of the Series W warrants is $0.2461 per warrant share. The warrants provide that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; The Series W warrants contain anti-dilution provisions which provide for the adjustment of the warrant price and warrant shares. As of August 30, 1999, none of such warrants had been exercised.


         If the FDA or other approvals are obtained, of which we cannot be certain, we must budget funds from the exercise of options and warrants, potential grants and/or additional equity. We are uncertain as to the availability of such funds.

         We are currently expending approximately $300,000 per month, which expenses include salaries, rent, professional fees, license fees and taxes, research and development, and travel, principally between our two offices and our Bahamian facility, and anticipate that we can continue operations for at least nine months with our current liquid assets, including the proceeds from the recent sale of the convertible debenture and other securities if no stock options or warrants are exercised. If all of the stock options and warrants are exercised, we will receive net proceeds of approximately $8.4 million. Those proceeds will contribute to general and administrative and working capital and will permit us to substantially increase our budget for research and development and clinical trials and testing and to operate at significantly increased levels of operation, assuming Reticulose receives approvals and prospects for sales increase to justify such increased levels of operation, of which we cannot be certain. The recent prevailing market price for shares of common stock has from time to time been above the exercise prices of certain of the outstanding options and warrants. However, we cannot be certain that the recent trading levels will be sustained or that any additional options or warrants will be exercised. If less than 25% or none of the outstanding options and warrants are exercised, and we obtain no other additional financing, in order for us to achieve the level of operations contemplated by management, management anticipates that we will have to limit intentions to expand operations beyond current levels. We are currently seeking debt financing, licensing agreements, joint ventures and other sources of financing. We are uncertain that such additional sources of financing will be found. We are uncertain that any of our distributors will ever obtain regulatory approvals to test or market Reticulose in any territory. If financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. Management does not believe that, at present, debt or equity financing will be readily obtainable on favorable terms unless and until FDA approval for Phase I clinical testing is granted or comparable approval is obtained from another developed or developing country. Because of the uncertainties involved in the process of gaining approval for commercial drug use on humans, we cannot be certain that we will be able to sell Reticulose.

         We have three patents for the use of Reticulose as a treatment. In addition, we have filed 34 patent applications with the United States Patent Office, including one for Reticulose as a product. We cannot be certain that other companies, having greater economic resources, will not be successful in developing a similar product using processes similar to ours. We cannot be certain that we will obtain such a patent or, if obtained, that it will be enforceable. We have retained patent counsel for the purpose of pursuing additional patent protection for Reticulose. However, we are uncertain that any patents will be granted, or if granted, that such patents will be sustained if questioned, and, if declared valid, that the patents, in fact, will operate to protect us from the replication of Reticulose by competitors. We have relied upon laws protecting proprietary information and trade secrets and upon confidentiality agreements to protect our rights to Reticulose and the processes for its manufacture, but we are uncertain as to whether such efforts and procedures will continue to be successful and protect us from any competition in the future.

YEAR 2000 COMPLIANCE

         The Year 2000 computer issue is the result of computer programs using a two-digit format, as opposed to a four-digit format to indicate the year. Such computer programs will be unable to recognize date information correctly when the year changes to 2000. The Year 2000 issue poses risks for our information technology systems.

         Our information technology systems are based upon software licenses and software maintenance agreements with third party software companies. Based upon our internal assessments and communications with our software vendors, all of the software we use is Year 2000 compliant software. We have used internal personnel to test our software systems for Year 2000 compliance and such tests yielded positive results. We will continue to monitor our Year 2000 readiness. Also, we do not anticipate difficulty in resolving issues related to imbedded technology in the equipment provided to us by other manufacturers.

         Based on the foregoing, we believe that we will be Year 2000 compliant on a timely basis and that future costs relating to the Year 2000 issue will not have a material impact on our consolidated financial position, results of operations or cash flows.


                                    BUSINESS

OVERVIEW


         Advanced Viral was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug with the trade name "Reticulose." Under the Federal Food, Drug, and Cosmetic Act, as amended in 1962, the FDA classified Reticulose as a "new drug" requiring FDA approval prior to any sale in the United States. Reticulose has not been approved for sale or use by the FDA or any foreign government body, and thus we have not as yet commenced any commercial operations. We are dependent on registration and/or approval by applicable regulatory authorities of Reticulose in order to commence commercial operations.

         Our operations over the last five years have been limited principally to engaging in research, in vitro testing and analysis of Reticulose in the United States, and engaging others to perform testing and analysis of Reticulose on human patients overseas. The FDA has not approved human clinical trials for Reticulose in the United States. We may be required, in the absence of grants or other subsidies, to bear the expenses of the first phase of human clinical trials to the extent the FDA permits human clinical trials to occur, of which we cannot be certain. We do not know what the actual cost of such trials would be. If we need additional financing to fund such human clinical trials, we cannot be certain that additional financing will be available to us.

GOVERNMENT REGULATION

         The FDA imposes substantial requirements upon and conditions precedent to the introduction of therapeutic drug products, such as Reticulose, through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures to demonstrate that such products are both safe and effective in treating the indications for which approval is sought. After testing in animals, an Investigational New Drug (IND) application must be filed with the FDA to obtain authorization for human testing. When the clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit a New Drug Application (NDA) to the FDA. No action can be taken to market Reticulose, or any therapeutic drug product, in the United States until an appropriate NDA has been approved by the FDA.

         The IND process in the United States is governed by regulations established by the FDA which strictly control the use and distribution of investigational drugs in the United States. The guidelines require that an application contain sufficient information to justify administering the drug to humans, that the application include relevant information on the chemistry, pharmacology and toxicology of the drug derived from chemical, laboratory and animal or in vitro testing, and that a protocol be provided for the initial study of the new drug to be conducted on humans.

         In order to conduct a clinical trial of a new drug in humans, a sponsor must prepare and submit to the FDA a comprehensive IND. The focal point of the IND is a description of the overall plan for investigating the drug product and a comprehensive protocol for each planned study. The plan is carried out in three phases: Phase I clinical trials, which involve the administration of the drug to a small number of healthy subjects to determine safety, tolerance, absorption and metabolism characteristics; Phase II clinical trials, which involve the administration of the drug to a limited number of patients for a specific disease to determine dose response, efficacy and safety; and Phase III clinical trials, which involve the study of the drug to gain confirmatory evidence of efficacy and safety from a wide base of investigators and patients. The initial IND may cover only Phase I.

         An investigator's brochure must be included in the IND and the IND must commit the sponsor to obtain initial and continual review and approval of the clinical investigation. A section describing the composition, manufacture and control of the drug substance and the drug product is included in the IND. Sufficient information is required to be submitted to assure the proper identification, quality, purity and strength of the investigational drug. A description of the drug substance, including its physical, chemical, and biological characteristics, must also be included in the IND. The general method of preparation of the drug substance must be included. A list of all components including inactive ingredients must also be submitted. There must be adequate information about pharmacological and toxicological studies of the drug involving laboratory animals or in vitro tests on the basis of which the sponsor has concluded that it is reasonably safe to conduct the proposed clinical investigation. Where there has been widespread use of the drug outside of the United States or otherwise, it is possible in some limited circumstances to use well documented clinical experience as a substitute for other pre-clinical work.

         After the FDA approves the IND or allows it to become effective, the investigation is permitted to proceed, during which the sponsor must keep the FDA informed of new studies, including animal studies, make progress reports on the study or studies covered by the IND, and also be responsible for alerting FDA and clinical investigators immediately of unforeseen serious side effects or injuries.

         When the clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit an NDA to the FDA. An NDA must be approved by the FDA covering the drug before its manufacturer can commence commercial distribution of the drug. The NDA contains a section describing the clinical investigations of the drug which section includes, among other things, the following: a description and analysis of each clinical pharmacology study of the drug; a description and analysis of each controlled clinical study pertinent to a proposed use of the drug; a description of each uncontrolled clinical study including a summary of the results and a brief statement explaining why the study is classified as uncontrolled; and a description and analysis of any other data or information relevant to an evaluation of the safety and effectiveness of the drug product obtained or otherwise received by the applicant from any source foreign or domestic. The NDA also includes an integrated summary of all available information about the safety of the drug product including pertinent animal and other laboratory data, demonstrated or potential adverse effects of the drug, including clinically significant potential adverse effects of administration of the drug contemporaneously with the administration of other drugs and other related drugs. A section is included describing the statistical controlled clinical study and the documentation and supporting statistical analysis used in evaluating the controlled clinical studies.

         Another section of the NDA describes the human pharmacokinetic data and human bioavailability data (or information supporting a waiver of the submission of in vivo bioavailability data). Also included in the NDA is a section describing the composition, manufacture and specification of the drug substance including the following: a full description of the drug substance, its physical and chemical characteristics; its stability; the process controls used during manufacture and packaging; and such specifications and analytical methods as are necessary to assure the identity, strength, quality and purity of the drug substance as well as the bioavailability of the drug products made from the substance. NDA's contain lists of all components used in the manufacture of the drug product and a statement of the specifications and analytical methods for each component. Also included are studies of the toxicological actions of the drug as they relate to the drug's intended uses.

         The data in the NDA must establish that the drug has been shown to be safe for use under its proposed labeling conditions and that there is substantial evidence that the drug is effective for its proposed use(s). Substantial evidence is defined by statute and FDA regulation to mean evidence consisting of adequate and well-controlled investigations, including clinical investigations by experts qualified by scientific training and experience, to evaluate the effectiveness of the drug involved.

         On September 20, 1984, Bernard Friedland, our former President and current Chairman of the Board, as sponsor, submitted to the FDA an IND to conduct a study testing the effectiveness of Reticulose on human subjects with AIDS, as well as other interferon related viruses. The FDA has issued four letters of deficiency with regard to the IND. In a letter dated November 29, 1984, the FDA indicated, among other deficiencies noted, that the publications submitted with the IND and relating to the effectiveness of Reticulose on virus related diseases will not be accepted in support of the safety of Reticulose unless we could establish that the proposed formulation of Reticulose is the same as the formulation of Reticulose referenced in those publications. In addition, the FDA required, among other things, that an IND application include relevant information on the chemistry, laboratory and animal controls to assure the integrity of the dosage form and that safety information be provided for the initial study proposed to be conducted on humans. The FDA also required that the information assure the proper identification, quality, purity and strength of Reticulose and a description of the physical, chemical and microbiological characteristics of Reticulose. On September 11, 1987, we received a further deficiency letter from the FDA, stating that no data had been submitted supporting in vitro anti-HIV activity or any criterion for a biological response modifier.

         On March 6, 1992, we submitted an amendment to the IND which attempted to address the FDA's concerns. In response to the March 1992 submission, we received a third deficiency letter from the FDA dated July 27, 1992, which provided detailed comments with respect to chemistry, toxicology, microbiology and clinical areas requiring further studies and action on our part. In June 1995, we received further correspondence from the FDA which stated, among other things, that our prior submissions to the FDA did not provide an adequate response to the FDA's earlier request for preclinical information and accordingly our IND was "inactivated."

         We have not formally responded to the 1992 deficiency letters or the 1995 deficiency letter, nor have any of the studies cited in those letters been undertaken. In February 1998, we contracted with GloboMax LLC of Hanover, Maryland to advise and assist us in our preparation of a new IND to be filed with the FDA, and to otherwise guide us through the FDA process with the objective of obtaining full approval for Reticulose in the United States. Pursuant to the agreement with GloboMax LLC, we are obligated to pay for services on an hourly basis, at prescribed rates. We cannot be certain as to the costs or the timing of the filing of the new IND or whether we have the resources to complete the FDA approval process. We may allocate certain funds from the exercise of currently outstanding options and warrants for the purpose of filing a new IND with the FDA, however, we cannot be certain that any of the currently outstanding options or warrants will be exercised. We cannot be certain that any new IND for clinical tests of Reticulose on humans will be approved by the FDA for human clinical trials on AIDS or other diseases, that any tests previously conducted or to be conducted will satisfy FDA requirements, that the results of such human clinical trials will prove that Reticulose is safe or effective in the treatment of AIDS or other diseases, or that the FDA would approve the sale of Reticulose in the United States if we submitted a proper NDA. It is not known at this time how extensive the Phase II and Phase III clinical trials will be, if they are conducted. We are uncertain as to whether the data generated will show that the drug Reticulose is safe and effective, and even if the data shows that Reticulose is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to us.

         In connection with our activities outside the United States, we are also subject to regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical and diagnostic products, which requirements vary from country to country. Government regulation in certain countries may delay marketing of Reticulose for a considerable period of time and impose costly procedures upon our activities. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted. Whether or not FDA approval has been obtained for a product, approval of the product by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the United States. We cannot be certain that clinical studies conducted outside of any country will be accepted by such country, and the approval of any pharmaceutical or diagnostic product in one country does not assure that such product will be approved in another country. Accordingly, until registration is granted, if ever, in the United States or another developed or developing country, we do not expect that we will be able to generate material sales revenues. We received a grant of authority from the Bahamian Port Authority on October 15, 1992 confirming the right of our subsidiary, Advance Viral Research, Ltd., a Bahamian corporation, to carry on the manufacture and export sale of ethical pharmaceutical products. See "-Marketing And Sales."

TESTING AGREEMENTS


         For the period from inception (February 20, 1984) through December 31, 1998 we expended approximately $2.7 million on testing and research and development activities either in our laboratories or pursuant to various testing agreements with both domestic and foreign companies. In connection with these engagements, we have also granted distribution rights for Reticulose in certain foreign countries. In 1995, we retained Shalom Hirschman, M.D. as our President. As President, Dr. Hirschman established our research facility in Yonkers, New York, monitored the testing of Reticulose and recently performed certain analyses of Reticulose with our laboratory personnel, which analyses we believe may be used in connection with the FDA approval process. We currently are funding research and testing to:


         o determine the safety of the topical use of Reticulose on animals and cultured human cells;

         o assess the effectiveness of the topical application of Reticulose on HPV;

         o assess the effectiveness of Reticulose for the treatment of persons diagnosed with HIV or AIDS and HPV;

         o assess the effectiveness of the topical application of Reticulose for the treatment of persons diagnosed with Herpes Labialis/Genital Infections;

         o compare the results of treatment of persons diagnosed with AIDS taking a three drug cocktail and Reticulose with those taking a three drug cocktail and a placebo;

         o determine the effectiveness of Reticulose for the treatment of rheumatoid arthritis in humans;

         o study the effects of Reticulose in inhibiting the mutation of the AIDS virus in humans; and

         o determine the molecular mechanism by which Reticulose may specifically enhance transcription of the gamma interferon gene, study the basic mechanisms of immune responses, and investigate anti-tumor activity of Reticulose.

         We are not certain that our studies detailing the results of the above research and testing will positively impact the FDA's decision to approve a new IND for Reticulose or approve of the marketing, sales or distribution of Reticulose within the United States. As a result, we are not certain that such studies will enhance our ability to obtain approval for the marketing, sales or distribution of Reticulose anywhere in the world.

MARKETING AND SALES

         Except for limited sales (approximately $4,500 during the first six months of 1999) of Reticulose for testing and other purposes, Reticulose is not sold commercially anywhere in the world. As of the date of this prospectus, the our efforts or the efforts of any of our representatives have produced no material benefits to us regarding our ability to have Reticulose sold commercially anywhere in the world. We have entered into exclusive distribution agreements with five separate entities granting exclusive rights to distribute Reticulose in the countries of

China, Japan, Hong Kong, Macao, Taiwan, Mexico, Channel Islands, Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize, Saudi Arabia, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, the distributors are obligated to cause Reticulose to be approved for commercial sale in such countries and upon such approval, to purchase from us certain minimum quantities of Reticulose to maintain the exclusive distribution rights. Our marketing plans for Reticulose are still dependent upon registration of Reticulose for sale in the various jurisdictions where our distributors are seeking approvals.

         We are uncertain as to whether we or any distributor will ever secure registration of Reticulose, and to date we have received no information that would lead us to believe that we will be positioned to sell Reticulose commercially anywhere in the world in the immediate future. To date, the only application for registration of Reticulose which has been filed is an application requesting that Reticulose be permitted to be sold in Argentina, which was filed in March 1998. The completion of this application to secure approval to sell Reticulose in Argentina is dependent upon the results of a test requested by the government of Argentina which will demonstrate the effect of Reticulose on certain animals. We initially targeted our sales and marketing efforts to those countries where Reticulose was previously marketed by its prior owners for a number of years as an anti-viral agent in the treatment of Asian Influenza, Viral Pneumonia, Viral Infectious Hepatitis, Mumps, Encephalitis, Herpes Simplex and Herpes Zoster. Those countries included Singapore, Hong Kong, Malaysia, Taiwan, the Philippines and Malta. Registration of Reticulose will be required in such countries as well as in the other countries comprising the distributors' territories before any significant sales may begin. The registration of Reticulose for sale in these countries has been frustrated due to our inability to obtain the registration and approval to sell Reticulose in the Bahamas, the country of origin, and a general lack of published data on the effectiveness of Reticulose. Until Reticulose is registered and approved for sale in the United States, in another developed country or in the other countries included in the distributors' territories, we cannot be certain that we will generate any sales of Reticulose. For the years ended December 31, 1998, 1997 and 1996, we reported no commercial sales except limited sales for testing purposes ($656, $2,278, and $24,111, respectively). Reticulose is not legally available for commercial sale anywhere in the world, except for testing purposes. See "-Testing Agreements."

         By letter dated February 13, 1996, our subsidiary in the Bahamas, Advance Viral Research, Ltd., was notified that the National Economic Council of the Bahamas had refused our subsidiary's request for a "free sales certificate" for Reticulose. A free sales certificate is a document typically issued by a country in which a pharmaceutical product is manufactured which certifies that such country permits the "free sale" of such product in such country. Most countries require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured before allowing the registration of such product for use in that country. However, the Bahamas has no procedures currently in place to issue a "free sales certificate" for any therapeutic drug, including Reticulose. If we do not obtain a free sales certificate or other equivalent document from the Bahamas or another country, or if we do not receive FDA approval, it is possible that we will not be able to meet registration requirements in the countries which require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured.

COMPETITION

         The pharmaceutical drug industry is highly competitive and rapidly changing. If we ever successfully develop Reticulose, it will compete with numerous existing therapies. In addition, many companies are pursuing novel drugs that target the same diseases we are targeting with Reticulose. We believe that a significant number of drugs are currently under development and will become available in the future for the treatment of HIV, HPV, Hepatitis and other viruses. We anticipate that we will face intense and increasing competition as new products enter the market and advanced technologies become available. Our competitors' products may be more effective, or more effectively marketed and sold, than Reticulose. Competitive products may render Reticulose obsolete or noncompetitive before we can recover the expenses of developing and commercializing Reticulose. Furthermore, the development of a cure or new treatment methods for the diseases we are targeting could render Reticulose noncompetitive, obsolete or uneconomical. Many of our competitors:

         o have significantly greater financial, technical and human resources than we have and may be better equipped to develop, manufacture and market products,

         o have extensive experience in preclinical testing and clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products,

         o have products that have been approved or are in late stage development and operate large, well-funded research and development programs.

         A number of therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HIV infection and AIDS, including several products currently marketed as part of a "cocktail" in the United States. We believe Reticulose should be added to such cocktails in order to enhance their effectiveness. Among the companies with significant commercial presence in the AIDS market are Glaxo Wellcome, Bristol-Myers Squibb, Hoffmann-La Roche, Agouron Pharmaceuticals, Merck & Co. and DuPont Pharma. In addition, Glaxo Wellcome, in collaboration with Biochem Pharma, is pursuing development of Lamivudine, a nucleoside analogue to treat Hepatitis B infection. This compound was recently approved for marketing in the United States, China and several other countries and represents significant potential competition for Reticulose as a treatment for Hepatitis B.

         Several therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HPV. Schering Plough Corp. manufactures Intron A, an injectable interferon product approved by the FDA for the treatment of HPV. 3M Pharmaceuticals received FDA approval for its immune-response modifier, Aldara(Registered), a self-administered topical cream, for the treatment of HPV. Reticulose, if approved for commercial sale by the FDA, would also compete with surgical, chemical, and other methods of treating HPV. We cannot assess the impact products developed by our competitors or advances in other methods of the treatment of HPV will have on the commercial viability of Reticulose.

         Several products are currently marketed or are in advanced stages of clinical development for the treatment of rheumatoid arthritis. Immunex Corp.'s product Enbrel, a biologic response modifier, was approved by the FDA in November 1998 for the treatment of moderate to severe rheumatoid arthritis. Centocor Inc. is developing a monoclonal antibody known as Remicade, an anti-inflammatory agent that has completed Phase III trials in rheumatoid arthritis. The FDA approved Remicade for treatment of Crohn's disease in August 1998. Centocor filed for FDA approval of an expanded indication for Remicade for rheumatoid arthritis in January 1999. These products represent significant competition for Reticulose as a treatment for rheumatoid arthritis.

         Three antiviral products are presently sold in the United States for the treatment of recurrent genital herpes: Zovirax(Registered) (manufactured by Glaxo Wellcome Inc.) which contains acyclovir and is administered orally, topically, or intravenously, Famvir(Registered) (manufactured by SmithKline Beecham Pharmaceuticals) which contains famcyclovir and is administered orally, and Valtrex(Registered) (manufactured by Glaxo Wellcome, Inc.) which contains valacyclovir and is also administered orally. These products represent significant competition for Reticulose as a treatment for genital herpes.

         Other small companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Academic institutions, governmental agencies and other public and private research organizations are also becoming increasingly aware of the commercial value of their inventions and are more actively seeking to commercialize the technology they have developed.

         If we successfully develop and obtain approval for Reticulose, we will face competition based on the safety and effectiveness of Reticulose, the timing and scope of regulatory approvals, the availability of supply, marketing and sales capability, reimbursement coverage, price, patent position and other factors. Our competitors may develop or commercialize more effective or more affordable products, or obtain more effective patent protection, than we do. Accordingly, our competitors may commercialize products more rapidly or effectively than we do, which could hurt our competitive position and adversely affect our business. If and when we obtain FDA approval for Reticulose, we expect to compete primarily on the basis of product performance and price with a number of pharmaceutical companies, both in the United States and abroad.

EMPLOYEES

         We have 25 full-time employees, consisting of our three executive officers, 18 employees involved in research, and four administrative employees. Shalom Z. Hirschman, M.D., our President and Chief Executive Officer and a director, Bernard Friedland, our Chairman of the Board and a director, and William Bregman, our Secretary, Treasurer and a director, each devote all of their business time to our day-to-day business operations.

         Additionally, we may hire, as and when needed, and as available, such sales and technical support staff and consultants for specific projects on a contract basis. See "Management -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our directors and executive officers and further information concerning them are as follows:

Name                                    Age        Position
----                                    ---        --------
Shalom Z. Hirschman, M.D.                63        President, Chief Executive Officer,
                                                   Chief Scientific Officer, Director
Bernard Friedland                        73        Chairman of the Board of Directors

William Bregman                          77        Vice President, Secretary, Treasurer,
                                                   Director
Louis J. Silver                          70        Director


         Shalom Z. Hirschman, M.D., President, Chief Executive Officer and a director since October 1996, was Director of the Division of Infectious Diseases and Professor of Medicine at Mount Sinai School of Medicine, New York, New York, from May 1969 until October 1996.

         Bernard Friedland, Chairman of the Board since May 1987, director since July 1985 and President and Chief Executive Officer from September 1985 until October 1996, was employed by Key, Inc. for 29 years, until March 1, 1986, in the Research and Development and Quality Assurance Departments in
Pharmaceuticals, Pharmacology, and Canceantimetabolites.

         William Bregman, director since July 1985 and Secretary-Treasurer since September 1985, was Vice President from September 1985 until May 1987 and Vice President and Secretary of our subsidiary, Advance Viral Research, Ltd., from August 1984 until July 1989.

         Louis J. Silver, director since May 1992, has been self-employed as a free-lance bookkeeper and auditor since 1985. Mr. Silver previously served as a member of the Board of Directors during the periods from May 1987 to July 1987.

         Bernard Friedland and William Bregman may be deemed a "parent" and "promoter" as those terms as defined in the rules and regulations promulgated under the Securities Act. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

DIRECTOR COMPENSATION

         The arrangement for director compensation is $150 for each meeting of the Board of Directors attended, which has not in fact been paid within at least the last three years.

EXECUTIVE OFFICER COMPENSATION

         Other than Dr. Hirschman, none of our directors, officers or employees received salary and bonus exceeding in the aggregate $100,000 in the years ended December 31, 1998, 1997 or 1996. The following Summary Compensation Table sets forth the information concerning compensation for services in all capacities awarded to, earned by or paid to the named executive officers for the years ended December 1998, 1997 and 1996.

                           Summary Compensation Table
                           --------------------------

                                                                                                          Long Term
                                                         Annual Compensation                          Compensation Awards
                                              -------------------------------------------       -----------------------------
                                                                                                Securities
                                                                                                Underlying         All Other
Name and                                                                   Other Annual          Options/        Compensation
Principal Position                  Year        Salary         Bonus       Compensation (1)      SARs (3)             (4)
------------------                  ----        ------         -----       ----------------     ----------       ------------
Shalom Z. Hirschman, M.D.,          1998      $325,000       $0            $12,288               23,000,000        $4,316
President, Chief Executive
Officer and Chief Scientific
Officer since October 1996 and      1997      $325,000       $43,000       $14,604               0                 $3,956
consultant from May 24, 1995
until October 1996.                 1996      $68,750(2)     $0            $ 4,825               15,000,000        $4,316

-----------------------------------------------------------------------------------------------------------------------------

Bernard Friedland, President        1998      -              -             -                     -                 -
and Chief Executive Officer
through October 13, 1996            1997      -              -             -                     -                 -

                                    1996      $35,000        -             $6,500                -                 -

--------------------------------
(1) Other Annual Compensation for Dr. Hirschman and Mr. Friedland include medical insurance premiums paid by us on his behalf, and aggregate incremental cost to us of Dr. Hirschman's automobile lease, gas, oil, repairs and maintenance.

(2) Under the Hirschman employment agreement described under "-EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS," Dr. Hirschman's annual salary as President and Chief Executive Officer (among other titles) is $325,000.

(3) Includes all options granted during fiscal years shown. No stock appreciation rights were granted with any options.

(4) The dollar value of insurance premiums paid by, or on behalf of, us with respect to term life insurance for the benefit of Dr. Hirschman.

         In February 1998, we granted Dr. Hirschman options to acquire 23,000,000 shares of common stock, the exerciseability of which is subject to conditions precedent. No other stock options were granted to the named executive officers during 1998. Other than Dr. Hirschman's stock options, we currently have outstanding:

         o Three warrants to purchase 178,378 shares of common stock at exercise prices of $0.288, $0.576 and $0.864 per warrant share, respectively;

         o Three warrants to purchase 600,000 shares of common stock,$0.20, $0.23 and $0.27 per warrant share, respectively;

         o Two warrants to purchase 375,000 and 375,000 shares of common stock at exercise prices of $0.20 and $0.24 per warrant share, respectively;

         o       Four warrants to purchase 983,394, 983,394, 200,000 and 200,000 shares of common stock at exercise prices of $0.2040, $0.2448, $0.2040, and $0.2448 per warrant share, respectively; and

         o Two warrants to purchase 463,264 and 463,264 shares of common stock at exercise prices of $0.324 and $0.378 per warrant share, respectively; and

         o Twenty warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $0.2461 per warrant share; and

         o options to acquire 12,165,415 shares of the common stock, none of which are beneficially owned by directors, officers or employees of Advanced Viral.

         The following table sets forth certain summary information concerning exercised and unexercised options to purchase our common stock as of December 31, 1998 held by the named executive officers. No options were exercised during the year ended December 31, 1998 by the named executive officers.

                         Aggregated Option Exercises in
                   Last Fiscal Year And Year-end Option Values
                   -------------------------------------------

                                                               Number of Securities        Value of Unexercised In-the-
                                Shares                        Underlying Unexercised             Money Options at
                              Acquired on      Value        Options at Fiscal Year-End           Fiscal Year-End
Name                         Exercise (#)   Realized (1)     Exercisable/Unexercisable      Exercisable/Unexercisable
----                         ------------   ------------     -------------------------      -------------------------
Shalom Z. Hirschman, M.D.          0             $0           16,100,000/23,000,000           $267,800/$0(2)(3)

Bernard Friedland                  0             $0                    0/0                         $0/$0

--------------------------------
(1) The difference between the average of the high and low bid prices per share of the common stock as reported by the Bulletin Board on the date of exercise, and the exercise or base price.

(2) The difference between the average of the high and low bid prices per share of the common stock as reported by the Bulletin Board on December 31, 1998, $0.218, and the exercise or base price.

(3) As of December 31, 1998, Dr. Hirschman held options to purchase 4,100,000 shares of common stock at $0.18 per share, 4,000,000; shares of common stock at $0.19 per share; 4,000,000 shares of common stock at $0.27 per share; and 4,000,000 shares of common stock at $0.36 per share, all of which are currently exercisable. In addition, Dr. Hirschman held options to purchase 23,000,000 shares of common stock at $0.27 per share which become exercisable through February 2008 upon the earlier to occur of : (i) the day an IND number is obtained from and approved by the FDA so that human research may be conducted using Reticulose; (ii) the occurrence of a change in control; or (iii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to Advanced Viral of at least $15 million.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         Pursuant to an Amended and Restated Employment Agreement dated as of July 8, 1998 between Advanced Viral and Shalom Z. Hirschman, M.D., we employ Dr. Hirschman, on a full business time basis as our President, Chief Executive Officer, Chief Scientific Officer and Chairman of our Scientific Advisory Board, with duties including supervising our day-to-day operations, including management of scientific, medical, financial, regulatory and corporate matters, establishing appropriate laboratory, executive and other facilities on our behalf, and raising additional capital on our behalf. The agreement includes an agreement that Dr. Hirschman will be nominated as a director for the duration of Dr. Hirschman's employment with us under the agreement, and voting agreements regarding the election of Messrs. Friedland, Bregman and Dr. Hirschman as directors. See "Principal Shareholders."

         Pursuant to the agreement, the term of Dr. Hirschman's employment continues until December 31, 2000 and will continue for one year periods thereafter unless either we or Dr. Hirschman gives the other notice at least two years in advance that such one year automatic extension shall be vitiated. In the event the agreement is terminated by us for cause, we may cancel all unvested stock options, benefits under stock bonus plans and stock appreciation rights ("SARs") granted to Dr. Hirschman. In the event the agreement is terminated by Dr. Hirschman for cause, we are required to pay to Dr. Hirschman his annual salary and employee benefits through the remainder of the then current term.

         Pursuant to the agreement, Dr. Hirschman receives an annual salary of $325,000, payable in equal biweekly installments. The agreement also entitles Dr. Hirschman to (a) a major medical insurance policy, disability policy and dental policy insurance to Dr. Hirschman and his dependents that is reasonably acceptable to the parties, and (b) a term life insurance policy at least in the amount of $1,000,000, with a beneficiary to be designated by Dr. Hirschman. The agreement further provides that we shall (a) take such action as may be necessary to permit Dr. Hirschman to be entitled to participate in stock option, stock bonus or similar plans (including plans for SARs) as are established by us, (b) lease or purchase for Dr. Hirschman, at his discretion, an automobile selected and to be used by him, having a list price not in excess of $40,000, and pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable, in connection with the automobile, (c) reimburse Dr. Hirschman for all of his proven expenses incurred in and about the course of his employment that are deductible under the current tax law, including, among other expenses, his license fees, membership dues in professional organizations, subscriptions to professional journals, necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips that contribute to the benefit of us in the reasonable determination of Dr. Hirschman, and all other expenses that may be pre-approved by our Board of Directors, and (d) provide not less than four weeks paid vacation annually and such paid sick or other leave as we provide to all of our employees. The agreement also provides for the payment of $100,000 to Dr. Hirschman on the date we obtain an IND number from the FDA so that Reticulose may be tested on humans, so long as such IND number is obtained while Dr. Hirschman is employed by us.

         The agreement further provides that Dr. Hirschman is not authorized, without the express written consent of the Board of Directors and other than in the ordinary course of business, to pledge the credit of Advanced Viral or any of our other employees, to bind us, to release or discharge any debt due us unless we have received payment in full, or to dispose (as collateral or otherwise) of all or substantially all of our assets.

         Dr. Hirschman has agreed that he will assign to us all patents he develops which result from his knowledge acquired while performing his duties under the agreement, and that, if his employment under the agreement is terminated by us "for cause" or by Dr. Hirschman otherwise than "for cause," as specified in that agreement, he will not, directly or indirectly, compete with us for three years after termination or solicit our employees to leave our employ for one year after termination.

         Pursuant to the execution of the agreement, we ratified a $100,000 bonus payment made to Dr. Hirschman in February 1998 and the February 1998 grant to Dr. Hirschman of options to acquire 23,000,000 shares of common stock exercisable at any time and from time to time through February 2008 at $0.27 per share commencing upon (i) the day an IND number is obtained from and approved by the FDA so that human research may be conducted using Reticulose; (ii) the occurrence of a change in control; or (iii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to us of at least $15 million.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of the date of this prospectus certain information regarding the beneficial ownership of the common stock by
(i) each person who is known by us to own beneficially more than 5% of the our outstanding voting securities; (ii) each of our directors and named executive officers; and (iii) all our directors as a group:

                                                         Shares of common stock
Name and Address of Beneficial Owner                     Beneficially Owned (1)                      Percent Owned
------------------------------------                     ----------------------                      -------------
Shalom Z. Hirschman, M.D.                                      16,100,000                (2)(3)          5.04%
c/o Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Hallandale, FL 33009

Bernard Friedland                                              39,346,730                (3)(4)         12.98%
c/o Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Hallandale, FL 33009

William Bregman                                                35,705,403                (3)(5)         11.78%
c/o Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Hallandale, FL 33009

Louis J. Silver                                                   501,000                                0.17%
5110 S.W. 127th Place
Miami, FL 33175

RBB Bank Aktiengeshellshaft                                    23,918,467                   (6)          7.23%
Burgring 16
8010 Graz, Austria

Focus Investors LLC                                            27,666,667                   (7)          8.36%
One World Trade Center, Suite 4563
New York, NY 10048

All officers & directors (4 persons)                           91,653,133                   (2)         28.71%



--------------------------------
(1) The persons named in this table have sole voting power with respect to all shares shown as beneficially owned by them, except as indicated in other footnotes to this table. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after August 30, 1999, are deemed outstanding. According to American Stock Transfer & Trust Company, the transfer agent for the common stock, 303,192,035 shares of the common stock were outstanding as of the close of business on August 30, 1999.
(2) Represents shares which may be acquired pursuant to options to purchase common stock exercisable within 60 days after August 30, 1999.
(3) The Hirschman employment agreement provides that Messrs. Friedland and Bregman, during the term of Dr. Hirschman's employment under that agreement, shall vote all shares of the common stock owned or voted by them in favor of Dr. Hirschman as a director of Advanced Viral. That agreement, however, does not restrict or otherwise limit their right to sell their shares to third parties without restriction. The Hirschman employment agreement also provides that Dr. Hirschman, during that term, shall take no action which shall preclude Messrs. Friedland and Bregman from being nominees as directors of Advanced Viral and that Dr. Hirschman shall vote all shares of the common stock owned or voted by him in favor of Messrs. Friedland and Bregman as directors of Advanced Viral. See "- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."
(4) Includes (i) 1,000,000 shares of the common stock owned by Mr. Friedland and Beth Friedland, his daughter, as joint tenants, (ii) 20,000,000 shares owned by Mr. Friedland and Shirley Friedland, his spouse, as joint tenants, and (iii) 600,000 shares owned the B&SD Friedland Foundation, a not-for-profit foundation controlled by Mr. Friedland. Does not include 15,000 shares owned by Shirley Friedland as to which Mr. Friedland disclaims beneficial ownership.
(5) Includes (i) 22,823,125 shares held in a trust for which Mr. Bregman is the sole trustee and sole beneficiary; (ii) 70,000 shares owned by Carol Bregman, his daughter; (iii) 73,000 shares owned by Janet Berlin, his daughter, (iv) 70,000 shares owned by Forest Berlin, his grandson, and (v) 70,000 shares owned by Jessica Berlin, his granddaughter.
(6) Represents 20,833.333 shares of common stock issued or issuable upon the full conversion of the RBB convertible debenture based upon an average closing price of $0.10 (which number may fluctuate depending on the future market price of our common stock) and 3,085,134 shares underlying certain warrants.
(7) Represents 26,666,667 shares of common stock issued or issuable upon the full conversion of the Focus convertible debenture based upon an average closing price of $0.10 (which number may fluctuate depending on the future market price of our common stock) and 1,000,000 shares underlying certain warrants.



                              SELLING SHAREHOLDERS


         The following table sets forth certain information regarding the beneficial ownership of the common stock as of the date of this prospectus by each of the selling shareholders assuming the full conversion of the convertible debenture (based on application of the formula for computing the applicable conversion price as provided in the convertible debenture), warrants and certain stock options. Unless otherwise indicated below, to our knowledge all persons listed below have sole voting and investment power with respect to the shares of common stock, except to the extent authority is shared by spouses under applicable law. Based an assumed applicable conversion price of $0.10, full conversion of the RBB Debenture would yield 20,833,333 shares of common stock, and full conversion of the Focus Debentures would yield 26,666,667 shares of common stock.

         The information included below is based upon information provided by the selling shareholders. Because the selling shareholders may offer all, some or none of their shares, no definitive estimate as to the number of shares that will be held by the selling shareholders after such offering can be provided and the following table has been prepared on the assumption that all shares offered under this prospectus will be sold.

                            Selling Shareholder Table
                            -------------------------

                                                            Shares Owned
                                    Position with or       Before Offering        Shares Being       Shares Owned
                                     Relationship to           (1)(2)               Sold in       After Offering (3)
Selling Shareholder                  Advanced Viral          Number       %       Offering(2)       Number      %
-------------------                  --------------          ------      ---      -----------       ------     ---

Elliott Bauer               4a    Affiliate of AVIX         4,099,500    1.06%      4,099,500            0     0.00%
Cesar Blumtritt, MD         4b    Affiliate of DCT,           753,333    0.19%        753,333            0     0.00%
                                  SRL
Leonard Cohen               4c    Consultant and            1,700,000    0.44%      1,700,000            0     0.00%
                                  Affiliate of AVIX
David Duffy                 4d    Affiliate of Plata          650,000    0.17%        650,000            0     0.00%
Shalom Z. Hirschman, MD     4e    President and CEO        16,100,000    4.17%     16,100,000            0     0.00%
Gary Hussian                4f    Affiliate of DCT,           292,500    0.08%        292,500            0     0.00%
                                  SRL
Interfi Capital Group       4g    Investor                  1,538,015    0.40%      1,538,015            0     0.00%
Henry Kamioner              4h    None                      1,500,000    0.39%      1,500,000            0     0.00%
Charles Miller              4i    Affiliate of Plata            8,100    0.00%          8,100            0     0.00%
Jeffrey & Cheryl Miller     4j    Affiliate of Plata          183,300    0.05%        183,300            0     0.00%
Richard Rubin               4k    Former legal counsel      1,000,000    0.26%      1,000,000            0     0.00%
Freddie Velez               4l    Affiliate of DCT, SRL       440,667    0.11%        440,667            0     0.00%

RBB Bank A.G.               5     Investor                 23,918,467    6.19%     23,918,467            0     0.00%

Harborview Group            6a    Investor                  3,831,372    0.99%      3,831,372            0     0.00%
Joe Feshbach                6b    Investor                    857,843    0.22%        857,843            0     0.00%
Russell Kuhn                6c    Investor                    586,880    0.15%        428,880      158,000     0.04%
Victor Sherman              6d    Investor                    528,880    0.14%        428,880      100,000     0.03%
Jennifer Brandenburg        6e    Investor                    171,569    0.04%        171,569            0     0.00%
Smith
Jo Sherrin Smith            6f    Investor                    171,569    0.04%        171,569            0     0.00%
Robert Franklin Smith, Sr.  6g    Investor                    171,569    0.04%        171,569            0     0.00%
Shelly Marion Smith         6h    Investor                    271,569    0.07%        171,569      100,000     0.03%
Myron Weiner                6i    Investor                    438,880    0.11%        428,880       10,000     0.00%
John Zimmerman              6j    Investor                    641,151    0.17%        536,151      105,000     0.03%
Matt Zimmerman              6k    Investor                    105,782    0.03%         85,782       20,000     0.01%


Kwong Wai Au                7a    Investor                    648,148    0.17%        648,148            0     0.00%
Michael Berman              7b    Investor                  1,389,490    0.36%      1,389,490            0     0.00%
Pak-Lin Law                 7c    Investor                    740,742    0.19%        740,742            0     0.00%

Focus Investors LLC         8     Investor                 27,666,667    7.16%     27,666,667            0     0.00%

Selling Shareholders        9                              90,405,993   23.40%     89,912,993      493,000     0.13%
Total Shares

Total Shares                                              386,335,900
                                                          ===========


--------------------------------
 *   Less than 1%
1. As required by regulations of the Commission, the number of shares shown as beneficially owned include shares which can be purchased within 60 days after August 30, 1999. The actual number of shares of common stock beneficially owned is subject to adjustment and could be materially more or less than the estimated amount indicated depending upon factors which cannot be predicted by us at this time, including, among others, the market price of the common stock.
2. Assuming the full exercise of the warrants and stock options and the full conversion of the convertible debentures based on an estimated average closing price of $0.10.
3. Assumes that all of the shares are sold by the selling shareholders and no additional shares of common stock are acquired.
4. Numbers of shares stated include an aggregate of 27,765,415 shares underlying options registered for the selling shareholders under this prospectus, as follows:
     (a) options to purchase 4,099,500 shares at $0.13 per share;
     (b) options to purchase 753,333 shares at $0.21 per share;
     (c) options to purchase 1,700,000 shares at $0.15 per share;
     (d) options to purchase 600,000 shares at $0.14 per share and 50,000 shares at $0.21 per share;
     (e) options to purchase 4,100,000 shares at $0.18 per share, 4,000,000 shares at $0.19 per share, 4,000,000 shares at $0.27 per share, and 4,000,000 shares at $0.36 per share;
     (f) options to purchase 292,500 shares at $0.21 per share;
     (g) options to purchase 500,000 shares at $.20 per share, 926,542 shares at $0.33 per share and 111,473 shares at $0.41 per share;
     (h) options to purchase 500,000 shares at $0.19 per share, 500,000 shares at $0.27 per share, and 500,000 shares at $0.36 per share;
     (i) options to purchase 83,300 shares at $0.14 per share and 100,000 shares at $0.16 per share;;
     (j) options to purchase 8,100 shares at $0.16 per share;
     (k) options to purchase 500,000 shares at $0.27 per share, and 500,000 shares at $0.33 per share;
     (l) options to purchase 440,667 shares at $0.21 per share
5. Represents 20,833,333 shares of common stock issued or issuable upon the full conversion of the RBB convertible debenture based upon an average closing price of $0.10 (which number may fluctuate depending on the future market price of our common stock) and 3,085,134 shares underlying certain warrants.
6. Includes the following number of shares of common stock underlying certain warrants: (a) 980,392 shares; (b) 245,098 shares; (c) 122,508 shares; (d)
     122,508 shares; (e) 49,020 shares; (f) 49,020 shares; (g) 49,020 shares;
     (h) 49,020 shares; (i) 122,508 shares; (j) 153,186 shares; and (k) 24,508 shares.

7. Includes the following number of shares of common stock underlying certain warrants: (a) 277,778 shares; (b) 463,564 shares; and (c) 185,185 shares.
8. Represents 26,666,667 shares of common stock issued or issuable upon the full conversion of the Focus convertible debenture based upon an average closing price of $0.10 (which number may fluctuate depending on the future market price of our common stock) and 1,000,000 shares underlying certain warrants.
9. Includes 7,378,450 shares of common stock issuable upon exercise of the warrants.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         For the past three fiscal years, there were no material transactions between Advanced Viral and any of our officers or directors which involved $60,000 or more.


                           DESCRIPTION OF COMMON STOCK

         Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.00001 per share. All shares of common stock now outstanding are fully paid for and non-assessable. The holders of common stock:

         o have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

         o entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

         o do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

         o are entitled to one noncumulative vote per share on all matters which shareholders may vote on at all meetings of shareholders.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares offered under this prospectus by the selling shareholders.


                              PLAN OF DISTRIBUTION


         Sales of the shares may be made from time to time by the selling shareholders, or, subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. Such sales may be made on the OTC Bulletin Board, in another over-the-counter market, on a national securities exchange (any of which may involve crosses and block transactions or other market on which our common stock may be listed at the time of sale, including the American Stock Exchange), in privately negotiated transactions or otherwise or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices or at fixed prices that may be changed. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(l) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions: (a) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales.

         In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell shares short and deliver the shares to close out such short positions. The selling shareholders may also enter into option, swaps, derivatives or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

         From time to time the selling shareholders may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling stockholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling shareholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

         Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be 'underwriters' within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

         Information as to whether underwriters who may be selected by the selling shareholders, or any other broker-dealer, is acting as principal or agent for the selling shareholders, the compensation to be received by underwriters who may be selected by the selling shareholders, or any broker-dealer, acting as principal or agent for the selling shareholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the prospectus supplement, if any, to any person who purchases any of the shares from or through such dealer or broker.

         We have advised the selling shareholders that during such time as they may be engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

         It is anticipated that the selling shareholders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, such sales, or the possibility of such sales, may have a depressive effect on the market price of our common stock. None of the selling shareholders have entered into any agreements regarding the sales of the shares being registered.


                                  LEGAL MATTERS

         The validity of the shares offered in this prospectus will be passed upon for Advanced Viral by Berman Wolfe Rennert Vogel & Mandler, P.A., NationsBank Tower, 35th Floor, 100 Southeast Second Street, Miami, Florida 33131.


                                     EXPERTS

         The Consolidated Financial Statements of Advanced Viral Research Corp. included in this prospectus and in the registration statement except as they pertain to periods unaudited, have been audited by Rachlin Cohen & Holtz, independent certified public accountants, for the periods indicated in their report appearing elsewhere in this prospectus, and are included in this prospectus in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

                                    INDEX TO
                              FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants.........................................................F-2

Consolidated Financial Statements Years Ended 1998, 1997 and 1996
     Balance Sheets, December 31, 1998 and 1997............................................................F-3
     Statements of Operations for the Years Ended December 31, 1998, 1997
         and 1996  and from Inception (February 20, 1984) to December 31, 1998.............................F-4
     Statements of Stockholders' Equity from Inception (February 20, 1984) to
         December 31, 1998.................................................................................F-5
     Statements of Cash Flows for the Years Ended December 31, 1998, 1997
         and 1996 and from Inception (February 20, 1984) to December 31, 1998.............................F-12
     Notes to Consolidated Financial Statements...........................................................F-13

Consolidated Financial Statements Three and Six Months Ended June 30, 1999
     Balance Sheets, June 30, 1999 and December 31, 1998..................................................F-31
     Statements of Operations for the Three and Six Months Ended June 30, 1999
         and 1998 and from Inception (February 20, 1984) to June 30, 1999.................................F-32
     Statements of Stockholders' Equity from Inception (February 20, 1984)
         to June 30, 1999.................................................................................F-33
     Statements of Cash Flows for the Six Months Ended June 30, 1999
         and 1998 and from Inception (February 20, 1984) to June 30, 1999.................................F-41
     Notes to Consolidated Condensed Financial Statements.................................................F-42


                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


To the Stockholders and Directors
Advanced Viral Research Corp.
  (A Development Stage Company)
Hallandale, Florida

We have audited the accompanying consolidated balance sheets of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1998 and for the period from inception (February 20, 1984) to December 31, 1998. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998 and for the period from inception (February 20, 1984) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note
2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                            RACHLIN COHEN & HOLTZ LLP



Miami, Florida
February 11, 1999

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                                                                                  1998                     1997
                                                                                                  ----                     ----
                                ASSETS
                                ------
Current Assets:
   Cash and cash equivalents                                                                  $    924,420             $    236,059
   Investments                                                                                     821,047                2,984,902
   Inventory                                                                                        19,729                   19,729
   Other current assets                                                                             29,818                   20,240
                                                                                              ------------             ------------
         Total current assets                                                                    1,795,014                3,260,930

Property and Equipment                                                                           1,049,593                  485,661

Other Assets                                                                                       460,346                  443,251
                                                                                              ------------             ------------
         Total assets                                                                         $  3,304,953             $  4,189,842
                                                                                              ============             ============


                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 ------------------------------------
Current Liabilities:
   Accounts payable and accrued liabilities                                                   $    279,024             $    375,606
   Current portion of capital lease obligation                                                      38,335                     --
                                                                                              ------------             ------------
         Total current liabilities                                                                 317,359                  375,606
                                                                                              ------------             ------------

Long-Term Liabilities:
   Convertible debenture, net                                                                    1,457,919                2,384,793
   Capital lease obligation - long-term portion                                                    167,380                     --
                                                                                              ------------             ------------
        Total long-term liabilities                                                              1,625,299                2,384,793
                                                                                              ------------             ------------

Deposit on Securities Purchase Agreement                                                           600,000                     --

Commitments and Contingencies                                                                         --                       --

Stockholders' Equity:
   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized, 296,422,907 and 277,962,574
      shares issued and outstanding                                                                  2,964                    2,779
   Additional paid-in capital                                                                   14,325,076               10,512,767
   Deficit accumulated during the development stage                                            (13,550,976)              (8,993,266)
   Subscription receivable                                                                            --                    (19,000)
   Deferred compensation cost                                                                      (14,769)                 (73,837)
                                                                                              ------------             ------------
         Total stockholders' equity                                                                762,295                1,429,443
                                                                                              ------------             ------------
         Total liabilities and stockholders' equity                                           $  3,304,953             $  4,189,842
                                                                                              ============             ============

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                                         Inception
                                                                                                                       (February 20,
                                                                       Year Ended December 31,                            1984) to
                                                                       -----------------------                          December 31,
                                                             1998                1997                 1996                  1998
                                                             ----                ----                 ----                  ----
Revenues:
   Sales                                                $        656         $      2,278         $     24,111         $    194,975
   Interest                                                  102,043              111,845               46,796              559,297
   Other income                                                  293                7,800               32,000              120,093
                                                        ------------         ------------         ------------         ------------
                                                             102,992              121,923              102,907              874,365
                                                        ------------         ------------         ------------         ------------

Costs and Expenses:
   Research and development                                1,659,456              817,603              255,660            3,583,467
   General and administrative                              1,420,427            1,681,436              983,256            7,315,337
   Depreciation and amortization                             340,098              138,245               18,731              657,283
   Interest                                                1,240,721            1,626,368                 --              2,869,254
                                                        ------------         ------------         ------------         ------------
                                                           4,660,702            4,263,652            1,257,647           14,425,341
                                                        ------------         ------------         ------------         ------------

Net Loss                                                $ (4,557,710)        $ (4,141,729)        $ (1,154,740)        $(13,550,976)
                                                        ============         ============         ============         ============

Net Loss Per Share of Common
   Stock - Basic and Diluted                            $      (0.02)        $      (0.02)        $       (.00)
                                                        ============         ============         ============

Weighted Average Number of
   Common Shares Outstanding                             294,809,073          274,534,277          257,645,815
                                                        ============         ============         ============


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1998


                                                                         Common Stock                                     Deficit
                                                                         ------------                                   Accumulated
                                                               Amount                                   Additional       during the
                                                                Per                                      Paid-In        Development
                                                               Share        Shares        Amount         Capital           Stage
                                                               -----        ------        ------         -------           -----
Balance, inception (February 20, 1984) as previously reported                   --      $     1,000     $      --       $    (1,000)

Adjustment for pooling of interests                                             --           (1,000)          1,000            --
                                                                         -----------    -----------     -----------     -----------

Balance, inception, as restated                                                 --             --             1,000          (1,000)

   Net loss, period ended December 31, 1984                                     --             --              --           (17,809)
                                                                         -----------    -----------     -----------     -----------

Balance, December 31, 1984                                                      --             --             1,000         (18,809)

   Issuance of common stock for cash                           $.00      113,846,154          1,138             170            --
   Net loss, year ended December 31, 1985                                       --             --              --           (25,459)
                                                                         -----------    -----------     -----------     -----------

Balance, December 31, 1985                                               113,846,154          1,138           1,170         (44,268)

   Issuance of common stock - public offering                   .01       40,000,000            400         399,600            --
   Issuance of underwriter's warrants                                           --             --               100            --
   Expenses of public offering                                                  --             --          (117,923)           --
   Issuance of common stock, exercise of "A" warrants           .03          819,860              9          24,587            --
   Net loss, year ended December 31, 1986                                       --             --              --          (159,674)
                                                                         -----------    -----------     -----------     -----------

Balance, December 31, 1986                                               154,666,014          1,547         307,534        (203,942)
                                                                         -----------    -----------     -----------     -----------


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1998

                                                                     Common Stock                                     Deficit
                                                                     ------------                                   Accumulated
                                                           Amount                                   Additional       during the
                                                            Per                                      Paid-In        Development
                                                           Share      Shares          Amount         Capital           Stage
                                                           -----      ------          ------         -------           -----
Balance, December 31, 1986                                         154,666,014      $   1,547      $   307,534     $  (203,942)

   Issuance of common stock, exercise of "A" warrants      $.03     38,622,618            386        1,158,321            --
   Expenses of stock issuance                                             --             --            (11,357)           --
   Acquisition of subsidiary for cash                                     --             --            (46,000)           --
   Cancellation of debt due to stockholders                               --             --             86,565            --
   Net loss, period ended December 31, 1987                               --             --               --          (258,663)
                                                                   -----------      ---------      -----------     -----------

Balance, December 31, 1987                                         193,288,632          1,933        1,495,063        (462,605)

   Net loss, year ended December 31, 1988                                 --             --               --          (199,690)
                                                                   -----------      ---------      -----------     -----------

Balance, December 31, 1988                                         193,288,632          1,933        1,495,063        (662,295)

   Net loss, year ended December 31, 1989                                 --             --               --          (270,753)
                                                                   -----------      ---------      -----------     -----------

Balance, December 31, 1989                                         193,288,632          1,933        1,495,063        (933,048)

   Issuance of common stock, expiration of redemption       .05      6,729,850             67          336,475            --
      offer on "B" warrants
   Issuance of common stock, exercise of "B" warrants       .05        268,500              3           13,422            --
   Issuance of common stock, exercise of "C" warrants       .08         12,900           --              1,032            --
   Net loss, year ended December 31, 1990                                 --             --               --          (267,867)
                                                                   -----------      ---------      -----------     -----------

Balance, December 31, 1990                                         200,299,882          2,003        1,845,992      (1,200,915)
                                                                   -----------      ---------      -----------     -----------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1998

                                                                          Common Stock                                  Deficit
                                                                          ------------                                Accumulated
                                                                Amount                                   Additional    during the
                                                                 Per                                      Paid-In     Development
                                                                Share        Shares          Amount       Capital        Stage
                                                                -----        ------          ------       -------        -----
Balance, December 31, 1990                                                200,299,882    $  2,003     $ 1,845,992     $(1,200,915)

   Issuance of common stock, exercise of "B" warrants          $  .05          11,400        --               420            --
   Issuance of common stock, exercise of "C" warrants             .08           2,500        --               200            --
   Issuance of common stock, exercise of underwriters warrants   .012       3,760,000          38          45,083            --
   Net loss, year ended December 31, 1991                                        --          --              --          (249,871)
                                                                        -------------    --------     -----------     -----------

Balance, December 31, 1991                                                204,073,782       2,041       1,891,695      (1,450,786)

   Issuance of common stock, for testing                        .0405      10,000,000         100         404,900            --
   Issuance of common stock, for consulting services             .055         500,000           5          27,495            --
   Issuance of common stock, exercise of "B" warrants             .05       7,458,989          75         372,875            --
   Issuance of common stock, exercise of "C" warrants             .08       5,244,220          52         419,487            --
   Expenses of stock issuance                                                  (7,792)
   Net loss, year ended December 31, 1992                                        --          --              --          (839,981)
                                                                        -------------    --------     -----------     -----------

Balance, December 31, 1992                                                227,276,991       2,273       3,108,660      (2,290,767)

   Issuance of common stock, for consulting services             .055         500,000           5          27,495            --
   Issuance of common stock, for consulting services              .03       3,500,000          35         104,965            --
   Issuance of common stock, for testing                         .035       5,000,000          50         174,950            --
   Net loss, year ended December 31, 1993                                        --          --              --          (563,309)
                                                                        -------------    --------     -----------     -----------

Balance, December 31, 1993                                              $ 236,276,991    $  2,363     $ 3,416,070     $(2,854,076)
                                                                        -------------    --------     -----------     -----------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1998

                                                                     Common Stock
                                                                     ------------
                                                         Amount                                     Additional
                                                           Per                                       Paid-In
                                                          Share        Shares        Amount          Capital
                                                          -----        ------        ------          -------
Balance, December 31, 1993                                          236,276,991     $ 2,363        $ 3,416,070

   Issuance of common stock, for consulting services     $  .05       4,750,000          47            237,453
   Issuance of common stock, exercise of options            .08         400,000           4             31,996
   Issuance of common stock, exercise of options            .10         190,000           2             18,998
   Net loss, year ended December 31, 1994                                  --          --                 --

Balance, December 31, 1994                                          241,616,991       2,416          3,704,517

   Issuance of common stock, exercise of options            .05       3,333,333          33            166,633
   Issuance of common stock, exercise of options            .08       2,092,850          21            167,407
   Issuance of common stock, exercise of options            .10       2,688,600          27            268,833
   Issuance of common stock, for consulting services        .11       1,150,000          12            126,488
   Issuance of common stock, for consulting services        .14         300,000           3             41,997
   Net loss, year ended December 31, 1995                                  --          --                 --


Balance, December 31, 1995                                          251,181,774       2,512          4,475,875
                                                                    -----------     -------        -----------

                                                                                Deficit
                                                                              Accumulated
                                                                              during the        Deferred
                                                              Subscription    Development     Compensation
                                                               Receivable        Stage            Cost
                                                               ----------        -----            ----
Balance, December 31, 1993                                       $ --         $(2,854,076)        $ --

   Issuance of common stock, for consulting services               --                --             --
   Issuance of common stock, exercise of options                   --                --             --
   Issuance of common stock, exercise of options                   --                --             --
   Net loss, year ended December 31, 1994                          --            (440,837)          --

Balance, December 31, 1994                                         --          (3,294,913)          --

   Issuance of common stock, exercise of options                   --                --             --
   Issuance of common stock, exercise of options                   --                --             --
   Issuance of common stock, exercise of options                   --                --             --
   Issuance of common stock, for consulting services               --                --             --
   Issuance of common stock, for consulting services               --                --             --
   Net loss, year ended December 31, 1995                          --            (401,884)          --


Balance, December 31, 1995                                         --          (3,696,797)          --
                                                                 -----         ----------       ------


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1998

                                                                           Common Stock
                                                                           ------------
                                                                Amount                                Additional
                                                                  Per                                   Paid-In
                                                                 Share        Shares       Amount       Capital
                                                                 -----        ------       ------       -------
Balance, December 31, 1995                                                 251,181,774     $2,512     $ 4,475,875

   Issuance of common stock, exercise of options                 .05         3,333,334         33         166,634
   Issuance of common stock, exercise of options                 .08         1,158,850         12          92,696
   Issuance of common stock, exercise of options                 .10         7,163,600         72         716,288
   Issuance of common stock, exercise of options                 .11           170,000          2          18,698
   Issuance of common stock, exercise of options                 .12         1,300,000         13         155,987
   Issuance of common stock, exercise of options                 .18         1,400,000         14         251,986
   Issuance of common stock, exercise of options                 .19           500,000          5          94,995
   Issuance of common stock, exercise of options                 .20           473,500          5          94,695
   Issuance of common stock, for services rendered               .50           350,000          3         174,997
   Options granted                                                                --         --           760,500
   Subscription receivable                                                        --         --              --
   Net loss, year ended December 31, 1996                                         --         --              --
                                                                           -----------     ------     -----------

Balance, December 31, 1996                                                 267,031,058      2,671       7,003,351
                                                                           -----------     ------     -----------

                                                                               Deficit
                                                                             Accumulated
                                                                             during the        Deferred
                                                             Subscription    Development     Compensation
                                                              Receivable        Stage            Cost
                                                              ----------        -----            ----
Balance, December 31, 1995                                    $    --        $(3,696,797)     $    --

   Issuance of common stock, exercise of options                   --               --             --
   Issuance of common stock, exercise of options                   --               --             --
   Issuance of common stock, exercise of options                   --               --             --
   Issuance of common stock, exercise of options                   --               --             --
   Issuance of common stock, exercise of options                   --               --             --
   Issuance of common stock, exercise of options                   --               --             --
   Issuance of common stock, exercise of options                   --               --             --
   Issuance of common stock, exercise of options                   --               --             --
   Issuance of common stock, for services rendered                 --               --             --
   Options granted                                                 --               --         (473,159)
   Subscription receivable                                      (19,000)            --             --
   Net loss, year ended December 31, 1996                          --         (1,154,740)          --
                                                              ---------      -----------      ---------

Balance, December 31, 1996                                      (19,000)      (4,851,537)      (473,159)
                                                              ---------      -----------      ---------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1998

                                                                           Common Stock
                                                                           ------------
                                                                 Amount                                Additional
                                                                  Per                                   Paid-In
                                                                 Share        Shares        Amount      Capital
                                                                 -----        ------        ------      -------
Balance, December 31, 1996                                                  267,031,058    $ 2,671    $ 7,003,351

   Issuance of common stock, exercise of options                 .08          3,333,333         33        247,633
   Issuance of common stock, conversion of debt                  .20          1,648,352         16        329,984
   Issuance of common stock, conversion of debt                  .15            894,526          9        133,991
   Issuance of common stock, conversion of debt                  .12          2,323,580         23        269,977
   Issuance of common stock, conversion of debt                  .15          1,809,524         18        265,982
   Issuance of common stock, conversion of debt                  .16            772,201          8        119,992
   Issuance of common stock, for services rendered               .41             50,000       --           20,500
   Issuance of common stock, for services rendered               .24            100,000          1         23,999
   Beneficial conversion feature, February debenture                               --         --          413,793
   Beneficial conversion feature, October debenture                                --         --        1,350,000
   Warrant costs, February debenture                                               --         --           37,242
   Warrant costs, October debenture                                                --         --          291,555
   Amortization of deferred compensation cost                                      --         --             --
   Imputed interest on convertible debenture                                       --         --            4,768
   Net loss, year ended December 31, 1997                                          --         --             --
                                                                            -----------    -------    -----------

Balance, December 31, 1997                                                  277,962,574      2,779     10,512,767
                                                                            -----------    -------    -----------

                                                                                    Deficit
                                                                                  Accumulated
                                                                                  during the        Deferred
                                                                  Subscription    Development     Compensation
                                                                   Receivable        Stage            Cost
                                                                   ----------        -----            ----
Balance, December 31, 1996                                        $ (19,000)      $(4,851,537)   $(473,159)

   Issuance of common stock, exercise of options                       --                --           --
   Issuance of common stock, conversion of debt                        --                --           --
   Issuance of common stock, conversion of debt                        --                --           --
   Issuance of common stock, conversion of debt                        --                --           --
   Issuance of common stock, conversion of debt                        --                --           --
   Issuance of common stock, conversion of debt                        --                --           --
   Issuance of common stock, for services rendered                     --                --           --
   Issuance of common stock, for services rendered                     --                --           --
   Beneficial conversion feature, February debenture                   --                --           --
   Beneficial conversion feature, October debenture                    --                --           --
   Warrant costs, February debenture                                   --                --           --
   Warrant costs, October debenture                                    --                --           --
   Amortization of deferred compensation cost                          --                --        399,322
   Imputed interest on convertible debenture                           --                --           --
   Net loss, year ended December 31, 1997                              --          (4,141,729)        --
                                                                  ---------       -----------    ---------

Balance, December 31, 1997                                          (19,000)       (8,993,266)     (73,837)
                                                                  ---------       -----------    ---------


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1998

                                                                            Common Stock
                                                                            ------------
                                                                 Amount                                 Additional
                                                                   Per                                   Paid-In
                                                                  Share        Shares       Amount       Capital
                                                                  -----        ------       ------       -------
Balance, December 31, 1997                                                    277,962,574   $  2,779   $ 10,512,767

   Issuance of common stock, exercise of options                  .12             295,000          3         35,397
   Issuance of common stock, exercise of options                  .14             500,000          5         69,995
   Issuance of common stock, exercise of options                  .16             450,000          5         71,995
   Issuance of common stock, exercise of options                  .20              10,000       --            2,000
   Issuance of common stock, exercise of options                  .26             300,000          3         77,997
   Issuance of common stock, conversion of debt                   .13           1,017,011         10        132,990
   Issuance of common stock, conversion of debt                   .14           2,512,887         25        341,225
   Issuance of common stock, conversion of debt                   .15           5,114,218         51        749,949
   Issuance of common stock, conversion of debt                   .18           1,491,485         15        274,985
   Issuance of common stock, conversion of debt                   .19           3,299,979         33        619,967
   Issuance of common stock, conversion of debt                   .22           1,498,884         15        335,735
   Issuance of common stock, conversion of debt                   .23           1,870,869         19        424,981
   Issuance of common stock, for services rendered                .21             100,000          1         20,999
   Beneficial conversion feature, November debenture                              625,000
   Warrant costs, November debenture                                               48,094
   Amortization of deferred compensation cost                                        --         --             --
   Write off of subscription receivable                                              --         --          (19,000)
   Net loss, year ended December 31, 1998                                            --         --             --
                                                                             ------------   --------   ------------

Balance, December 31, 1998                                                    296,422,907      2,964   $ 14,325,076
                                                                             ============   ========   ============

                                                                                         Deficit
                                                                                       Accumulated
                                                                                       during the         Deferred
                                                                      Subscription     Development      Compensation
                                                                       Receivable         Stage             Cost
                                                                       ----------         -----             ----
Balance, December 31, 1997                                              $ (19,000)     $ (8,993,266)     $ (73,837)

   Issuance of common stock, exercise of options                             --                --             --
   Issuance of common stock, exercise of options                             --                --             --
   Issuance of common stock, exercise of options                             --                --             --
   Issuance of common stock, exercise of options                             --                --             --
   Issuance of common stock, exercise of options                             --                --             --
   Issuance of common stock, conversion of debt                              --                --             --
   Issuance of common stock, conversion of debt                              --                --             --
   Issuance of common stock, conversion of debt                              --                --             --
   Issuance of common stock, conversion of debt                              --                --             --
   Issuance of common stock, conversion of debt                              --                --             --
   Issuance of common stock, conversion of debt                              --                --             --
   Issuance of common stock, conversion of debt                              --                --             --
   Issuance of common stock, for services rendered                           --                --             --
   Beneficial conversion feature, November debenture
   Warrant costs, November debenture
   Amortization of deferred compensation cost                                --                --           59,068
   Write off of subscription receivable                                    19,000              --             --
   Net loss, year ended December 31, 1998                                    --          (4,557,710)          --
                                                                        ---------      ------------      ---------

Balance, December 31, 1998                                              $    --        $(13,550,976)     $ (14,769)
                                                                        =========      ============      =========

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                   Inception
                                                                                                                 (February 20,
                                                                            Year Ended December 31,                 1984) to
                                                                           -----------------------                December 31,
                                                                       1998            1997           1996            1998
                                                                       ----            ----           ----            ----
Cash Flows from Operating Activities:
   Net loss                                                       $ (4,557,710)   $ (4,141,729)   $ (1,154,740)   $(13,550,976)
                                                                  ------------    ------------    ------------    ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation and amortization                                 340,098         138,245          18,731         657,283
         Amortization of deferred interest cost on beneficial
            conversion feature and discount on warrants              1,126,248       1,552,842            --         2,679,015
         Amortization of deferred compensation cost                     59,068         399,322         287,341         745,731
         Loss on sale of property and equipment                           --             1,425            --             1,425
         Issuance of common stock for services                          21,000          44,500         175,000       1,437,500
         Imputed interest on convertible debenture                        --             4,768            --             4,768
         Changes in operating assets and liabilities:
            Increase in other current assets                            (9,578)         (4,159)         (3,114)        (29,818)
            Increase in inventory                                         --              --            (1,638)        (19,729)
            Increase in other assets                                  (247,072)       (496,126)        (27,085)       (776,742)
            Increase (decrease) in accounts payable and
               accrued liabilities                                     (96,582)        328,932          39,823         285,224
            Decrease in customer deposits                                 --            (7,800)           --            (7,800)
                                                                  ------------    ------------    ------------    ------------
               Total adjustments                                     1,193,182       1,961,949         489,058       4,976,857
                                                                  ------------    ------------    ------------    ------------
               Net cash used by operating activities                (3,364,528)     (2,179,780)       (665,682)     (8,574,119)
                                                                  ------------    ------------    ------------    ------------

Cash Flows from Investing Activities:
   Purchase of investments                                            (915,047)     (3,651,676)     (1,247,256)     (6,292,979)
   Proceeds from sale of investments                                 3,078,902       2,045,615         347,415       5,471,932
   Acquisition of property and equipment                              (451,734)       (307,362)        (11,446)     (1,143,600)
   Proceeds from sale of property and equipment                           --             1,200            --             1,200
                                                                  ------------    ------------    ------------    ------------
               Net cash provided (used) by investing activities      1,712,121      (1,912,223)       (911,287)     (1,963,447)
                                                                  ------------    ------------    ------------    ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                        1,500,000       4,000,000            --         5,500,000
   Proceeds from deposit on securities purchase agreement              600,000            --              --           600,000
   Proceeds from sale of securities, net of issuance costs             257,400         266,666       1,573,135       5,378,588
   Payments under capital lease                                        (16,602)           --              --           (16,602)
                                                                  ------------    ------------    ------------    ------------
               Net cash provided by financing activities             2,340,798       4,266,666       1,573,135      11,461,986
                                                                  ------------    ------------    ------------    ------------

Net Increase (Decrease) in Cash and Cash Equivalents                   688,391         174,663          (3,834)        924,420

Cash and Cash Equivalents, Beginning                                   236,059          61,396          65,230            --
                                                                  ------------    ------------    ------------    ------------

Cash and Cash Equivalents, Ending                                 $    924,450    $    236,059    $     61,396    $    924,420
                                                                  ============    ============    ============    ============

Supplemental Disclosure of Non-Cash Financing Activities:
   Cash paid during the year for interest                         $      6,042    $       --      $       --
                                                                  ============    ============    ============
   Options granted accounted for as deferred compensation cost    $       --      $       --      $    760,500
                                                                  ============    ============    ============

   During 1998, the Company purchased equipment under a capital lease totaling $222,317.


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Business

             Advanced Viral Research Corp. (the Company) was incorporated in Delaware on July, 31, 1985. The Company was organized for the purpose of manufacturing and marketing a pharmaceutical product named RETICULOSE. While the Company has had limited sales of this product, primarily for research purposes, the success of the Company will be dependent upon obtaining certain regulatory approval for its pharmaceutical product, RETICULOSE, to commence commercial operations. The Company was in the development stage at December 31, 1998.

         Principles of Consolidation

             The consolidated financial statements include the accounts of the Company and its 99.6% owned subsidiary, Advance Viral Research
             (LTD), a Bahamian Corporation. All significant intercompany accounts have been eliminated.

         Cash and Cash Equivalents

             Cash equivalents consist of highly liquid investments, with original maturities of three months or less.

         Investments

             Investments consist of certificates of deposit with maturities greater than three months, carried at cost which is market value, U.S. Government securities and discount notes and U.S. Treasury Bills. The U.S. Government securities, notes and treasury bills are classified as "held to maturity" and are carried at amortized cost which approximates market value.

         Property and Equipment

             Property and equipment are recorded at cost and depreciated using the straight-line method, over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

         Research and Development

             Research and development costs are expensed as incurred by the Company.

         Deferred Compensation Cost

             Deferred compensation costs are recognized based on the fair value for non-employee stock options. Compensation cost is amortized over the life of the option period which is either shorter than or essentially equivalent to the period for which the services are to be provided. Compensation expense is classified as general and administrative.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Revenue Recognition

             The limited sales generated by the Company have consisted of sales of RETICULOSE for testing and other purposes. Sales are recorded by the Company when the product is shipped to customers.

         Reclassifications

             Certain amounts in the 1997 and 1996 financial statements have been reclassified to conform to 1998 presentation.

         Use of Estimates

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.


NOTE 2.  BASIS OF PRESENTATION


         The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continuance of the Company as a going concern. The Company has suffered losses from operations during its history. The Company is dependent upon registration of RETICULOSE for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Management does not anticipate registration or other approval of RETICULOSE in the near future in the United States. Unless and until RETICULOSE is approved for sale in the United States or another industrially developed country, the Company may be dependent upon the continued sale of its securities for funds to meet its cash requirements. Management intends to continue to sell the Company's securities in an attempt to mitigate the effects of its cash position; however, no assurance can be given that such equity financing, if and when required, will be available. In the event that such equity financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. During 1998 and 1997, the Company obtained debt financing and may seek additional debt financing if the need arises. No assurance can be given that the Company will be able to sustain its operations until FDA approval is granted or that any approval will ever be granted. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  ACQUISITION

         Two of the principal stockholders of the Company acquired LTD, a Bahamian Corporation with pharmaceutical manufacturing and warehousing facilities, on February 20, 1984. The acquisition is a combination of two entities under common control and has been accounted for in a manner similar to a pooling of interests. In 1986, the Company acquired from LTD exclusive rights to manufacture and market RETICULOSE worldwide, except within the Bahamas, for $50,000. The Company also purchased inventory of RETICULOSE from LTD for $45,000 and was obligated to pay $3 per ampule of RETICULOSE for the initial 100,000 ampules purchased and $2 per ampule for purchases exceeding 100,000 ampules. On December 16, 1987, the Company acquired the controlling beneficial interest in 99.6% of the common stock of LTD through an appropriate trust agreement to satisfy the rules of the Bahamian Government, from two of the principal stockholders of the Company. Both stockholders concurrently canceled $86,565 of indebtedness due them from LTD.


NOTE 4.  INVESTMENTS
                                                        1998             1997
                                                        ----             ----
          Held to maturity:
             U.S. Government securities               $821,047       $2,226,902
             Certificates of deposit                        --          758,000
                                                      --------       ----------
                                                      $821,047       $2,984,902
                                                      ========       ==========


NOTE 5.  PROPERTY AND EQUIPMENT

                                         Estimated Useful
                                           Lives (Years)              1998                1997
                                           -------------              ----                ----
          Land and improvements               15                   $   34,550          $  34,550
          Building and improvements           30                      324,083            299,550
          Machinery and equipment              5                    1,003,768            354,250
                                                                   ----------          ---------
                                                                    1,362,401            688,350
          Less accumulated depreciation                               312,808            202,689
                                                                   ----------          ---------
                                                                   $1,049,593          $ 485,661
                                                                   ==========          =========

         The Company maintains certain property and equipment in Freeport, Bahamas. This property and equipment amounted to $370,028 as of December 31, 1998 and 1997 including $17,623 expended in 1987 to purchase a land lease expiring in 2068. Included with machinery and equipment is $222,318 of equipment purchased under a capital lease during 1998. Depreciation expense for equipment under capital lease was approximately $12,000 in 1998. These amounts are included above.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6.  OTHER ASSETS

                                                                                         1998             1997
                                                                                         ----             ----
         Patent costs                                                                   $344,319        $202,247
         Loan costs, net of accumulated amortization of $341,935
            and $111,957                                                                  96,250         221,227
         Other                                                                            19,777          19,777
                                                                                        --------        --------
                                                                                        $460,346        $443,251
                                                                                        ========        ========

         Patent development costs are capitalized as incurred. Loan costs relate to fees paid in connection with the issuance of convertible debentures (Note 8) and are amortized over the life of the debenture or until conversion.


NOTE 7.  SECURITIES PURCHASE AGREEMENT

         On December 22, 1998, the Company entered into a Securities Purchase Agreement whereby the Company agreed to issue to certain purchasers 4,917,276 shares of common stock for an aggregate purchase price of $802,500. The agreement also provides for the issuance of four warrants to purchase a total of 2,366,788 shares of common stock at prices ranging from $.204 to $.2448 per share at any time until December 31, 2003. The Fair value of these warrants is estimated to be $494,138 ($.209 per warrant) based upon a financial analysis of the terms of the warrants using the Black Sholes Pricing Model with the following assumptions: expected volatility of 20%, a risk free interest rate of 6% and an expected holding period of five years.

         As of December 31, 1998, the Company received $600,000 towards the total purchase price.

         As of January 7, 1999, the remaining $202,500 was received and the appropriate shares were issued to the purchasers.


NOTE 8.  CONVERTIBLE DEBENTURES

         On February 21, 1997, in order to finance research and development, the Company sold $1,000,000 principal amount of its ten-year 7% Convertible Debenture (the "February Debenture") due February 28, 2007, to RBB Bank Aktiengesellschaft ("RBB"). Accrued interest under the February Debenture is payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from February 21, 1997 until the date of interest payment. The February Debenture may be prepaid by the Company before maturity, in whole or in part, without premium or penalty, if the Company gives the holder of the Debenture notice not less than 30 days before the date fixed for prepayment in that notice. The February Debenture is convertible, at the option of the holder, into shares of common stock.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  CONVERTIBLE DEBENTURES (Continued)

         The assured incremental yield on the February Debenture was measured based on the date of issuance of the security and amortized to interest expense over the conversion period which ended on May 29, 1997 which was the first date full conversion could occur. The interest expense relating to this measurement was $4,768.

         During 1997, RBB exercised its right to convert the principal amount of the February Debenture into 6,675,982 shares of the Company's common stock at conversion prices ranging from $.1162 to $.2002 per share.

         In connection with the issuance of the February Debenture, the Company issued to RBB three warrants (the "February warrants") to purchase common stock, each such February warrant entitling the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of common stock. The exercise price of the three February warrants are $0.288, $0.576 and $0.864 per warrant share, respectively. The fair value of the February warrants was estimated to be $37,000 ($.021 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of ten years (RBB exercised its right to convert within one year). This amount has been reflected in the accompanying consolidated financial statements as interest expense related to the convertible debenture.

         Based on the terms for conversion associated with the February Debenture, there is an intrinsic value associated with the beneficial conversion feature of $413,793. This amount was fully amortized to interest expense in 1997 with a corresponding credit to additional paid-in capital.

         In October 1997, in order to finance further research and development, the Company sold $3,000,000 principal amount of its ten-year 7% Convertible Debenture (the "October Debenture") due August 30, 2007, to RBB. Accrued interest under the October Debenture is payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of the issuance of the October Debenture until the date of interest payment. The October Debenture may be prepaid by the Company before maturity, in whole or in part, without premium or penalty, if the Company gives the holder of the Debenture notice not less than 30 days before the date fixed for prepayment in that notice . The October Debenture is convertible, at the option of the holder, into shares of common stock.

         During 1997, RBB exercised its right to convert $120,000 of the principal amount of the October Debenture into 772,201 shares of the Company's common stock at a conversion price of $.1554 per share.

         During 1998, RBB exercised its right to convert the remaining $2,880,000 of the principal amount of the October Debenture into 16,805,333 shares of the Company's common stock at conversion prices ranging from $.13 to $.23 per share.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  CONVERTIBLE DEBENTURES (Continued)

         In connection with the issuance of the October Debenture, the Company issued to RBB three warrants (the "October warrants") to purchase Common Stock, each such October warrant entitling the holder to purchase, from the date of grant through August 30, 2007, 600,000 shares of the Common Stock. The exercise price of the three October warrants are $0.20 , $0.23 and $0.27 per warrant share, respectively. The fair value of the three October warrants was established to be $106,571 ($.178 per warrant), $97,912 ($.163 per warrant) and $87,472
         ($.146 per warrant), respectively, based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of ten years (RBB exercised its right to convert within one year). This amount has been reflected in the accompanying consolidated financial statements as a discount on the convertible debenture, with a corresponding credit to additional paid-in capital, and was fully amortized to interest expense over the actual conversion period.

         Based on the terms for conversion associated with the October Debenture, there was intrinsic value associated with the beneficial conversion feature of $1,350,000. This amount was treated as deferred interest expense and recorded as a reduction of the convertible debenture liability with a corresponding credit to additional paid-in capital and was amortized to interest expense over the period from October 8, 1997 (date of debenture) to February 24, 1998 (date the debenture is fully convertible). The interest expense relative to this item was $210,951 for 1998 and $1,139,049 for 1997.

         In November 1998, in order to finance further research and development, the Company sold 1,500,000 principal amount of its ten year 7% Convertible Debenture (the "November Debenture") due October 31, 2008, to RBB. Accrued interest under the November Debenture is payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of the issuance of the November Debenture until the date of interest payment. The November Debenture may be prepaid by the Company before maturity, in whole or in part, without premium or penalty, if the Company gives the holder of the Debenture notice not less than 30 days before the date fixed for prepayment in that notice. The November Debenture is convertible, at the option of the holder, into shares of common stock.

         In connection with the issuance of the November Debenture, the Company issued to RBB two warrants (the "November Warrants") to purchase Common Stock, each such November Warrant entitling the holder to purchase 375,000 shares of the Common Stock at any time and from time to time through October 31, 2008. The exercise price of the two November Warrants are $.20 and $.24 per warrant share, respectively. The fair value of the November warrants was estimated to be $48,000 ($.064 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of one year. This amount has been reflected in the accompanying consolidated financial statements as interest expense related to the convertible debenture.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  CONVERTIBLE DEBENTURES (Continued)

         Based on the terms for conversion associated with the November Debenture, there is an intrinsic value associated with the beneficial conversion feature of $625,000. Since conversion can occur immediately upon issuance of the debenture, this amount has been recognized as interest expense.

                                                                                           1998            1997
                                                                                           ----            ----
          Unpaid principal balance of November debenture                                $1,500,000     $      --
          Unpaid principal balance of October debenture                                        --       2,880,000
          Less unamortized discount                                                         42,081        495,207
                                                                                        ----------     ----------
          Convertible debenture, net                                                    $1,457,919     $2,384,793
                                                                                        ==========     ==========

NOTE 9.  COMMITMENTS AND CONTINGENCIES

         GENERAL

         Potential Claim for Royalties

             The Company may be subject to claims from certain third parties for royalties due on sale of RETICULOSE in an amount equal to 5% of net sales in the United States and 4% of net sales in foreign countries. The Company has not as yet received any notice of claim from such parties.

         Product Liability

             The Company could be subjected to claims for adverse reactions resulting from the use of RETICULOSE. Although the Company is unaware of any such claims or threatened claims since RETICULOSE was initially marketed in the 1940's, one study noted adverse reactions from highly concentrated doses in guinea pigs. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of RETICULOSE. As of the date hereof, the Company does not have product liability insurance for RETICULOSE. There can be no assurance that the Company will be able to secure such insurance in adequate amounts, at reasonable premiums if it determined to do so. Should the Company be unable to secure such product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could materially adversely affect the Company.

         Lack of Patent Protection

             The Company does not presently have a patent for RETICULOSE but the Company has two patents for the use of RETICULOSE as a treatment. The Company currently has 32 patent applications pending with the U.S. Patent Office. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         Capital Lease

             During 1998 the Company entered into a purchase lease agreement for equipment totaling $222,318. The lease calls for monthly payments of $4,529 for 60 months commencing on September 1998 and expiring on July 2003. Future minimum capital lease payments and the net present value of the future minimum lease payments at December 31, 1998 are as follows:

              Year ending December 31:
                 1999                                              $  54,348
                 2000                                                 54,348
                 2001                                                 54,348
                 2002                                                 54,348
                 2003                                                 31,703
                                                                    --------
              Total minimum lease payments                           249,095
              Less amount representing interest                      (43,380)
                                                                    --------
              Present value of net minimum lease payments            205,715
              Current maturities                                     (38,335)
                                                                    --------
                                                                    $167,380
                                                                    ========

         Operating Leases

             Management executed a non-cancelable lease for new office space in Florida on January 1, 1996, expiring on December 31, 1999 at approximately $14,000 annually. The Company has the option to renew for an additional three years. Management intends to exercise its option for the year 2000.

             On December 30, 1998, the Company executed an amendment to its existing lease dated April 1997 for the laboratory facilities in Yonkers, New York. The lease on the additional space is effective May 1, 1999. The new lease adds 10,550 square feet (for a total of 16,650 square feet) and extends its term until April 2005.

             Annual rent on the original lease is approximately $85,500. Rent for the additional facilities is approximately $175,000. Total rental commitment for the laboratory facilities will be $260,500.

             The Company leased an auto on October 26, 1996 for 36 months at $450 per month.

             Lease expense for the years ended December 31, 1998, 1997 and 1996 totaled $121,477, $76,351 and $13,315, respectively.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         Operating Leases

             Future minimum lease payments are as follows:

              Year ending December 31:
                 1999                                          $  177,000
                 2000                                             274,000
                 2001                                             260,000
                 2002                                             280,000
                 2003                                             290,000
                 Thereafter                                       580,000
                                                               ----------
                          Total                                $1,861,000
                                                               ==========

         TESTING AGREEMENTS

         Plata Partners Limited Partnership

             On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata") pursuant to which Plata agreed to perform a demonstration in the Dominican Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using RETICULOSE incorporated in the Protocol against AIDS (the "Plata Agreement"). Plata covered all costs and expenses associated with the demonstration.

             Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $.10 per share through July 9, 1994 (the "Additional Plata Options"). Pursuant to several amendments, the Plata Options and the Additional Plata Options are exercisable through April 30, 1999 at an exercise price of $.14 and $.16, respectively. As of December 31, 1998, there are outstanding Plata Options to acquire 683,300 shares at $.14 per share and Additional Plata Options to acquire 108,100 shares at an exercise price of $.16 per share. Through December 31, 1998, the Company has received approximately $1,332,000 pursuant to the issuance of approximately 9.2 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS

         Argentine Agreement

             In April 1996, the Company entered into an agreement (the "Argentine Agreement") with DCT SRL, an Argentine corporation unaffiliated with the Company ("DCT") pursuant to which DCT was to cause a clinical trial to be conducted in two separate hospitals located in Buenos Aires, Argentina (the "Clinical Trials"). Pursuant to the Argentine Agreement, the Clinical Trials were to be conducted pursuant to a protocol developed by Juan Carlos Flichman, M.D. and the purpose of the Clinical Trials was to assess the efficacy of the Company's drug RETICULOSE on the Human Papilloma Virus (HPV). The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 12 male and female human patients between the ages of 18 and 50. The Clinical Trials did not include a placebo control group or references to any other antiviral drug.

             Pursuant to the Argentine Agreement, the Company delivered $34,000 to DCT to cover out-of-pocket expenses associated with the Clinical Trials. The Argentine Agreement further provides that at the conclusion of the Clinical Trials, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the Clinical Trials (the "Written Report"). In September 1996, the Written Report was delivered by Dr. Flichman to the Company. Upon delivery of the Written Report to the Company, the Company delivered to the principals of DCT options to acquire 2,000,000 shares of the Company's common stock for a period of one year from the date of the delivery of the Written Report, at a purchase price of $.20 per share. Pursuant to several amendments, the DCT options are exercisable through April 30, 1999 at an exercise price of $.21 per share. As of December 31, 1998, 473,500 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $95,000.

             In June 1994, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT, subject to certain conditions, the exclusive right to market and sell RETICULOSE in Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (the "DCT Exclusive Distribution Agreement").

             In April 1996, the Company entered into an agreement with DCT (the HIV-HPV Agreement") whereby the Company agreed to provide to DCT or its assignees, up to $600,000 to cover the costs of a double blind placebo controlled study in approximately 150 patients to assess the efficacy of RETICULOSE for the treatment of persons diagnosed with the HIV virus (AIDS) and HPV (the "HIV-HPV Study"). Subsequently, the Company has agreed to advance additional funds towards such study.

             In connection with the HIV-HPV Agreement, the Company has advanced approximately $665,000 which is accounted for as a research and development expense. The amounts have been used to cover expenses associated with clinical activities of the HIV-HPV Study.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         Argentine Agreement (Continued)

             The HIV-HPV Agreement provides that (i) in the event the date from the HIV-HPV Study is used in connection with RETICULOSE being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the HIV-HPV Study, then DCT is obligated to reimburse the Company for all amounts expended in connection with the HIV-HPV Study.

             In October 1997, the Company entered into two agreements with DCT, whereby the Company agreed to provide DCT or its assignees, up to $220,000 and $341,000 to cover the costs of double blind placebo controlled studies in approximately 360 and 240 patients, respectively to assess the efficacy of the topical application of RETICULOSE for the treatment of persons diagnosed with Herpes Labialis/Genital Infections (the "Herpes Study") and HPV (the "HPV Topical Study").

             In connection with the Herpes Study and the HPV Topical Study (collectively, the "Studies"), the Company has advanced approximately $58,000 and $132,800, respectively. Such expenses are accounted for as research and development expenses. The amounts expended have been used to cover expenses associated with pre-clinical activities. Neither the Herpes Study nor the HPV Topical Study has commenced.

             Both Agreements with DCT provide that (i) in the event the data from the Studies are used in connection with RETICULOSE being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii), DCT receives financing to cover the costs of the Studies, then DCT is obligated to reimburse the Company for all amounts respectively expended in connection with the Studies.

             In February 1998, the Company entered into an agreement with DCT (the "Concurrent Agreement") whereby the Company agreed to provide DCT or its assignees, up to $413,000 to cover the costs of a study in 65 patients to compare the results of treatment of patients with AIDS taking a three drug cocktail and RETICULOSE with those taking a three drug cocktail and a placebo. As of December 31, 1998, the Company has advanced approximately $50,000 for such study which has been accounted for as research and development expense.

             In May 1998, the Company entered into an agreement with DCT (the "Rheumatoid Arthritis Agreement") whereby the Company agreed to provide DCT or its assignees, up to $95,000 to cover the costs of a controlled study in 30 patients to determine the efficacy of RETICULOSE for the treatment of rheumatoid arthritis in humans. In connection with this study, the Company has advanced approximately $75,000 which has been accounted for as research and development expenses.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         Argentine Agreement (Continued)

             In July 1998, the Company authorized expenditures of up to $90,000 to study the effects of RETICULOSE in inhibiting the mutation of the AIDS virus. As of December 31, 1998, the Company has advanced approximately $50,000 for such study which has been accounted for as research and development expense.

         Barbados Study

             A double blind study assessing the efficacy of the Company's drug RETICULOSE in 43 human patients diagnosed with HIV (AIDS) is being conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados (the "Barbados Study"). As of December 31, 1998, the Company has expended approximately $385,000 to cover the costs of the Barbados Study. In December 1996, the Company received from the coordinators of the Barbados Study, a written summary of results of the Barbados Study (the "Written Summary").

             In July 1998, the Company authorized expenditures of up to $45,000 to study the effects of RETICULOSE in inhibiting the mutation of the AIDS virus. As of December 31, 1998, the Company has advanced approximately $5,000 for such study which has been accounted for as research and development expense.

         National Cancer Institute Agreement

             In March 1997, the Company entered into a Material Transfer Agreement - Cooperative Research and Development Agreement with the National Cancer Institute ("NCI") of the National Institutes of Health. Under the terms of the Agreement, NCI researchers and the Company will collaborate to elucidate the molecular mechanism by which RETICULOSE affects the transcription of the gamma interferon gene. This agreement was extended for an additional one year term through March 3, 1999 to investigate the anti-tumor activity of RETICULOSE using kidney tumor model systems. In addition, NCI will study the effects of RETICULOSE on inflammation associated with rheumatoid arthritis.

         Topical Safety Study

             During 1998, the Company paid approximately $200,000 for a safety study conducted in the United States for the topical use of RETICULOSE.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS

         Hirschman Agreement

             In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases and now president of AVRC, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries.

             In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $.18 per share. In addition and in connection with entering into the consulting agreement with Dr. Hirschman, the Company issued to a person unaffiliated with the Company, 100,000 shares of the Company's common stock, and an option to acquire for a period of one year, from June 1, 1995, an additional 500,000 shares at a purchase price of $.18 per share. As of December 31, 1998, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

             In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 23, 1999 at an exercise price of $.19 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 23, 1999 at an exercise price of $.27 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 23, 1999 at an exercise price of $.36 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company. As of December 31, 1998, 500,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his consultation with Dr. Hirschman.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS (Continued)

         Hirschman Agreement (Continued)

             In November 1997, Dr. Hirschman assigned to Henry Kamioner, a consultant to Dr. Hirschman, options to acquire 1,500,000 shares (500,000 at $.19, 500,000 at $.27 and 500,000 at $.36).

             On October 14, 1996, the Company and Dr. Hirschman entered into an agreement (the "Employment Agreement") whereby Dr. Hirschman has agreed to serve as the President and Chief Executive Officer of the Company for a period of three years, subject to earlier termination by either party, either for cause as defined in and in accordance with the provisions of the Employment Agreement, or if the Company does not receive on or prior to December 31, 1997, funding of $3,000,000 from sources other than traditional institutional/bank debt financing or proceeds from the purchase by Dr. Hirschman of the Company's securities, including, without limitation, the exercise of Dr. Hirschman of outstanding stock options. Pursuant to the Employment Agreement, Dr. Hirschman is entitled to receive an annual base salary of $325,000, use of an automobile, major medical, term life, disability and dental insurance benefits for the term of his employment. The Employment Agreement further provides that Dr. Hirschman shall be nominated by the Company to serve as a member of the Company's Board of Directors and that Bernard Friedland and William Bregman will vote in favor of Dr. Hirschman as a director of the Company, for the duration of Dr. Hirschman's employment, and since October 1996, Dr. Hirschman has served as a member of the Company's Board of Directors.

             On February 18, 1998, the Board of Directors authorized a $100,000 bonus to Dr. Hirschman and granted options to acquire 23,000,000 shares of stock at $0.27 per option share provided that the Company is granted FDA approval for testing in the United States.

             In July 1998, the Company and Dr. Hirschman entered into an amended and restated employment agreement which supersedes in its entirety the original employment agreement of October 1996. Such amendment and restatement extends the term of the employment agreement to December 31, 2000. Additionally, the February 1998 Board of Directors action regarding the $100,000 bonus and the granting of 23,000,000 options (contingent upon the occurrence of certain events) is included in this employment agreement.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS (Continued)

         Cohen Agreements

             In September 1992, the Company entered into a one year consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement"). The September 1992 Cohen Agreement required that Mr. Cohen provide certain consulting services to the Company in exchange for the Company's issuing to Mr. Cohen 1,000,000 shares of common stock (the "September 1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992 Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company. The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and from time to time through September 10, 1993 (which date has been extended through April 30, 1999), the option to acquire 3,000,000 shares of common stock of the Company at an exercise price of $.09 per share (which exercise price has been increased to $.15 per share) (the "September 1992 Cohen Options"). As of December 31, 1998, 1,300,000 of the September 1992 Cohen Options have been exercised for cash consideration of $156,000.

             In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement") for a three year term commencing on March 1, 1993. The February 1993 Cohen Agreement provides that Mr. Cohen provide financing business consulting services concerning the operations of the business of the Company and possible strategic transactions in exchange for the Company issuing to Mr. Cohen 3,500,000 shares of common stock (the "February 1993 Cohen Shares"), 1,500,000 shares of which Mr. Cohen has informed the Company he has assigned to certain other persons not affiliated with the Company or any of its officers or directors.

             In July 1994, in consideration for services related to the introduction, negotiation and execution of a distribution agreement the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and (ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares each at $.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). The Company has been informed that Messrs. Cohen, Bauer and Rizzuto are principals of a firm which has been granted certain distribution rights, which were terminated on May 31, 1995. Through December 31, 1997, 2,855,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $285,500. Mr. Rizzuto sold all of his shares and all shares underlying his options. Pursuant to several amendments, the remaining Bauer options are exercisable through April 30, 1999 at an option price of $.13. The Company agreed to issue to Cohen an additional 300,000 shares in 1995 at a time when the shares were valued at $.14 per share, in consideration for expenditures incurred by Mr. Cohen in connection with securing for the benefit of the Company and the affiliated distributor, the continued services of a doctor.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS (Continued)

         Cohen Agreements (Continued)

             The issuance of the September 1992 Cohen Shares, the February 1993 Cohen Shares, the April 1994 Cohen Shares and the Bauer and Rizzuto Shares have been accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date. During the year ended December 31, 1996, Mr. Cohen was issued 300,000 shares for services rendered. These shares were accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date.

         Chinnici Agreement

             In July 1998, the Company entered into a consulting agreement with Dr. Angelo A. Chinnici for a term extending to December 31, 2000. Such agreement calls for Dr. Chinnici to provide assistance in connection with research, development, production, marketing and sale of RETICULOSE. Additionally, Dr. Chinnici will testify before the FDA in connection with an application for approval of RETICULOSE and will provide detailed clinical reports regarding patients observed by him. Dr. Chinnici will receive options to purchase 300,000 shares at an exercise price of $.30 per share. The options will be exercisable in equal installments on January 1, 1999 and 2000 and December 15, 2000.

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with four different entities (the "Entities"), whereby the Company has granted exclusive rights to distribute RETICULOSE in the countries of China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil, Chile, Channel Islands, The Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize and Saudi Arabia. Pursuant to these agreements, distributors are obligated to cause RETICULOSE to be approved for commercial sale in such countries and upon such approval, to purchase from the Company certain minimum quantities of RETICULOSE to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. No sales have been made by the Company under the distribution agreements other than for testing purposes.

         Additionally, pursuant to one of the distributions agreements, the Company granted the distributor the right to acquire 3,000,000 shares of the Company's common stock at a purchase price of $.25 (which has been increased to $.26) upon the completion of certain tests and the publication of a paper with respect to such tests. During May 1998, 300,000 shares of common stock were issued pursuant to exercise of these options for an aggregate exercise price of $78,000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. STOCKHOLDERS' EQUITY

         During 1997, the Company issued 10,931,516 shares of common stock for an aggregate consideration of $1,412,166. These amounts were comprised of the issuance of common stock pursuant to the exercise of stock options of 3,333,333 shares for $247,666 and the issuance of common stock in exchange for consulting services of 150,000 shares for consideration of $44,500 and the issuance of common stock upon conversion of debt of 7,448,183 shares for $1,120,000.

         During 1998, the Company issued 18,460,333 shares of common stock for an aggregate consideration of $3,158,400. The amounts were comprised of the issuance of common stock pursuant to the exercise of stock options of 1,555,000 shares for $257,400 and the issuance of common stock in exchange for consulting services of 100,000 shares for consideration of $21,000 and the issuance of common stock upon commission of debt of 16,805,333 shares for $2,880,000.


NOTE 11. INCOME TAXES

         The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

         As of December 31, 1998 and 1997, the Company had a net operating loss carryforward for Federal income tax reporting purposes amounting to approximately $9,700,000 and $6,300,000, which expire in varying amounts to 2018.

         The Company presently has one significant temporary difference between financial reporting and income tax reporting relating to interest expense on the beneficial conversion feature of the convertible debt. The components of the deferred tax asset as of December 31, 1998 and 1997 were as follows:

                                                                                          1998            1997
                                                                                          ----            ----
          Benefit of net operating loss carryforwards                                  $3,300,000      $2,100,000
          Less valuation allowance                                                      3,300,000       2,100,000
                                                                                       ----------      ----------
          Net deferred tax asset                                                       $     --        $     --
                                                                                       ==========      ==========

         As of December 31, 1998, sufficient uncertainty exists regarding the realizability of these operating loss carryforwards and, accordingly, a valuation allowance of $3,300,000 has been established.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 12. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1998. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as December 31, 1998 or that will be realized in the future.

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, U.S. government obligations, accounts payable and the convertible debentures. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         The fair value of non-current investments, primarily U.S. government obligations, have been estimated using quoted market prices. At December 31, 1998, the differences between the estimated fair value and the carrying value of non-current and current debt instruments were considered immaterial in relation to the Company's financial position.


NOTE 13. DEFERRED COMPENSATION COST

         As more fully described in Note 9 to these consolidated financial statements, the Company granted stock options in exchange for testing and consulting services. In accordance with SFAS 123, Accounting for Stock-Based Compensation (effective for options granted after December 15, 1995), the Company recognized compensation cost based on the fair value at the grant dates. The compensation cost is amortized over the life of the option period. The fair value of the stock options used to compute deferred compensation cost is the estimated present value at grant date using the Black-Sholes option pricing model with the following assumptions: Expected volatility of 20%; a risk-free interest rate of 6% and an expected holding period ranging from 1-3 years. The deferred compensation cost is reported as a component of stockholders' equity. At December 31, 1998 and 1997, there were approximately 5,500,000 and 7,000,000 option shares outstanding with a weighted average exercise price of $0.195 per share.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                                                              Condensed
                                                                                                                 from
                                                                                                                Audited
                                                                                                               Financial
                                                                                             June 30,         Statements
                                                                                               1999           December 31,
                                                                                           (Unaudited)           1998
                                                                                           -----------           ----
                                  ASSETS
                                  ------
Current Assets:
   Cash and cash equivalents                                                               $    95,618        $   924,420
   Investments                                                                                       -            821,047
   Inventory                                                                                    19,729             19,729
   Other current assets                                                                         45,606             29,818
                                                                                           -----------        -----------
         Total current assets                                                                  160,953          1,795,014

Property and Equipment                                                                       1,090,339          1,049,593

Other Assets                                                                                   496,570            460,346
                                                                                           -----------        -----------
         Total assets                                                                      $ 1,747,862        $ 3,304,953
                                                                                           ===========        ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
              ----------------------------------------------
Current Liabilities:
   Accounts payable and accrued liabilities                                                $   385,797          $ 279,024
   Current portion of capital lease obligation                                                  39,993             38,335
                                                                                           -----------        -----------
         Total current liabilities                                                             425,790            317,359
                                                                                           -----------        -----------

Long-Term Liabilities:
   Convertible debenture, net                                                                1,481,965          1,457,919
   Capital lease obligation - long-term portion                                                146,961            167,380
                                                                                           -----------        -----------
        Total long-term liabilities                                                          1,628,926          1,625,299
                                                                                           -----------        -----------

Deposit on Securities Purchase Agreement                                                             -            600,000
                                                                                           -----------        -----------

Deposit on Exercise of Options                                                                  30,000                  -
                                                                                           -----------        -----------

Commitments and Contingencies                                                                        -                  -

Stockholders' Equity (Deficit):
   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized, 301,340,183 and 296,422,907
      shares issued and outstanding                                                              3,013              2,964
   Additional paid-in capital                                                               15,621,665         14,325,076
   Deficit accumulated during the development stage                                        (15,516,808)       (13,550,976)
   Discount on warrants                                                                       (444,724)                 -
   Deferred compensation cost                                                                        -            (14,769)
                                                                                           -----------        -----------
         Total stockholders' equity (deficit)                                                 (336,854)           762,295
                                                                                           -----------        -----------
         Total liabilities and stockholders' equity (deficit)                              $ 1,747,862        $ 3,304,953
                                                                                           ===========        ===========


           See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                                                                                                Inception
                                               Three Months Ended                Six Months Ended             (February 20,
                                                    June 30,                         June 30,                    1984) to
                                                    --------                         --------                    June 30,
                                              1999             1998            1999             1998              1999
                                              ----             ----            ----             ----              ----
Revenues:
   Sales                                        $ 2,191     $          -    $      4,590     $          -    $    199,565
   Interest                                       5,680           27,926          21,489           57,223         580,786
   Other income                                       -                -               -              100         120,093
                                           ------------     ------------    ------------     ------------    ------------
                                                  7,871           27,926          26,079           57,323         900,444
                                           ------------     ------------    ------------     ------------    ------------

Costs and Expenses:
   Research and development                     409,464          210,618         767,380          380,764       4,350,847
   General and administrative                   498,529          572,845         936,932        1,078,259       8,252,269
   Depreciation and amortization                 85,199          365,396         148,556          541,823         805,839
   Interest                                      70,715           30,983         139,043          306,231       3,008,297
                                           ------------     ------------    ------------     ------------     -----------
                                              1,063,907        1,179,842       1,991,911        2,307,077      16,417,252
                                           ------------     ------------    ------------     ------------    ------------

Net Loss                                   $ (1,056,036)    $ (1,151,916)   $ (1,965,832)    $ (2,249,754)   $(15,516,808)
                                           ============     ============    ============     ============    ============

Net Loss Per Share of Common
   Stock - Basic and Diluted               $      (0.01)    $      (0.01)   $      (0.01)    $      (0.01)
                                           ============     ============    ============     ============

Weighted Average Number of
   Common Shares Outstanding                298,881,545      282,767,657     298,881,545      282,767,657
                                           ============     ============    ============     ============

            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

       CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 1999


                                                                           Common Stock                                 Deficit
                                                                           ------------                               Accumulated
                                                               Amount                                 Additional      during the
                                                                Per                                    Paid-In        Development
                                                               Share          Shares        Amount     Capital           Stage
                                                               -----          ------        ------     -------           -----
Balance, inception (February 20, 1984) as previously reported                         -    $ 1,000    $       -        $  (1,000)

Adjustment for pooling of interests                                                   -     (1,000)       1,000                -
                                                                           ------------    -------    ---------        ---------

Balance, inception, as restated                                                       -          -        1,000           (1,000)

   Net loss, period ended December 31, 1984                                           -          -            -          (17,809)
                                                                           ------------    -------    ---------        ---------
Balance, December 31, 1984                                                            -          -        1,000          (18,809)

   Issuance of common stock for cash                           $  .00       113,846,154      1,138          170                -
   Net loss, year ended December 31, 1985                                             -          -            -          (25,459)
                                                                           ------------    -------    ---------        ---------

Balance, December 31, 1985                                                  113,846,154      1,138        1,170          (44,268)

   Issuance of common stock - public offering                     .01        40,000,000        400      399,600                -
   Issuance of underwriter's warrants                                                 -          -          100                -
   Expenses of public offering                                                        -          -     (117,923)               -
   Issuance of common stock, exercise of "A" warrants             .03           819,860          9       24,587                -
   Net loss, year ended December 31, 1986                                             -          -            -         (159,674)
                                                                           ------------    -------    ---------        ---------
Balance, December 31, 1986                                                  154,666,014      1,547      307,534         (203,942)
                                                                           ------------    -------    ---------        ---------


           See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

       CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 1999




                                                                          Common Stock                                 Deficit
                                                                          ------------                               Accumulated
                                                              Amount                                 Additional      during the
                                                               Per                                    Paid-In        Development
                                                              Share          Shares        Amount     Capital           Stage
                                                              -----          ------        ------     -------           -----

Balance, December 31, 1986                                                 154,666,014    $ 1,547    $ 307,534       $ (203,942)

   Issuance of common stock, exercise of "A" warrants         $  .03        38,622,618        386    1,158,321                -
   Expenses of stock issuance                                                        -          -      (11,357)               -
   Acquisition of subsidiary for cash                                                -          -      (46,000)               -
   Cancellation of debt due to stockholders                                          -          -       86,565                -
   Net loss, period ended December 31, 1987                                          -          -            -         (258,663)
                                                                          ------------    -------    ---------       ----------

Balance, December 31, 1987                                                 193,288,632      1,933    1,495,063         (462,605)

   Net loss, year ended December 31, 1988                                            -          -            -         (199,690)
                                                                          ------------    -------    ---------       ----------

Balance, December 31, 1988                                                 193,288,632      1,933    1,495,063         (662,295)

   Net loss, year ended December 31, 1989                                            -          -            -         (270,753)
                                                                          ------------    -------    ---------       ----------

Balance, December 31, 1989                                                 193,288,632      1,933    1,495,063         (933,048)

   Issuance of common stock, expiration of redemption            .05         6,729,850         67      336,475                -
      offer on "B" warrants
   Issuance of common stock, exercise of "B" warrants            .05           268,500          3       13,422                -
   Issuance of common stock, exercise of "C" warrants            .08            12,900          -        1,032                -
   Net loss, year ended December 31, 1990                                            -          -            -         (267,867)
                                                                          ------------    -------    ---------       ----------

Balance, December 31, 1990                                                 200,299,882      2,003    1,845,992       (1,200,915)
                                                                          ------------    -------    ---------       ----------

         See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

       CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 1999




                                                                            Common Stock                                 Deficit
                                                                            ------------                               Accumulated
                                                                Amount                                  Additional     during the
                                                                 Per                                     Paid-In       Development
                                                                Share          Shares        Amount      Capital          Stage
                                                                -----          ------        ------      -------          -----
Balance, December 31, 1990                                                   200,299,882    $ 2,003    $ 1,845,992     $(1,200,915)

   Issuance of common stock, exercise of "B" warrants           $  .05            11,400          -            420               -
   Issuance of common stock, exercise of "C" warrants              .08             2,500          -            200               -
   Issuance of common stock, exercise of underwriters warrants    .012         3,760,000         38         45,083               -
   Net loss, year ended December 31, 1991                                              -          -              -        (249,871)
                                                                           -------------    -------    -----------     -----------

Balance, December 31, 1991                                                   204,073,782      2,041      1,891,695      (1,450,786)

   Issuance of common stock, for testing                         .0405        10,000,000        100        404,900               -
   Issuance of common stock, for consulting services              .055           500,000          5         27,495               -
   Issuance of common stock, exercise of "B" warrants              .05         7,458,989         75        372,875               -
   Issuance of common stock, exercise of "C" warrants              .08         5,244,220         52        419,487               -
   Expenses of stock issuance                                                                               (7,792)
   Net loss, year ended December 31, 1992                                              -          -              -        (839,981)
                                                                           -------------    -------    -----------     -----------

Balance, December 31, 1992                                                   227,276,991      2,273      3,108,660      (2,290,767)

   Issuance of common stock, for consulting services              .055           500,000          5         27,495               -
   Issuance of common stock, for consulting services               .03         3,500,000         35        104,965               -
   Issuance of common stock, for testing                          .035         5,000,000         50        174,950               -
   Net loss, year ended December 31, 1993                                              -          -              -        (563,309)
                                                                           -------------    -------    -----------     -----------
Balance, December 31, 1993                                                 $ 236,276,991    $ 2,363    $ 3,416,070     $(2,854,076)
                                                                           -------------    -------    -----------     -----------

         See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

       CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 1999


                                                                           Common Stock
                                                                           ------------
                                                                Amount                                Additional
                                                                  Per                                   Paid-In      Subscription
                                                                 Share        Shares       Amount       Capital       Receivable
                                                                 -----        ------       ------       -------       ----------
Balance, December 31, 1993                                                  236,276,991   $ 2,363     $ 3,416,070       $    -

   Issuance of common stock, for consulting services            $  .05        4,750,000        47         237,453            -
   Issuance of common stock, exercise of options                   .08          400,000         4          31,996            -
   Issuance of common stock, exercise of options                   .10          190,000         2          18,998            -
   Net loss, year ended December 31, 1994                                             -         -               -            -
                                                                            -----------   -------     -----------       ------

Balance, December 31, 1994                                                  241,616,991     2,416       3,704,517            -
                                                                                                                             -
   Issuance of common stock, exercise of options                   .05        3,333,333        33         166,633            -
   Issuance of common stock, exercise of options                   .08        2,092,850        21         167,407            -
   Issuance of common stock, exercise of options                   .10        2,688,600        27         268,833            -
   Issuance of common stock, for consulting services               .11        1,150,000        12         126,488            -
   Issuance of common stock, for consulting services               .14          300,000         3          41,997            -
   Net loss, year ended December 31, 1995                                             -         -               -            -
                                                                            -----------    ------      ----------       ------

Balance, December 31, 1995                                                  251,181,774     2,512       4,475,875            -
                                                                            -----------    ------      ----------       ------
                                                                  Deficit
                                                                Accumulated
                                                                 during the       Deferred
                                                                Development     Compensation
                                                                   Stage            Cost
                                                                   -----            ----
Balance, December 31, 1993                                      $(2,854,076)      $    -

   Issuance of common stock, for consulting services                      -            -
   Issuance of common stock, exercise of options                          -            -
   Issuance of common stock, exercise of options                          -            -
   Net loss, year ended December 31, 1994                          (440,837)           -
                                                                -----------       ------

Balance, December 31, 1994                                       (3,294,913)           -

   Issuance of common stock, exercise of options                          -            -
   Issuance of common stock, exercise of options                          -            -
   Issuance of common stock, exercise of options                          -            -
   Issuance of common stock, for consulting services                      -            -
   Issuance of common stock, for consulting services                      -            -
   Net loss, year ended December 31, 1995                          (401,884)           -
                                                                ------------      ------

Balance, December 31, 1995                                       (3,696,797)           -
                                                                ------------      ------

         See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

       CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 1999



                                                                Common Stock
                                                      Amount    ------------                Additional
                                                       Per                                   Paid-In
                                                      Share        Shares      Amount        Capital
                                                      -----        ------      ------        -------


Balance, December 31, 1995                                      251,181,774    $2,512      $4,475,875

   Issuance of common stock, exercise of options       .05        3,333,334        33         166,634
   Issuance of common stock, exercise of options       .08        1,158,850        12          92,696
   Issuance of common stock, exercise of options       .10        7,163,600        72         716,288
   Issuance of common stock, exercise of options       .11          170,000         2          18,698
   Issuance of common stock, exercise of options       .12        1,300,000        13         155,987
   Issuance of common stock, exercise of options       .18        1,400,000        14         251,986
   Issuance of common stock, exercise of options       .19          500,000         5          94,995
   Issuance of common stock, exercise of options       .20          473,500         5          94,695
   Issuance of common stock, for services rendered     .50          350,000         3         174,997
   Options granted                                                        -         -         760,500
   Subscription receivable                                                -         -               -
   Net loss, year ended December 31, 1996                                 -         -               -
                                                                -----------    ------      ----------

Balance, December 31, 1996                                      267,031,058     2,671       7,003,351
                                                                -----------    ------      ----------
                                                                       Deficit
                                                                     Accumulated
                                                                      during the        Deferred
                                                      Subscription    Development     Compensation
                                                       Receivable        Stage            Cost
                                                       ----------        -----            ----


Balance, December 31, 1995                              $      -     $(3,696,797)       $       -

   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, for services rendered             -               -                -
   Options granted                                             -               -         (473,159)
   Subscription receivable                               (19,000)              -                -
   Net loss, year ended December 31, 1996                      -      (1,154,740)               -
                                                        --------     -----------        ---------

Balance, December 31, 1996                               (19,000)     (4,851,537)        (473,159)
                                                        --------     -----------        ---------

           See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

       CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 1999



                                                                Common Stock
                                                      Amount    ------------                Additional
                                                       Per                                   Paid-In
                                                      Share        Shares      Amount        Capital
                                                      -----        ------      ------        -------


Balance, December 31, 1996                                      267,031,058    $2,671     $ 7,003,351

   Issuance of common stock, exercise of options       .08        3,333,333        33         247,633
   Issuance of common stock, conversion of debt        .20        1,648,352        16         329,984
   Issuance of common stock, conversion of debt        .15          894,526         9         133,991
   Issuance of common stock, conversion of debt        .12        2,323,580        23         269,977
   Issuance of common stock, conversion of debt        .15        1,809,524        18         265,982
   Issuance of common stock, conversion of debt        .16          772,201         8         119,992
   Issuance of common stock, for services rendered     .41           50,000         -          20,500
   Issuance of common stock, for services rendered     .24          100,000         1          23,999
   Beneficial conversion feature, February debenture                      -         -         413,793
   Beneficial conversion feature, October debenture                       -         -       1,350,000
   Warrant costs, February debenture                                      -         -          37,242
   Warrant costs, October debenture                                       -         -         291,555
   Amortization of deferred compensation cost                             -         -               -
   Imputed interest on convertible debenture                              -         -           4,768
   Net loss, year ended December 31, 1997                                 -         -               -
                                                                -----------    ------     -----------

Balance, December 31, 1997                                      277,962,574     2,779      10,512,767
                                                                -----------    ------     -----------
                                                                     Deficit
                                                                   Accumulated
                                                                    during the        Deferred
                                                      bscription    Development     Compensation
                                                      eceivable        Stage            Cost
                                                      ---------        -----            ----


Balance, December 31, 1996                            $(19,000)    $(4,851,537)       $(473,159)

   Issuance of common stock, exercise of options             -               -                -
   Issuance of common stock, conversion of debt              -               -                -
   Issuance of common stock, conversion of debt              -               -                -
   Issuance of common stock, conversion of debt              -               -                -
   Issuance of common stock, conversion of debt              -               -                -
   Issuance of common stock, conversion of debt              -               -                -
   Issuance of common stock, for services rendered           -               -                -
   Issuance of common stock, for services rendered           -               -                -
   Beneficial conversion feature, February debenture         -               -                -
   Beneficial conversion feature, October debenture          -               -                -
   Warrant costs, February debenture                         -               -                -
   Warrant costs, October debenture                          -               -                -
   Amortization of deferred compensation cost                -               -          399,322
   Imputed interest on convertible debenture                 -               -                -
   Net loss, year ended December 31, 1997                    -      (4,141,729)               -
                                                      --------     -----------        ---------

Balance, December 31, 1997                             (19,000)     (8,993,266)         (73,837)
                                                      --------     -----------        ---------

           See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

       CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 1999



                                                                Common Stock
                                                      Amount    ------------                Additional
                                                       Per                                   Paid-In
                                                      Share        Shares      Amount        Capital
                                                      -----        ------      ------        -------


Balance, December 31, 1997                                      277,962,574    $2,779     $10,512,767

   Issuance of common stock, exercise of options       .12          295,000         3          35,397
   Issuance of common stock, exercise of options       .14          500,000         5          69,995
   Issuance of common stock, exercise of options       .16          450,000         5          71,995
   Issuance of common stock, exercise of options       .20           10,000         -           2,000
   Issuance of common stock, exercise of options       .26          300,000         3          77,997
   Issuance of common stock, conversion of debt        .13        1,017,011        10         132,990
   Issuance of common stock, conversion of debt        .14        2,512,887        25         341,225
   Issuance of common stock, conversion of debt        .15        5,114,218        51         749,949
   Issuance of common stock, conversion of debt        .18        1,491,485        15         274,985
   Issuance of common stock, conversion of debt        .19        3,299,979        33         619,967
   Issuance of common stock, conversion of debt        .22        1,498,884        15         335,735
   Issuance of common stock, conversion of debt        .23        1,870,869        19         424,981
   Issuance of common stock, for services rendered     .21          100,000         1          20,999
   Beneficial conversion feature, November debenture                                          625,000
   Warrant costs, November debenture                                                           48,094
   Amortization of deferred compensation cost                             -         -               -
   Write off of subscription receivable                                   -         -         (19,000)
   Net loss, year ended December 31, 1998                                 -         -               -
                                                                -----------    ------     -----------


Balance, December 31, 1998                                      296,422,907     2,964      14,325,076
                                                                -----------    ------     -----------
                                                                       Deficit
                                                                     Accumulated
                                                                      during the        Deferred
                                                      Subscription    Development     Compensation
                                                       Receivable        Stage            Cost
                                                       ----------        -----            ----


Balance, December 31, 1997                              $(19,000)   $ (8,993,266)        $(73,837)

   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, exercise of options               -               -                -
   Issuance of common stock, conversion of debt                -               -                -
   Issuance of common stock, conversion of debt                -               -                -
   Issuance of common stock, conversion of debt                -               -                -
   Issuance of common stock, conversion of debt                -               -                -
   Issuance of common stock, conversion of debt                -               -                -
   Issuance of common stock, conversion of debt                -               -                -
   Issuance of common stock, conversion of debt                -               -                -
   Issuance of common stock, for services rendered             -               -                -
   Beneficial conversion feature, November debenture
   Warrant costs, November debenture
   Amortization of deferred compensation cost                  -               -           59,068
   Write off of subscription receivable                   19,000               -                -
   Net loss, year ended December 31, 1998                      -      (4,557,710)               -
                                                        --------    ------------         --------


Balance, December 31, 1998                                     -     (13,550,976)         (14,769)
                                                        --------    ------------         --------

           See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

       CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 1999



                                                                Common Stock
                                                      Amount    ------------                Additional
                                                       Per                                   Paid-In
                                                      Share        Shares      Amount        Capital
                                                      -----        ------      ------        -------


Balance, December 31, 1998                                      296,422,907    $2,964     $14,325,076

   Issuance of common stock, securities purchase       .16        4,917,276        49         802,451
      agreement
   Warrants Costs, securities purchase agreement                          -         -         494,138
   Amortization of warrant costs, securities purchase
      agreement                                                           -         -               -
   Amortization of deferred compensation cost                             -         -               -
   Net loss, six months ended June 30, 1999                               -         -               -
                                                                -----------    ------     -----------

Balance, June 30, 1999                                          301,340,183    $3,013     $15,621,665
                                                                ===========    ======     ===========
                                                                           Deficit
                                                                         Accumulated
                                                                          during the        Deferred
                                                          Subscription    Development     Compensation
                                                           Receivable        Stage            Cost
                                                           ----------        -----            ----


Balance, December 31, 1998                              $(13,550,976)       $(14,769)       $       -

   Issuance of common stock, securities purchase                   -               -                -
      agreement
   Warrants Costs, securities purchase agreement                   -               -         (494,138)
   Amortization of warrant costs, securities purchase
      agreement                                                    -               -           49,414
   Amortization of deferred compensation cost                      -          14,769                -
   Net loss, six months ended June 30, 1999               (1,965,832)              -                -
                                                        ------------        --------        ---------

Balance, June 30, 1999                                  $(15,516,808)       $      -        $(444,724)
                                                        ============        ========        =========


           See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS


                                                                                                                Inception
                                                                                   Six Months Ended           (February 20,
                                                                                       June 30,                  1984) to
                                                                                       --------                  June 30,
                                                                                 1999            1998              1999
                                                                                 ----            ----              ----
Cash Flows from Operating Activities:
   Net loss                                                                   $(1,965,832)    $(2,249,754)     $(15,516,808)
                                                                              -----------     -----------      ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation and amortization of loan costs                              148,556         541,823           805,839
         Amortization of deferred interest cost on beneficial
            conversion feature of convertible debenture                                 -         210,951         2,679,015
         Amortization of discount on warrants                                      73,460               -            73,460
         Amortization of deferred compensation cost                                14,769          29,534           760,500
         Issuance of common stock for services                                          -               -         1,437,500
         Other                                                                          -               -            (1,607)
         Changes in operating assets and liabilities:
            Increase in other current assets                                      (15,787)         (3,382)          (45,606)
            Increase in inventory                                                       -               -           (19,729)
            Increase in other assets                                              (88,724)        (63,393)         (865,465)
            Increase (decrease) in accounts payable and
               accrued liabilities                                                106,773        (100,199)          391,997
                                                                              -----------     -----------      ------------
                  Total adjustments                                               239,047         615,334         5,215,904
                                                                              -----------     -----------      ------------
                  Net cash used by operating activities                        (1,726,785)     (1,634,420)      (10,300,904)
                                                                              -----------     -----------      ------------

Cash Flows from Investing Activities:
   Purchase of investments                                                              -         (94,000)       (6,292,979)
   Proceeds from sale of investments                                              821,047       2,700,902         6,292,979
   Expenditures for property and equipment                                       (136,803)       (303,577)       (1,280,403)
   Proceeds from sale of property and equipment                                         -               -             1,200
                                                                              -----------     -----------      ------------
                  Net cash provided (used) by investing activities                684,244       2,303,325        (1,279,203)
                                                                              -----------     -----------      ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                                           -               -         5,500,000
   Proceeds from deposit on exercise of options                                    30,000               -            30,000
   Proceeds from sale of securities, net of issuance costs                        202,500         225,400         6,181,088
   Payments under capital lease                                                   (18,761)              -           (35,363)
                                                                              -----------     -----------      ------------
                  Net cash provided by financing activities                       213,739         225,400        11,675,725
                                                                              -----------     -----------      ------------

Net Increase (Decrease) in Cash and Cash Equivalents                             (828,802)        894,305            95,618

Cash and Cash Equivalents, Beginning                                              924,420         236,059                 -
                                                                              -----------     -----------      ------------

Cash and Cash Equivalents, Ending                                             $    95,618     $ 1,130,364      $     95,618
                                                                              ===========     ===========      ============

           See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



NOTE 1.  BASIS OF PRESENTATION

             The accompanying unaudited consolidated condensed financial statements at June 30, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position as of June 30, 1999 and results of operations for the three months and the six months ended June 30, 1999 and 1998 and cash flows for the six months ended June 30, 1999 and 1998. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


NOTE 2.  COMMITMENTS AND CONTINGENCIES

         Going Concern

             The accompanying unaudited consolidated condensed financial statements at June 30, 1999 have been prepared in conformity with generally accepted accounting principles which contemplate the continuance of the Company as a going concern. The Company has suffered losses from operations during its operating history. The Company is dependent upon registration of Reticulose for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Unless and until Reticulose is approved for sale in the United States or another industrially developed country, the Company may be dependent upon the continued sale of its securities and debt financing for funds to meet its cash requirements. Management intends to continue to sell the Company's securities in an attempt to mitigate the effects of its cash position; however, no assurance can be given that equity or debt financing, if and when required, will be available. In the event that such equity or debt financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. During 1999 and 1998, the Company obtained equity and debt financing and may seek additional financing as the need arises. No assurance can be given that the Company will be able to sustain its operations until FDA approval is granted or that any approval will ever be granted. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company expects to submit an application for approval with the FDA in the near future. The consolidated condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         Potential Claim for Royalties

             The Company may be subject to claims from certain third parties for royalties due on sale of Reticulose. The Company has not as yet received any notice of claim from such parties.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         Product Liability

             The Company could be subjected to claims for adverse reactions resulting from the use of Reticulose. Although the Company is unaware of any such claims or threatened claims since Reticulose was initially marketed in the 1940's, one study noted adverse reactions from highly concentrated doses in guinea pigs. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of Reticulose. As of the date hereof, the Company does not have product liability insurance for Reticulose. There can be no assurance that the Company will be able to secure such insurance in adequate amounts, at reasonable premiums if it determined to do so. Should the Company be unable to secure such product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

         Lack of Patent Protection

             The Company does not presently have a patent for Reticulose but the Company has three patents for the use of Reticulose as a treatment. The Company currently has 34 patent applications pending with the U.S. Patent Office. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

         TESTING AGREEMENTS

         Plata Partners Limited Partnership

             On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata") pursuant to which Plata agreed to perform a demonstration in the Domincan Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using Reticulose incorporated in the Protocol against AIDS (the "Plata Agreement"). Plata covered all costs and expenses associated with the demonstration.

             Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $.10 per share through July 9, 1994 (the "Additional Plata Options"). Pursuant to several amendments, the Plata Options and the Additional Plata Options are exercisable through December 31, 1999 at an exercise price of $.15 and $.17, respectively. As of June 30, 1999, there are outstanding Plata Options to acquire 683,300 shares at $.15 per share and Additional Plata Options to acquire 108,100 shares at an exercise price of $.17 per share. Through June 30, 1999, the Company has received approximately $1,332,000 pursuant to the issuance of approximately 9.2 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         Argentine Agreement

             In April 1996, the Company entered into an agreement (the "Argentine Agreement") with DCT SRL, an Argentine corporation unaffiliated with the Company ("DCT") pursuant to which DCT was to cause a clinical trial to be conducted in two separate hospitals located in Buenos Aires, Argentina (the "Clinical Trials"). Pursuant to the Argentine Agreement, the Clinical Trials were to be conducted pursuant to a protocol developed by Juan Carlos Flichman, M.D. and the purpose of the Clinical Trials was to assess the efficacy of the Company's drug Reticulose on the Human Papilloma Virus (HPV). The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 12 male and female human patients between the ages of 18 and 50.

             Pursuant to the Argentine Agreement, the Company delivered $34,000 to DCT to cover out-of-pocket expenses associated with the Clinical Trials. The Argentine Agreement further provides that at the conclusion of the Clinical Trials, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the Clinical Trials (the "Written Report"). In September 1996, Dr. Flichman delivered the Written Report to the Company. Upon delivery of the Written Report to the Company, the Company delivered to the principals of DCT options to acquire 2,000,000 shares of the Company's common stock for a period of one year from the date of the delivery of the Written Report, at a purchase price of $.20 per share. Pursuant to several amendments, the DCT options are exercisable through December 31, 1999 at an exercise price of $.21 per share. As of June 30, 1999, 473,500 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $95,000.

             In June 1994, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT, subject to certain conditions, the exclusive right to market and sell Reticulose in Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (the "DCT Exclusive Distribution Agreement").

             In April 1996, the Company entered into an agreement with DCT (the HIV-HPV Agreement") whereby the Company agreed to provide to DCT or its assignees, up to $600,000 to cover the costs of a double blind placebo controlled study in approximately 150 patients to assess the efficacy of Reticulose for the treatment of persons diagnosed with the HIV virus (AIDS) and HPV (the "HIV-HPV Study"). Subsequently, the Company has agreed to advance additional funds towards such study.

             In connection with the HIV-HPV Agreement, the Company advanced approximately $665,000, which is accounted for as research and development expense. The amounts have been used to cover expenses associated with clinical activities of the HIV-HPV Study.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         Argentine Agreement (Continued)

             The HIV-HPV Agreement provides that (i) in the event the date from the HIV-HPV Study is used in connection with Reticulose being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the HIV-HPV Study, then DCT is obligated to reimburse the Company for all amounts expended in connection with the HIV-HPV Study.

             In October 1997, the Company entered into two agreements with DCT, whereby the Company agreed to provide DCT or its assignees, up to $220,000 and $341,000 to cover the costs of double blind placebo controlled studies in approximately 360 and 240 patients, respectively to assess the efficacy of the topical application of Reticulose for the treatment of persons diagnosed with Herpes Labialis/Genital Infections (the "Herpes Study") and HPV (the "HPV Topical Study").

             In connection with the Herpes Study and the HPV Topical Study (collectively, the "Studies"), the Company has advanced approximately $58,000 and $132,000, respectively. Such expenses are accounted for as research and development expense. The amounts expended have been used to cover expenses associated with pre-clinical activities. Neither the Herpes Study nor the HPV Topical Study has commenced.

             Both Agreements with DCT provide that (i) in the event the data from the Studies are used in connection with Reticulose being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii), DCT receives financing to cover the costs of the Studies, then DCT is obligated to reimburse the Company for all amounts expended in connection with the Studies.

             In February 1998, the Company entered into an agreement with DCT (the "Concurrent Agreement") whereby the Company agreed to provide DCT or its assignees, up to $413,000 to cover the costs of a study in 65 patients to compare the results of treatment of patients with AIDS taking a three drug cocktail and Reticulose with those taking a three drug cocktail and a placebo. As of June 30, 1999, the Company has advanced approximately $50,000 for such study, which has been accounted for as research and development expense.

             In May 1998, the Company entered into an agreement with DCT (the "Rheumatoid Arthritis Agreement") whereby the Company agreed to provide DCT or its assignees, up to $95,000 to cover the costs of a controlled study in 30 patients to determine the efficacy of Reticulose for the treatment of rheumatoid arthritis in humans. In connection with this study, the Company has advanced approximately $85,000, which has been accounted for as research and development expense.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         Argentine Agreement (Continued)

             In July 1998, the Company authorized expenditures of up to $90,000 to study the effects of Reticulose in inhibiting the mutation of the AIDS virus. As of June 30, 1999, the Company has advanced approximately $50,000 for such study, which has been accounted for as research and development expense.

             In April 1999, the Company advanced $47,750 for expenses in connection with the drug approval process in Argentina.

         Barbados Study

             A double blind study assessing the efficacy of the Company's drug Reticulose in 43 human patients diagnosed with HIV (AIDS) has been conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados (the "Barbados Study"). As of June 30, 1999, the Company has expended approximately $390,000 to cover the costs of the Barbados Study.

             In July 1998, the Company authorized expenditures of up to $45,000 to study the effects of Reticulose in inhibiting the mutation of the AIDS virus. As of June 30, 1999, the Company has advanced approximately $10,000 for such study, which has been accounted for as research and development expense.

         National Cancer Institute Agreement

             In March 1997, the Company entered into a Material Transfer Agreement - Cooperative Research and Development Agreement with the National Cancer Institute ("NCI") of the National Institutes of Health. Under the terms of the Agreement, NCI researchers and the Company will collaborate to elucidate the molecular mechanism by which Reticulose affects the transcription of the gamma interferon gene. This agreement was extended for an additional one-year term through March 3, 1999 to investigate the anti-tumor activity of Reticulose using kidney tumor model systems. In addition, NCI was to study the effects of Reticulose on inflammation associated with rheumatoid arthritis.

         Topical Safety Study

             During 1998, the Company paid approximately $200,000 for a safety study conducted in the United States for the topical use of Reticulose.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS

         Hirschman Agreement

             In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries.

             In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $.18 per share. In addition and in connection with entering into the consulting agreement with Dr. Hirschman, the Company issued to a person unaffiliated with the Company, 100,000 shares of the Company's common stock, and an option to acquire for a period of one year, from June 1, 1995, an additional 500,000 shares at a purchase price of $.18 per share. As of June 30, 1999, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

             In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 23, 2009 at an exercise price of $.19 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 23, 2009 at an exercise price of $.27 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 23, 2009 at an exercise price of $.36 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company. As of June 30, 1999, 500,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his consultation with Dr. Hirschman.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS (Continued)

         Hirschman Agreement (Continued)

             In November 1997, Dr. Hirschman assigned to Henry Kamioner, a consultant to Dr. Hirschman, options to acquire 1,500,000 shares (500,000 at $.19, 500,000 at $.27, and 500,000 at $.36).

             On October 14, 1996, the Company and Dr. Hirschman entered into an agreement (the "Employment Agreement") whereby Dr. Hirschman has agreed to serve as the President and Chief Executive Officer of the Company for a period of three years, subject to earlier termination by either party, either for cause as defined in and in accordance with the provisions of the Employment Agreement, or if the Company do not receive on or prior to December 31, 1997, funding of $3,000,000 from sources other than traditional institutional/bank debt financing or proceeds from the purchase by Dr. Hirschman of the Company's securities, including, without limitation, the exercise of Dr. Hirschman of outstanding stock options. Pursuant to the Employment Agreement, Dr. Hirschman is entitled to receive an annual base salary of $325,000, use of an automobile, major medical, term life, disability and dental insurance benefits for the term of his employment. The Employment Agreement further provides that Dr. Hirschman shall be nominated by the Company to serve as a member of the Company's Board of Directors and that Bernard Friedland and William Bregman will vote in favor of Dr. Hirschman as a director of the Company, for the duration of Dr. Hirschman's employment, and since October 1996, Dr. Hirschman has served as a member of the Company's Board of Directors.

             On February 18, 1998, the Board of Directors authorized a $100,000 bonus to Dr. Hirschman and granted options to acquire 23,000,000 shares of stock at $0.27 per option share provided that the Company is granted FDA approval for testing in the United States.

             In July 1998, the Company and Dr. Hirschman entered into an amended and restated employment agreement, which supersedes in its entirety the original employment agreement of October 1996. Such amendment and restatement extends the term of the employment agreement to December 31, 2000. Additionally, the February 1998 Board of Directors action regarding the $100,000 bonus and the granting of 23,000,000 options (contingent upon the occurrence of certain events) is included in this employment agreement.

         Cohen Agreements

             In September 1992, the Company entered into a one year consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement"). The September 1992 Cohen Agreement required that Mr. Cohen provide certain consulting services to the Company in exchange for the Company's issuing to Mr. Cohen 1,000,000 shares of common stock (the "September 1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS (Continued)

         Cohen Agreements (Continued)

             Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company. The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and from time to time through September 10, 1993 (which date has been extended through December 31, 1999), the option to acquire 3,000,000 shares of common stock of the Company at an exercise price of $.09 per share (which exercise price has been increased to $.16 per share) (the "September 1992 Cohen Options"). As of June 30, 1999, 1,300,000 of the September 1992 Cohen Options have been exercised for cash consideration of $156,000.

             In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement") for a three year term commencing on March 1, 1993. The February 1993 Cohen Agreement provides that Mr. Cohen provide financing business consulting services concerning the operations of the business of the Company and possible strategic transactions in exchange for the Company issuing to Mr. Cohen 3,500,000 shares of common stock (the "February 1993 Cohen Shares"), 1,500,000 shares of which Mr. Cohen has informed the Company he has assigned to certain other persons not affiliated with the Company or any of its officers or directors.

             In July 1994, in consideration for services related to the introduction, negotiation and execution of a distribution agreement the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and (ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares each at $.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). Through June 30, 1999, 2,855,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $285,500. Mr. Rizzuto sold all of his shares and all shares underlying his options. Pursuant to several amendments, the remaining Bauer options are exercisable through December 31, 1999 at an option price of $.14.

         Globomax Agreement

             On January 18, 1999, the Company entered into a consulting agreement with Globomax LLC to provide services at hourly rates established by the contract to AVRC's Ind submission and to perform all work that is necessary to obtain FDA's approval. The contract expires on December 31, 1999 but may be extended by mutual written agreement of both parties. The Company has incurred approximately $110,000 in services to Globomax through June 30, 1999.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with five different entities (the "Entities"), whereby the Company has granted exclusive rights to distribute Reticulose in the countries of China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil, Chile, Channel Islands, The Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize and Saudi Arabia. Pursuant to these agreements, distributors are obligated to cause Reticulose to be approved for commercial sale in such countries and upon such approval, to purchase from the Company certain minimum quantities of Reticulose to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.


NOTE 3.  SECURITIES PURCHASE AGREEMENTS

         Convertible Debentures

             In February 1997 and October 1997, in order to finance research and development, the Company sold $1,000,000 and $3,000,000, respectively, principal amount of its ten-year 7% Convertible Debentures (the "February Debenture" and the "October Debenture", collectively, the "Debentures") due February 28, 2007 and August 30, 2007, respectively, to RBB Bank Aktiengesellschaft ("RBB") in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended. Accrued interest under the Debentures was payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The Debentures were convertible, at the option of the holder, into shares of Common Stock pursuant to specified formulas. On April 22, 1997, June 6, 1997, July 3, 1997 and August 20, 1997, pursuant to notice by the holder, RBB, to the Company under the February Debenture, $330,000, $134,000, $270,000 and $266,000, respectively, of the principal amount of the February Debenture was converted into 1,648,352, 894,526, 2,323,580 and 1,809,524 shares of the Common Stock, respectively. As of August 20, 1997, the February Debenture was fully converted. On December 9, 1997, January 7, 1998, January 14, 1998, February 19, 1998,
             February 23, 1998, March 31, 1998, May 4, 1998 and May 5, 1998,
             pursuant to notice by the holder, RBB, to the Company, $120,000, $133,000, $341,250, $750,000, $335,750, $425,000, $275,000 and
             $620,000, respectively, of the October Debenture was converted into 772,201, 1,017,011, 2,512,887, 5,114,218, 1,498,884, 1,870,869,
             1,491,485 and 3,299,979 Common Stock, respectively. As of May 5, 1998, the October Debenture was fully converted.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 3.  SECURITIES PURCHASE AGREEMENTS (Continued)

         Convertible Debentures (Continued)

             In connection with the issuance of the February Debenture, the Company issued to RBB three warrants (the "February Warrants") to purchase common stock, each such February Warrant entitling the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of common stock. The exercise price of the three February Warrants are $0.288, $0.576 and $0.864 per warrant share, respectively. The fair value of the February Warrants was estimated to be $37,000 ($.021 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model. This amount has been reflected in the accompanying financial statements as interest expense related to the convertible February Debenture. Based on the terms for conversion associated with the February Debenture, there was an intrinsic value associated with the beneficial conversion feature of $413,793. This amount has been fully amortized to interest expense with a corresponding credit to additional paid-in capital.

             In connection with the issuance of the October Debenture, the Company issued to RBB three warrants (the "October Warrants") to purchase Common Stock, each such October Warrant entitling the holder to purchase, from the date of grant through August 30, 2007, 600,000 shares of the Common Stock. The exercise price of the three October Warrants are $0.20, $0.23 and $0.27 per warrant share, respectively. The fair value of the three October Warrants was established to be $106,571 ($.178 per warrant), $97,912 ($.163 per warrant) and $87,472 ($.146 per warrant), respectively, based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model. This amount has been reflected in the accompanying financial statements as a discount on the convertible debenture, with a corresponding credit to additional paid-in capital, and is being amortized over the expected term of the notes which at December 31, 1997 was 120 months. In May 1998, the remaining unamortized discount of $276,957 was amortized upon full conversion of the October Debenture.

             Based on the terms for conversion associated with the October Debenture, there is an intrinsic value associated with the beneficial conversion feature of $1,350,000. This amount has been treated as deferred interest expense and recorded as a reduction of the convertible debenture liability with a corresponding credit to additional paid-in capital and has been amortized to interest expense over the period from October 8, 1997 (date of debenture) to February 24, 1998 (date the debenture is fully convertible). The interest expense relative to this item was $210,951 for 1998 and $1,139,049 for 1997.

             In November 1998, in order to finance further research and development, the Company sold 1,500,000 principal amount of its ten year 7% Convertible Debenture (the "November Debenture") due October 31, 2008, to RBB. Accrued interest under the November Debenture is payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of the issuance of the November Debenture until the date of interest payment. The November Debenture may be prepaid by the Company before maturity, in whole or in part, without premium or penalty, if the Company gives the holder of the Debenture notice not less than 30 days before the date fixed for prepayment in that notice. The November Debenture is convertible, at the option of the holder, into shares of common stock.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 3.  SECURITIES PURCHASE AGREEMENTS (Continued)

         Convertible Debentures (Continued)

             In connection with the issuance of the November Debenture, the Company issued to RBB two warrants (the "November Warrants") to purchase Common Stock, each such November Warrant entitling the holder to purchase 375,000 shares of the Common Stock at any time and from time to time through October 31, 2008. The exercise price of the two November Warrants are $.20 and $.24 per warrant share, respectively. The fair value of the November warrants was estimated to be $48,000 ($.064 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of one year. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

             Based on the terms for conversion associated with the November Debenture, there is an intrinsic value associated with the beneficial conversion feature of $625,000. This amount has been recorded as interest expense in 1998.

                                                                    June 30,      December 31,
                                                                      1999            1998
                                                                      ----            ----

              Unpaid principal balance of November debenture       $1,500,000     $1,500,000
              Less unamortized discount and deferred interest          18,035         42,081
                                                                   ----------     ----------
              Convertible debenture, net                           $1,481,965     $1,457,919
                                                                   ==========     ==========

             On August 3, 1999, the Company entered into a securities purchase agreement to issue an aggregate of 20 units, each unit consisting of $100,000 principal amount of the Company's 7% convertible debenture and warrants to purchase 50,000 shares of the Company's common stock. The 7% convertible debenture is due August 3, 2009 and the warrants are exercisable through August 3, 2004.

         Other

             In January 1999, pursuant to a securities purchase agreement, the Company issued 4,917,276 shares of its common stock for an aggregate purchase price of $802,500. Such agreement also provided for the issuance of four warrants to purchase a total of 2,366,788 shares of common stock at prices ranging from $.204 to $.2448 per share at any time until December 31, 2003. The fair value of these warrants was estimated to be $494,138 ($.209 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 3.  SECURITIES PURCHASE AGREEMENTS (Continued)

         Other (Continued)

             On June 23, 1999, the Company entered into a securities purchase agreement with certain individuals whereby the Company will issue 1,851,852 shares of its common stock for an aggregate purchase price of $500,000. These proceeds were received in July 1999. Such agreement also provides for the issuance of warrants to purchase an aggregate of 925,926 shares of common stock at any time until June 30, 2004. The fair value of these warrants was estimated to be $37,000 ($.04 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Sholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of five years. This amount will be amortized to interest expense.

================================================================================

                          ADVANCED VIRAL RESEARCH CORP.



                                   ----------
                                   PROSPECTUS
                                   ----------




                                89,912,993 Shares
                                       of
                                  Common Stock















                                 September 2, 1999


================================================================================

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, which will be paid solely by Advanced Viral. All amounts shown are estimates, except the Commission registration fee:

         Commission registration fee................................  $5,000*
         Printing and mailing expenses..............................  $5,000
         Legal fees and expenses.................................... $25,000
         Accounting fees and expenses............................... $10,000
                                                                     -------
                  Total............................................. $45,000
                                                                     =======

         * $3,017 of the registration fee has been previously paid.

Item 14. Indemnification of Directors and Officers

         Article Ninth of our Certificate of Incorporation contains the following provision with respect to indemnification of directors and officers:

         Ninth: The Corporation shall, to the fullest extent permitted by
         Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 145 of the General Corporate Law of the State of Delaware (the "DGCL") contains provisions regarding indemnification, among others, of officers and directors. Section 145 of the DGCL provides in relevant part:

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made , with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

         Our Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article Eleventh, which provides:

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The above discussion of our Certificate of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such document.

Item 15. Recent Sales of Unregistered Securities

         The following table sets forth our sales of unregistered securities for past three years. All transactions listed below involved the issuance of common stock and options to acquire shares of common stock prior to commencement of the offering described in the foregoing prospectus. No underwriters were employed with respect to the sale of any of the securities listed below. All shares were issued in reliance upon Section 4(2) and/or 3(b) of the Securities Act.


Securities Issued                     Purchaser                       Date Acquired       Consideration
-----------------                     ---------                       -------------       -------------
5,000,000 options exercisable at      Shalom Z. Hirschman, M.D.       4-1-96              Services (Consulting) (1)
each of $0.18, $0.19, $0.27 and
$0.36 per share
500,000 options exercisable at        Deborah Silver                  4-1-96              Services (Consulting) (1)
$0.18 per share


1,000,000 options exercisable at      Freddie Velez                   4-1-96              Services (Consulting) (1)
$0.20 per share
500,000 options at $0.20 per share    Gary Hussian                    4-1-96              Services (Consulting) (1)
500,000 options at $0.20 per share    Cesar Blumtritt, M.D.           4-1-96              Services (Consulting) (1)
50,000 shares                         Malcolm Santer                  9-4-96              Services (Consulting) (2)
50,000 shares                         Malcolm Santer                  2-26-97             Services (Consulting) (2)
750,000 shares                        David Sass                      3-21-97             .08 per share
375,000 shares                        Norman Schwartz                 3-21-97             .08 per share
375,000 shares                        Mel Mendelson                   3-21-97             .08 per share
1,833,333 shares                      Matthew Cohen                   3-21-97             .08 per share
1,648,352 shares                      RBB Bank                        4-22-97             .20 per share (3)
894,526 shares                        RBB Bank                        6-6-97              .15 per share (3)
2,323,580 shares                      RBB Bank                        7-3-97              .12 per share (3)
1,809,524 shares                      RBB Bank                        8-20-97             .15 per share (3)
100,000 shares                        Malcolm Santer                  9-8-97              Services (Consulting) (4)
722,701 shares                        RBB Bank                        12-9-97             .16 per share (5)
1,017,011 shares                      RBB Bank                        1-7-98              .13 per share (5)
2,512,887 shares                      RBB Bank                        1-14-98             .14 per share (5)
23,000,000 options at $0.27 per       Shalom Z. Hirschman, M.D.       2-18-98             (6)
share
5,114,218 shares                      RBB Bank                        2-23-98             .15 per share (5)
190,000 shares                        Plata                           3-5-98              .12 per share
1,498,884 shares                      RBB Bank                        3-19-98             .22 per share (5)
105,000 shares                        Plata                           3-27-98             .12 per share
1,870,869 shares                      RBB Bank                        3-31-98             .23 per share (5)
10,000 shares                         Freddie Velez                   4-3-98              .20 per share
200,000 shares                        Charles Miller                  4-3-98              .14 per share
1,491,485 shares                      RBB Bank                        5-4-98              .18 per share (5)
3,299,979 shares                      RBB Bank                        5-5-98              .19 per share (5)
50,000 shares                         Charles Miller                  5-13-98             .16 per share
200,000 shares                        Duffy                           5-13-98             .14 per share
100,000 shares                        Charles Miller                  5-13-98             .14 per share


100,000 shares                        Charles Miller                  5-18-98             .16 per share
200,000 shares                        Commonwealth                    5-18-98             .26 per share
100,000 shares                        Commonwealth                    5-22-98             .26 per share
100,000 shares                        Charles Miller                  6-22-98             .16 per share
85,000 shares                         Charles Miller                  7-15-98             .16 per share
15,000 shares                         Charles Miller                  7-17-98             .16 per share
25,000 shares                         Charles Miller                  7-22-98             .16 per share
75,000 shares                         Charles Miller                  7-24-98             .16 per share
100,000 shares                        Malcolm Santer                  8-12-98             Services (Consulting)(7)
7% Convertible Debenture              RBB Bank                        11-16-98            $1,500,000
375,000 warrants                      RBB Bank                        11-16-98            .20 per share
375,000 warrants                      RBB Bank                        11-16-98            .24 per share
2,450,980 shares                      Harborview Group, Inc.          12/22/98            .16 per share
1,380,392 warrants                    Harborview Group, Inc.          12/22/98            .2440 and .2448 per share
122,549                               Jennifer Brandenburg Smith      12/22/98            .16 per share
49,020 warrants                       Jennifer Brandenburg Smith      12/22/98            .2440 and .2448 per share
122,549                               Jo Sherrin Smith                12/22/98            .16 per share
49,020 warrants                       Jo Sherrin Smith                12/22/98            ..2440 and .2448 per share
612,745                               Joe Feshbach                    12/22/98            .16 per share
245,098 warrants                      Joe Feshbach                    12/22/98            .2440 and .2448 per share
382,965                               John Zimmerman                  12/22/98            .16 per share
153,186 warrants                      John Zimmerman                  12/22/98            .2440 and .2448 per share
61,274                                Matt Zimmerman                  12/22/98            .16 per share
24,508 warrants                       Matt Zimmerman                  12/22/98            .2440 and .2448 per share
306,372                               Myron Weiner                    12/22/98            .16 per share
122,508 warrants                      Myron Weiner                    12/22/98            .2440 and .2448 per share
122,549                               Robert Franklin Smith, Sr.      12/22/98            .16 per share
49,020 warrants                       Robert Franklin Smith, Sr.      12/22/98            .2440 and .2448 per share
306,372                               Russell Kuhn                    12/22/98            .16 per share
122,508 warrants                      Russell Kuhn                    12/22/98            .2440 and .2448 per share
122,549                               Shelly Marion Smith             12/22/98            .16 per share
49,020 warrants                       Shelly Marion Smith             12/22/98            .2440 and .2448 per share
306,372                               Victor Sherman                  12/22/98            .16 per share
122,508 warrants                      Victor Sherman                  12/22/98            .2440 and .2448 per share
370,370 shares                        Kwong Wai Au                    6-30-99             .27 per share
277,778 warrants                      Kwong Wai Au                    6-30-99             .324 and .378 per share
925,926 shares                        Michael Berman                  6-30-99             .27 per share
463,564 warrants                      Michael Berman                  6-30-99             .324 and .378 per share


555,556 shares                        Pak-Lin Law                     6-30-99             .27 per share
185,186 warrants                      Pak-Lin Law                     6-30-99             .324 and .378 per share
7% Convertible Debentures             Focus Investors LLC             8-3-99              $2,000,000 (aggregate)
1,000,000 warrants                    Focus Investors LLC             8-3-99              .2461 per share


--------------------------
(1) The 1,700,000 shares issued for consulting services on 5-24-95 and 6-23-95 have been valued at $0.11 per share.
(2) The 50,000 shares issued for consulting services on 9-4-96 and 2-26-97 have been valued at $0.50 per share and $0.41 per share, respectively.
(3) The conversions were made pursuant to the February 21, 1997 issuance of convertible debentures.
(4) The 100,000 shares issued for consulting services on 9-8-97 have been valued at $0.24 per share.
(5) The conversions were made pursuant to the October 1997 issuance of convertible debentures.
(6)  Granted pursuant to the Hirshman employment agreement.
(7) The 100,000 shares issued for consulting services on 8-12-98 have been valued at $0.21 per share.


                      [This Space Intentionally Left Blank]

Item 16. Exhibits and Financial Statement Schedules

(a)  Exhibits


Exhibit
Number       Description
-------      -----------

3.1          Articles of Incorporation of Advanced Viral Research Corp.(2)

3.2          Bylaws of Advanced Viral Research Corp., as amended(1)

3.3          Amendment to Articles of Incorporation of Advanced Viral Research Corp.(2)

4.1          Specimen Certificate of Common Stock(1)

4.2          Specimen Warrant Certificate(1)

4.3          Warrant Agreement between Advanced Viral and American Stock Transfer and Trust Company(1)

4.4          Forms of Common Stock Options and Agreements granted by Advanced Viral to TRM Management
             Corp.(5)

4.5          Form of Common Stock Option and Agreement granted by Advanced Viral to Plata Partners Limited
             Partnership(12)

4.6          Consulting Agreement, dated September 11, 1992, and Form of Common Stock granted by Advanced
             Viral to Leonard Cohen(6)

4.7          Addendum to Agreement granted by Advanced Viral to Shalom Z. Hirschman, M.D. dated March 24,
             1996(10)

4.8          Securities Purchase Agreement dated November 16, 1998, by and between Advanced Viral and RBB
             Bank AG.(11)(o)

4.9          7% Convertible Debenture dated November 16, 1998.(11)(o)

4.10         Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.20 per share.
             (11)(o)

4.11         Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.24 per share.
             (11)(o)

4.12         Securities Purchase Agreement dated December 22, 1998, by and between Advanced Viral and various purchasers.**

4.13         Form of Warrant dated December 22, 1998 to purchase shares of common stock of Advanced Viral at
             $0.2040 per share.**

4.14         Form of Warrant dated December 22, 1998 to purchase shares of common stock of Advanced Viral at
             $0.2448 per share.**



Exhibit
Number       Description
-------      -----------

4.15         Securities Purchase Agreement dated June 23, 1999, by and between Advanced Viral and various purchasers.*

4.16         Form of Warrant dated June 23, 1999 to purchase shares of common stock of Advanced Viral at
             $0.324 per share.*

4.17         Form of Warrant dated June 23, 1999 to purchase shares of common stock of Advanced Viral at
             $0.378 per share.*

4.18         Securities Purchase Agreement dated August 3, 1999, by and between Advanced Viral and Focus
             Investors, LLC.*

4.19         7% Convertible Debenture dated August 3, 1999.*

4.20         Form of Warrant dated August 3, 1999 to purchase 50,000 shares of common stock at $0.2461 per share.*

5.1          Opinion and Consent of the law firm of Berman Wolfe Rennert Vogel & Mandler, P.A.*

10.1         Declaration of Trust by Bernard Friedland and William Bregman in favor of Advanced Viral dated
             November 16, 1987(12)

10.2         Clinical Trials Agreement, dated September 19, 1990, between Clinique Medical Actuel and Advanced
             Viral(3)

10.3         Letter, dated March 15, 1991 to Advanced Viral from Health Protection Branch(3)

10.4         Agreement dated August 20, 1991 between TRM Management Corp. and Advanced Viral(11)(a

10.5         Lease dated December 18, 1991 between Bayview Associates, Inc. and Advanced Viral(4)

10.6         Lease Agreement, dated February 16, 1993 between Stortford Brickell Inc. and Advanced Viral(7)

10.7         Consulting Agreement dated February 28, 1993 between Leonard Cohen and Advanced Viral(8)

10.8         Medical Advisor Agreement, dated as of September 14, 1993, between Lionel Resnick, M.D. and
             Advanced Viral(11)(b)

10.9         Agreement, dated November 9, 1993, between Dormer Laboratories Inc. and Advanced Viral(12)

10.10        Exclusive Distribution Agreement, dated April 25, 1994, between C.U.R.E. Pharmaceutical Corp. and
             Advanced Viral(11)(c)

10.11        Exclusive Distribution Agreement, dated as of June 1, 1994, between C.U.R.E. Pharmaceutica Central
             Americas Ltd. and Advanced Viral(11)(d

10.12        Exclusive Distribution Agreement dated as of June 17, 1994 between DCT S.R.L. and Advanced Viral, as amended(11)(e)



Exhibit
Number       Description
-------      -----------

10.13        Contract, dated as of October 25, 1994 between Commonwealth Pharmaceuticals of the Channel
             Islands and Advanced Viral(11)(f)

10.14        Agreement dated May 24, 1995 between Advanced Viral and Deborah Silver(9)

10.15        Agreement dated May 29, 1995 between Advanced Viral and Shalom Z. Hirschman, M.D.(9)

10.16        Exclusive Distribution Agreement, dated as of June 2, 1995, between AVIX International
             Pharmaceutical Corp. and Advanced Viral(12)

10.17        Supplement to Exclusive Distribution Agreement, dated November 2, 1995 with Commonwealth
             Pharmaceuticals(12)

10.18        Exclusive Distributorship & Limited License Agreement, dated December 28, 1995, between AVIX
             International Pharmaceutical Corp., Beijing Unistone Pharmaceutical Co., Ltd. and Advanced
             Viral(11)(g)

10.19        Modification Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp.
             and Advanced Viral(11)(g)

10.20        Agreement dated April 1, 1996, between DCT S.R.L. and Advanced Viral(11)(h)

10.21        Addendum, dated as of March 24, 1996, to Consulting Agreement between Advanced Viral and
             Shalom Z. Hirschman, M.D.(10)

10.22        Addendum to Agreement, dated July 11, 1996, between AVIX International Pharmaceutical Corp. and
             Advanced Viral(11)(i)

10.23        Employment Agreement, dated October 17, 1996, between Advanced Viral and Shalom Z. Hirschman,
             M.D.(11)(j)

10.24        Lease, dated February 7, 1997 between Robert Martin Company, LLC and Advanced Viral(12)

10.25        Copy of Purchase and Sale Agreement, dated February 21, 1997 between Advanced Viral and Interfi
             Capital Group(11)(k)

10.26        Material Transfer Agreement-Cooperative Research And Development Agreement, dated March 13,
             1997, between National Institute of Health, Food and Drug Administration and the Centers for Disease
             Control and Prevention(11)(l)

10.27        Copy of Purchase and Sale Agreement, dated September 26, 1997 between Advanced Viral and RBB
             Bank AG.(11)(m)

10.28        Copy of Extension to Materials Transfer Agreement-Cooperative Research and Development
             Agreement, dated March 4, 1998, between National Institute of Health, Food and Drug Administration
             and the Centers for Disease Control and Prevention.(13)



Exhibit
Number       Description
-------      -----------

10.29        Amended and Restated Employment Agreement dated July 8, 1998 between Advanced Viral and
             Shalom Z. Hirschman, M.D.(11)(n)

10.30        Agreement between Advanced Viral and Angelo Chinnici, M.D. dated July 1, 1999.(14)

10.31        Consulting Agreement between Advanced Viral and GloboMax LLC dated January 18, 1999.(14)|

10.32        Registration Rights Agreement dated August 3, 1999 between Advanced Viral Research and Focus
             Investors LLC.*

21.1         Subsidiaries of Registrant -- Advance Viral Research Limited, a Bahamian corporation.

23.1         Consent of Rachlin Cohen & Holtz, Independent Certified Public Accountants*

23.2         Consent of the law firm of Berman Wolfe Rennert Vogel & Mandler, P.A. (See Exhibit 5.1).

27.1         Financial Data Schedule for Advanced Viral as of and for the Three Months March 31, 1999.*


*      Filed herewith.
**     Previously filed.
1. Documents incorporated by reference herein to certain exhibits our registration statement on Form S-1, as amended, File No. 33-33895, filed with the Securities and Exchange Commission on March 19, 1990.
2. Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-18, File No. 33-2262-A, filed with the Securities and Exchange Commission on February 12, 1989.
3. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1990.
4. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for period ended March 31, 1991.
5. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1991.
6. Documents incorporated by reference herein to certain exhibits to our report on Form 10-Q for the period ended September 30, 1992.
7. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992.
8. Documents incorporated by reference herein to certain exhibits to our report on Form 10-QSB for the period ended March 31, 1993.
9. Documents incorporated by reference herein to certain exhibits to our report on Form 10-QSB for the period ended June 30, 1995.
10. Documents incorporated by reference herein to certain exhibits to our report on Form 10-QSB for the period ended March 31, 1996.
11. Incorporated by reference herein to our Reports on Form 8-K and Exhibits thereto as follows:
       (a)    A report on Form 8-K dated January 3, 1992.

       (b)    A report on Form 8-K dated September 14, 1993.
       (c)    A report on Form 8-K dated April 25, 1994.
       (d)    A report on Form 8-K dated June 3, 1994.
       (e)    A report on Form 8-K dated June 17, 1994.
       (f)    A report on Form 8-K dated October 25, 1994.
       (g)    A report on Form 8-K dated December 28, 1995.
       (h)    A report on Form 8-K dated April 22, 1996.
       (i)    A report on Form 8-K dated July 12, 1996.
       (j)    A report on Form 8-K dated October 17, 1996.
       (k)    A report on Form 8-K dated February 21, 1997.
       (l)    A report on Form 8-K dated March 25, 1997.
       (m)    A report on Form 8-K dated September 26, 1997.
       (n)    A report on Form 8-K dated July 21, 1998.
       (o)    A report on Form 8-K dated November 24, 1998.
12. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.
13. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.
14. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

(b)  Financial Statement Schedules

         All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provision described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Advanced Viral certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on August 30, 1999.



                                      ADVANCED VIRAL RESEARCH CORP.

                                      By: /s/ SHALOM Z. HIRSCHMAN, M.D.
                                          -------------------------------------
                                          Shalom Z. Hirschman, M.D.
                                          President and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed herein below by the following persons in the capacities and on the dates indicated.


Signature                                     Title                                    Date
---------                                     -----                                    ----


/s/ Shalom Z. Hirschman, M.D                  President and Chief                      August 30, 1999
-----------------------------------           Executive Officer and director
Shalom Z. Hirschman, M.D.


/s/ Bernard Friedland                         Chairman of the Board and                August 30, 1999
-----------------------------------           director
Bernard Friedland


/s/ William Bregman                           Secretary-Treasurer,                     August 30, 1999
-----------------------------------           Principal Financial and
William Bregman                               Accounting Officer, director


/s/ Louis J. Silver                           director                                 August 30, 1999
-----------------------------------
Louis J. Silver


                                      II-13

                                INDEX TO EXHIBITS


Exhibit
Number      Description
------      -----------

4.15        Securities Purchase Agreement dated June 23, 1999, by and between Advanced
            Viral and various purchasers.
4.16        Form of Warrant dated June 23, 1999 to purchase shares of common stock of
            Advanced Viral at $0.324 per share.
4.17        Form of Warrant dated June 23, 1999 to purchase shares of common stock of
            Advanced Viral at $0.378 per share.
4.18        Securities Purchase Agreement dated August 3, 1999, by and between
            Advanced Viral and Focus Investors, LLC.
4.19        7% Convertible Debenture dated August 3, 1999.
4.20        Form of Warrant dated August 3, 1999 to purchase 50,000 shares of common stock at $0.2461 per share.
5.1         Opinion and Consent of the law firm of Berman Wolfe Rennert Vogel &
            Mandler, P.A.
10.32       Registration Rights Agreement dated August 3, 1999 between Advanced Viral
            Research and Focus Investors LLC.
23.1        Consent of Rachlin Cohen & Holtz, Independent Certified Public Accountants
27.1        Financial Data Schedule for Advanced Viral as of and for the Six Months Ended
            June 30, 1999

